As filed with the Securities and Exchange Commission on March 30, 2021
Registration No. 333-253193

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Macquarie Infrastructure Holdings, LLC
(Exact Name of Registrant as Specified in Its Charter)
Delaware	43-2052503
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
125 West 55th Street
New York, NY 10019
(212) 231-1000
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)
Michael Kernan, Esq.
General Counsel and Secretary
125 West 55th Street
New York, NY 10019
(212) 231-1000
(Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)
Copy to:
Morton A. Pierce, Esq.
Michelle B. Rutta, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 819-8200
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and upon completion of the transactions described in the enclosed proxy statement/prospectus.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section (7)(a)(2)(B) of the Securities Act.
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)
Common units representing limited liability company interests in Macquarie Infrastructure Holdings, LLC	87,505,452	N/A	$2,691,667,703	$293,660.95

(1)
Based upon the number of common units representing limited liability company interests in Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company (“Holdings LLC” and, such interests, “common units”), expected to be issued to the existing holders of shares of common stock of Macquarie Infrastructure Corporation, a Delaware corporation (“MIC Corp.” and, such stock, “common stock”), upon consummation of the transactions described in the enclosed proxy statement/prospectus and based on the number of shares of common stock issued and outstanding on March 29, 2021.

(2)
The proposed maximum aggregate offering price of the common units was calculated based upon the market value of shares of common stock in accordance with Rules 457(c) and 457(f) under the Securities Act as follows: (a) $30.76, the average of the high and low prices per share of common stock on March 25, 2021, as reported on the New York Stock Exchange, multiplied by (b) 87,505,452, the estimated maximum number of shares of common stock that may be converted into common units upon consummation of the transactions described in the enclosed proxy statement/prospectus.

(3)
Computed pursuant to Rules 457(f)(1) and 457(c) of the Securities Act, based on a rate of $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

(4)
A registration fee of $297,585.28 was previously paid in connection with the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Macquarie Infrastructure Holdings, LLC may not sell the securities described in this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and Macquarie Infrastructure Holdings, LLC is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED MARCH 30, 2021
PROPOSED REORGANIZATION — YOUR VOTE IS VERY IMPORTANT
Dear Macquarie Infrastructure Corporation Shareholder:
On behalf of the board of directors of Macquarie Infrastructure Corporation (“MIC Corp.”), you are cordially invited to attend a special meeting of our shareholders to be held on May 6, 2021 at 3:00 p.m., Eastern time, in virtual format. Due to the ongoing and widespread impact of the coronavirus and to support the health and well-being of our shareholders, board, management and staff, this meeting will be a “virtual meeting” of shareholders, that is, you may participate solely “by means of remote communication.” Enclosed you will find the notice of special meeting, proxy statement/prospectus and proxy card.
The board of directors of MIC Corp. has approved an agreement and plan of merger, dated as of March 30, 2021 (the “merger agreement”), by and among MIC Corp., Macquarie Infrastructure Holdings, LLC (“Holdings LLC”), a recently formed Delaware limited liability company and a wholly-owned subsidiary of MIC Corp., and Plum Merger Sub, Inc., a recently formed Delaware corporation and direct wholly-owned subsidiary of Holdings LLC (“Merger Sub”), providing for Merger Sub to merge with and into MIC Corp., currently a publicly-traded Delaware corporation, whereupon the separate corporate existence of Merger Sub will cease and MIC Corp. will be the surviving entity of the merger (the “merger”), resulting in MIC Corp. becoming a wholly-owned subsidiary of Holdings LLC, which will become publicly-traded as a result of the transactions described herein, subject to the satisfaction of certain closing conditions (including the approval of MIC Corp.’s shareholders). Upon the effectiveness of the merger, MIC Corp. common stock will be converted into Holdings LLC common units and stock certificates representing MIC Corp. common stock immediately prior to the merger will be deemed to represent Holdings LLC common units without an exchange of certificates. The number of Holdings LLC common units you will own following the consummation of the merger will be the same as the number of shares of common stock of MIC Corp. that you own immediately prior to the merger, and your relative economic ownership in the company will remain unchanged. We expect that Holdings LLC will issue 87,505,452 common units, based on the number of outstanding shares of MIC Corp. common stock as of March 29, 2021.
Following the consummation of the merger, it is anticipated that a direct subsidiary of MIC Corp. will distribute all of the limited liability company interests in MIC Hawaii Holdings, LLC (“MIC Hawaii”) to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC (these distributions, the “Hawaii distribution” and, together with the merger, the “reorganization”). MIC Hawaii holds the businesses comprising MIC Corp.’s MIC Hawaii business segment.
Following the reorganization, it is anticipated that Holdings LLC will directly own (i) MIC Corp., which will continue to own the businesses comprising its Atlantic Aviation business segment and other assets currently owned by MIC Corp., and (ii) MIC Hawaii. MIC Corp.’s current management, including all directors and officers, will assume identical positions with Holdings LLC. In addition, Macquarie Infrastructure Management (USA) Inc., the manager of MIC Corp., will serve as the external manager of Holdings LLC on the same terms as it serves MIC Corp. We will apply to list Holdings LLC’s common units to trade on the NYSE under the ticker symbol “MIC” as of the effective time of the merger (i.e., the acceptance of the certificate of merger by the Secretary of State of Delaware or at a later time if so specified in the certificate of merger).
The board of directors of MIC Corp. has determined that the merger agreement and the merger and the Hawaii distribution on the terms and conditions described herein, are advisable and in the best interests of MIC Corp. and its shareholders, and has unanimously approved the merger and the Hawaii distribution. You are only being asked to vote on the adoption of the merger agreement. Shareholder approval is required for the adoption of the merger agreement but is not required for the Hawaii distribution. If shareholders do not approve the adoption of the merger agreement, the Hawaii distribution will not occur. The board of directors of MIC Corp. recommends that you vote FOR the adoption of the merger agreement (the “merger proposal”) and FOR the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).
The board of directors of MIC Corp. believes that the reorganization is beneficial because, as further described herein, it will provide flexibility to pursue the sale or sales of MIC Corp.’s remaining operating businesses in any sequence without altering the after-tax net proceeds to shareholders on the sale of our Atlantic Aviation business. Under our current corporate structure, a tax-efficient sale of the Atlantic Aviation business would require that such sale is consummated after the sale of MIC Hawaii, which in turn would require approval from the Hawaii Public Utilities Commission (“HPUC”). Accordingly, under our current structure, the uncertainty and unknown length of time associated with the HPUC approval for a sale of MIC Hawaii could result in a significant delay to achieve a tax-efficient sale of our Atlantic Aviation business. The reorganization would facilitate the tax-efficient sale of the Atlantic Aviation business before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders. The board currently anticipates implementing the reorganization following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed.
Your vote is very important.   MIC Corp. cannot consummate the merger unless, among other things, the holders of at least a majority of the voting power of MIC Corp. common stock issued and outstanding and entitled to vote thereon approve the merger proposal. MIC Corp. will hold a special meeting of shareholders (the “special meeting”) to vote on the approval of the merger proposal and the adjournment proposal. The special meeting will be held at the date and time set forth below unless adjourned or postponed. Regardless of whether you plan to attend the special meeting, please take the time to submit your proxy by completing and mailing the enclosed proxy card. If you hold your shares through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.
The board of directors of MIC Corp. recommends that you vote FOR the merger proposal and FOR the adjournment proposal.
Before casting your vote, please take the time to review carefully the accompanying proxy statement/prospectus, including the section entitled “Risk Factors” beginning on page 23 of the accompanying proxy statement/prospectus for a discussion of the risks relating to the merger.
On behalf of the board of directors and senior management of MIC Corp., I extend our appreciation for your participation and interest in MIC Corp.
Sincerely,
Martin Stanley Chairman of the Board of Directors	Norman H. Brown, Jr. Lead Independent Director
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or the transactions contemplated thereby, has passed upon the merits or fairness of the transactions contemplated thereby, or has passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.
MIC Corp. is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542, (“MBL”). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC Corp.
The accompanying proxy statement/prospectus is dated [•], 2021, and is first being mailed to MIC Corp.’s shareholders on or about [•], 2021.

MACQUARIE INFRASTRUCTURE CORPORATION
[•], 2021
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on May 6, 2021
Dear Shareholder:
You are cordially invited to attend the special meeting of shareholders of Macquarie Infrastructure Corporation (“MIC Corp.” and, such meeting, the “special meeting”), to be held on May 6, 2021 at 3:00 p.m., Eastern time, in virtual format, to consider and vote upon the following matters:
1.   A proposal to adopt the agreement and plan of merger, dated as of March 30, 2021 (as it may be amended from time to time, the “merger agreement”), by and among MIC Corp., Macquarie Infrastructure Holdings, LLC, a recently formed Delaware limited liability company (“Holdings LLC”), and Plum Merger Sub, Inc., a recently formed Delaware corporation (the “merger proposal”), providing for the merger of Merger Sub with and into MIC Corp., currently a publicly-traded Delaware corporation, whereupon the separate corporate existence of Merger Sub will cease and MIC Corp. will be the surviving entity of the merger (the “merger”), resulting in MIC Corp. becoming a wholly-owned subsidiary of Holdings LLC.
2.   A proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).
The proposed merger is being undertaken to cause MIC Corp. to become a subsidiary of Holdings LLC. The board of directors reserves the right to abandon or postpone the merger at any time prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived.
The foregoing matters are more fully described in the enclosed proxy statement/prospectus. The board of directors of MIC Corp. recommends that you vote FOR the merger proposal and FOR the adjournment proposal.
The record date for the special meeting is March 29, 2021 (the “record date”). Only shareholders of record at the close of business on March 29, 2021 are entitled to notice of, and to vote at, the special meeting and at any subsequent adjournments or postponements thereof. All shareholders of record as of the record date are cordially invited to attend the special meeting online. Due to the ongoing and widespread impact of the coronavirus and to support the health and well-being of our shareholders, board, management and staff, this meeting will be a “virtual meeting” of shareholders, meaning that you may participate solely “by means of remote communication.” Each shareholder of record who owns common stock of MIC Corp. (the “common stock”) on the record date and is present in person (which in this instance means presence at the virtual meeting) or represented by proxy is entitled to one vote for each share of common stock.
The share register will not be closed between the record date and the date of the special meeting. A list of the shareholders entitled to vote at the special meeting will be available for inspection during the ten days prior to the special meeting at our principal executive offices at 125 West 55th Street, New York, New York 10019 and will be available during the meeting at www.virtualshareholdermeeting.com/MIC21SM.
Your vote is very important. MIC Corp. cannot complete the merger unless, among other things, the holders of at least a majority of the shares of MIC Corp. common stock issued and outstanding and entitled to vote thereon vote to approve the merger proposal.
You will be able to attend the special meeting online, vote your shares electronically and submit questions during the special meeting, by visiting www.virtualshareholdermeeting.com/MIC21SM. You will need your 16-Digit Control Number to enter the special meeting in this manner. In addition, you may listen to the meeting via conference call at (USA) (844) 775-0017 or (International) 1-236-714-3310, passcode 3653458. Please note that you will not be able to submit questions or vote your shares via conference call. Regardless of whether you plan to attend the special meeting online, please take the time to submit your proxy by completing and mailing the enclosed proxy card. If you hold your shares through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares. If you fail to submit a proxy or to attend the special meeting online or do not provide your broker, bank or other nominee with instructions as to how to vote your shares, such action will have the effect of a vote “AGAINST” the merger proposal. If you fail to submit a proxy or to attend the special meeting online or do not provide your broker, bank or other nominee with instructions as to how to vote your shares, such action will not have an effect on a vote to approve the adjournment proposal.
Please read carefully the sections in the proxy statement/prospectus on attending and voting at the special meeting to ensure that you comply with any applicable requirements.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE ONLINE, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
The proxy statement/prospectus and the enclosed proxy card are available on our web site at
www.macquarie.com/mic under “Investor Center/Shareholder Meetings.”
By Order of the Board of Directors,
Michael Kernan
General Counsel and Secretary

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates by reference important business and financial information about MIC Corp. from other documents filed with the Securities and Exchange Commission (the “SEC”) that are not included or delivered with this proxy statement/prospectus. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 93 of this proxy statement/prospectus for a list of the documents incorporated by reference into this proxy statement/prospectus.
Documents incorporated by reference are available to you without charge upon oral or written request. You can obtain any of these documents by requesting them in writing or by telephone from MIC Corp. at the following address and telephone number:
Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
(212) 231-1000
To receive timely delivery of the requested documents in advance of the special meeting, you should make your request no later than April 29, 2021.
You may also obtain free copies of the documents filed by MIC Corp. with the SEC at the SEC’s website, www.sec.gov. Please visit the SEC’s website for additional information.
Information contained on MIC Corp.’s website and any other website is not incorporated by reference herein.
ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by Holdings LLC (File No. 333-253193), constitutes a prospectus of Holdings LLC under Section 5 of the Securities Act of 1933, as amended, with respect to the common units of Holdings LLC to be issued to shareholders of MIC Corp. in connection with the merger. This document also constitutes a notice of meeting and proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, with respect to the special meeting, at which MIC Corp.’s shareholders will be asked to consider and vote on the proposal to adopt the merger agreement.
You should rely only on the information contained in, or incorporated by reference into, this document. Neither MIC Corp. nor Holdings LLC has authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [•], 2021. The information contained in this document is accurate only as of that date or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this document to MIC Corp. shareholders nor the taking of any actions contemplated hereby by MIC Corp. or Holdings LLC at any time will create any implication to the contrary.

QUESTIONS AND ANSWERS
The following are some questions that you, as a shareholder of Macquarie Infrastructure Corporation (“MIC Corp.,” the “Company,” “we,” “our” and “us”) may have regarding the merger (as defined below) and brief answers to those questions. MIC Corp. urges you to carefully read the remainder of this proxy statement/prospectus because the information in this section may not provide all of the information that might be important to you with respect to the merger. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. All references in this proxy statement/prospectus to “Holdings LLC” refer to Macquarie Infrastructure Holdings, LLC, a recently formed Delaware limited liability company and a wholly-owned subsidiary of MIC Corp. and all references in this proxy statement/prospectus to “Merger Sub” refer to Plum Merger Sub, Inc., a recently formed Delaware corporation and direct wholly-owned subsidiary of Holdings LLC. The common stock of MIC Corp., par value $0.001 per share, is referred to as “common stock” in this proxy statement/prospectus and the common units representing limited liability company interests in Holdings LLC are referred to as “common units” in this proxy statement/prospectus. Holders of common stock are sometimes referred to in this proxy statement/prospectus as “you.” The special stock of MIC Corp., par value $0.001 per share, is referred to as “special stock” in this proxy statement/prospectus and the special units representing limited liability company interests in Holdings LLC are referred to as “special units” in this proxy statement/prospectus. Holders of common units and holders of common stock are sometimes referred to as “unitholders” or “shareholders” in this proxy statement/prospectus. Unless otherwise stated or the context otherwise implies, references in this proxy statement/prospectus to the “board of directors” refer to the board of directors of MIC Corp. The special meeting of shareholders of MIC Corp. is referred to as the “special meeting” in this proxy statement/prospectus.
Q:
Why is the Company proposing the reorganization and how will the reorganization benefit the Company and its shareholders?

A:
On October 31, 2019, in addition to the active management of MIC Corp.’s existing portfolio of businesses, MIC Corp. announced its intention to pursue strategic alternatives and has since been engaged in processes that could result in the sale of the Company or one or more of its operating businesses. In December 2020, the Company completed the sale of its International-Matex Tank Terminals business. The board of directors believes that the proposed reorganization will enhance its flexibility with respect to a sale of the Company or its remaining operating businesses by making it possible to sell the remaining operating businesses in any sequence and without altering the after-tax net proceeds to shareholders on the sale of our Atlantic Aviation business. Under our current corporate structure, a tax-efficient sale of the Atlantic Aviation business would require that such sale is consummated after the sale of MIC Hawaii, which in turn would require approval from the Hawaii Public Utilities Commission (“HPUC”). Accordingly, under our current structure, the uncertainty and unknown length of time associated with the HPUC approval for a sale of MIC Hawaii could result in a significant delay to achieve a tax-efficient sale of our Atlantic Aviation business. The reorganization would facilitate the tax-efficient sale of the Atlantic Aviation business before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline. See “Background of the Merger and Reorganization” and “Reasons for the Reorganization Including the Merger” beginning on pages 34 and 36, respectively, of this proxy statement/prospectus.

Q:
What will happen in the merger and reorganization?

A:
In the merger, Merger Sub will merge with and into MIC Corp., whereupon the separate corporate existence of Merger Sub will cease and MIC Corp. will be the surviving entity of the merger, resulting in MIC Corp. becoming a wholly-owned subsidiary of Holdings LLC, which will become publicly-traded as a result of the transactions described herein, subject to the satisfaction of certain closing conditions (including the approval of MIC Corp.’s shareholders). The merger will become effective upon the acceptance of the certificate of merger by the Secretary of State of Delaware or at a later time if so specified in the certificate of merger (the “effective time of the merger”). At the effective time of the merger, MIC Corp. common stock will be converted into Holdings LLC common units and stock certificates representing MIC Corp. common stock immediately prior to the merger will be deemed to represent Holdings LLC common units.

As part of the reorganization, following the consummation of the merger, it is anticipated that a direct subsidiary of MIC Corp., will distribute all of the limited liability company interests in MIC Hawaii Holdings, LLC (“MIC Hawaii”) to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC. MIC Hawaii owns the businesses comprising MIC Corp.’s MIC Hawaii business segment. We refer to these distributions as the “Hawaii distribution,” and the Hawaii distribution together with the merger is referred to as the “reorganization.” Following the Hawaii distribution, it is anticipated that Holdings LLC will directly own (i) MIC Corp., which will continue to own the businesses comprising its Atlantic Aviation business segment and other assets currently owned by MIC Corp., and (ii) MIC Hawaii.
Q:
What is the purpose of the special meeting?

A:
The shareholders are being asked to, among other things, consider and vote on a proposal to adopt the agreement and plan of merger, dated as of March 30, 2021 (as it may be amended from time to time, the “merger agreement”), a copy of which is attached as Annex A to this proxy statement/prospectus, providing for a merger of Merger Sub with and into MIC Corp. (the “merger”), with MIC Corp. surviving the merger as a wholly-owned subsidiary of Holdings LLC in accordance with the merger agreement. As a result of the merger, MIC Corp., currently a publicly traded Delaware corporation, will become a wholly-owned subsidiary of Holdings LLC, which will become publicly traded as a result of the transactions described herein. At the effective time of the merger, MIC Corp. common stock will be converted into Holdings LLC common units and stock certificates representing MIC Corp. common stock immediately prior to the merger will be deemed to represent Holdings LLC common units. The number of Holdings LLC common units you will own following the consummation of the merger will be the same as the number of shares of MIC Corp. common stock you own immediately prior to the merger, and your relative economic interest in the company will remain unchanged. The holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon must approve the proposal to adopt the merger agreement before the merger can occur.

Q:
What proposals are to be considered and voted upon at the special meeting?

A:
Shareholders are being asked to consider and vote upon:

1.
a proposal to adopt the merger agreement (the “merger proposal”); and

2.
a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal (the “adjournment proposal”).

These proposals are more fully described in the sections entitled “The Merger Proposal” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 37, and 46, respectively, of this proxy statement/prospectus.
Q:
Why am I receiving this proxy statement/prospectus?

A:
You are receiving this proxy statement/prospectus and enclosed proxy card because, at the close of business on March 29, 2021 (the “record date”), you owned common stock of MIC Corp. Only shareholders of record at the close of business on the record date will be entitled to receive notice of and vote at the special meeting. This proxy statement/prospectus describes in detail the proposals on which MIC Corp. would like you, as a shareholder, to vote. It also provides you with important information about such proposals to enable you to make an informed decision as to whether to vote your common stock for the matters described herein.

Q:
How will being a Holdings LLC unitholder be different from being a MIC Corp. shareholder?

A:
The number of Holdings LLC common units you will own following the consummation of the merger will be the same as the number of shares of MIC Corp. common stock you own immediately prior to the merger, and your relative economic interest in the company will remain unchanged. As the owner of common units of Holdings LLC, your rights will be governed by the Limited Liability Company Act of the State of Delaware (the “DLLCA”), and the Amended and Restated Limited Liability Company Agreement of Holdings LLC (the “LLC Agreement”).

Upon the merger, the governing documents of Holdings LLC, and all of the rights and obligations of the directors and officers of Holdings LLC, will be substantially similar to those of MIC Corp. prior to the merger and your rights as a unitholder of Holdings LLC will be substantially similar to your rights as a shareholder of MIC Corp., including rights as to voting and distributions, except as described in “Description of Units of Holdings LLC” and “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on pages 47 and 55, respectively, of this proxy statement/prospectus.
Further, as a result of Holdings LLC’s limited liability company structure following the consummation of the merger, provided that the qualifying income exception is met, you will be treated as owning an interest in a pass-through entity, rather than stock in a corporation, for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 77 of this proxy statement/prospectus.
Q:
What will shareholders receive as a result of the merger?

A:
If the merger is completed, (i) each of your currently owned shares of MIC Corp. common stock will automatically be converted into one common unit of Holdings LLC, and (ii) each share of special stock owned by Macquarie Infrastructure Management (USA) Inc., the external manager of MIC Corp. (the “manager”), will be automatically converted into one special unit representing a limited liability company interest in Holdings LLC (a “special unit”). Holdings LLC is not granting any additional rights to the manager through the LLC Agreement or the special units.

Q:
Will the operations, businesses, management or capital of MIC Corp. change as a result of the merger?

A:
No. Following the consummation of the merger, Holdings LLC will be managed by a board of directors with the same directors, and have the same officers and senior management personnel, as MIC Corp. immediately prior to the merger. The merger will result in no substantive changes in the operations, business, management, or total assets of the Company. Holdings LLC will have the same authorized capital and the same number of outstanding equity interests as MIC Corp. and the proportionate ownership interests in Holdings LLC following the consummation of the merger will be the same as in MIC Corp. prior to the merger (in each case, other than as a result of any MIC Corp. common stock subject to validly perfected appraisal rights (see “The Merger Proposal — Appraisal Rights in Connection with the Merger” beginning on page 40 of this proxy statement/prospectus)). In addition, the manager will continue to serve as the external manager of Holdings LLC on the same terms as it serves MIC Corp. Concurrently with the merger, Holdings LLC will become a party to the management services agreement that governs the manager’s provision of management services to MIC Corp. and the disposition agreement that MIC Corp. and MIC Ohana Corporation, a direct wholly-owned subsidiary of MIC Corp., entered into with the manager in connection with MIC Corp.’s determination to pursue strategic alternatives. In the merger, each share of special stock owned by the manager will be automatically converted into one special unit of Holdings LLC.

We will apply to have the common units of Holdings LLC listed on the New York Stock Exchange under the symbol “MIC” at the effective time of the merger.
Q:
What other transactions are being contemplated as part of the reorganization?

A:
Following the consummation of the merger, it is anticipated that the Hawaii distribution will be completed. Pursuant to the Hawaii distribution, a direct subsidiary of MIC Corp. will distribute all of the limited liability company interests in MIC Hawaii to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC, so that MIC Hawaii will become a direct wholly-owned subsidiary of Holdings LLC.

Q:
What vote is required to approve the merger proposal?

A:
Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. You may vote FOR or AGAINST or you may ABSTAIN from voting on the merger proposal. An abstention, a failure to submit a proxy or to attend the special meeting online or a broker non-vote will have the effect of a vote AGAINST the merger proposal.
Q:
What vote is required to approve the adjournment proposal?

A:
Approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the voting power of the shares of common stock issued and outstanding and present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon. You may vote FOR or AGAINST or you may ABSTAIN from voting on the adjournment proposal. An abstention will have the effect of a vote AGAINST the adjournment proposal. A failure to submit a proxy or to attend the special meeting online or a broker non-vote will not have an effect on a vote to approve the adjournment proposal.

Q:
What is the quorum required to vote on the merger proposal and the adjournment proposal?

A:
Under the MIC Corp. certificate of incorporation and the bylaws, the shareholders present in person (which in this instance means presence at the virtual meeting) or represented by proxy holding a majority of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders of MIC Corp. Shareholders of record of common stock as of the record date are the only shareholders entitled to vote at the special meeting. Common stock represented by proxies that are marked “abstain” will be counted as present for purposes of determining the presence of a quorum. A failure to submit a proxy or to attend the special meeting online or a broker non-vote will not be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding common stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. The merger proposal and the adjournment proposal described in this proxy statement/prospectus are “non-discretionary” items, which means that your common stock may not be voted on by brokers, banks, or other nominees unless they receive specific instructions from you.

If the persons present in person (which in this instance means presence at the virtual meeting) or represented by proxies at the special meeting do not constitute a majority of the holders of outstanding common stock entitled to vote as of the record date, the board of directors will adjourn or postpone the special meeting to a later date. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice.
Q:
Who is entitled to vote on the merger proposal and the adjournment proposal?

A:
All shareholders of record who owned common stock at the close of business on the record date are entitled to vote on the merger proposal and the adjournment proposal and are being asked to vote.

Q:
How did the board of directors vote on the merger proposal?

A:
The board of directors unanimously approved the merger proposal. However, the merger will not occur unless and until the merger proposal has been approved by the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon and certain other conditions to the merger proposal are satisfied or waived. The board of directors reserves the right to abandon or postpone the merger at any time prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders. The board of directors currently anticipates implementing the reorganization following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed. If the merger proposal is approved at the special meeting, then MIC Corp. does not intend to call a vote to adjourn the special meeting to solicit additional proxies.

Q:
What will be the U.S. federal income tax consequences of the merger?

A:
The merger generally is expected to be treated for U.S. federal income tax purposes as a contribution by the shareholders of their MIC Corp. common stock to Holdings LLC in exchange for common units of Holdings LLC in a tax-deferred transaction in which the MIC Corp. shareholders generally are not expected to recognize any taxable gain or loss. However, certain subsequent transactions could affect this tax-deferred treatment. For further discussion, see “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Tax-Deferred Transaction” beginning on page 78 of this proxy statement/prospectus. The merger is not expected to be a taxable event for Holdings LLC.

You are urged to read “Material U.S. Federal Income Tax Considerations” beginning on page 77 of this proxy statement/prospectus, and consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your particular circumstances.
Q:
Will Holdings LLC be subject to U.S. federal income tax after the merger?

Provided that Holdings LLC is treated as a partnership and not a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, it generally will not pay federal income tax on its income in the future, though it will have certain withholding tax obligations, as described below under “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Units of Holdings LLC” beginning on page 80 of this proxy statement/prospectus. Instead, Holdings LLC’s items of income, gain, loss, deduction or credit generally will be allocated among the holders of the common units for inclusion in their separate income tax returns on a current basis, without regard to whether such shareholders receive a corresponding cash distribution. Assuming Holdings LLC’s activities are limited to holding interests in entities that are treated as corporations for U.S. federal income tax purposes, you are not expected to recognize any such income, gain, loss, deduction or credit unless Holdings LLC receives a distribution from MIC Corp. or any other subsidiary (including pursuant to the Hawaii distribution, as discussed further below) or otherwise sells any asset in a taxable transaction.
You are urged to read “Material U.S. Federal Income Tax Considerations” beginning on page 77 of this proxy statement/prospectus, and consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your particular circumstances.
Q:
What will be the U.S. federal income tax consequences of the Hawaii distribution?

A:
The Hawaii distribution is expected to be treated for U.S. federal income tax purposes as a taxable distribution in an amount equal to the fair market value of the limited liability interests in MIC Hawaii distributed. Such distribution will be taxable as a dividend to the extent of MIC Corp.’s current or accumulated earnings and profits and such taxable dividend will be allocated pro rata to the holders of Holdings LLC common units. In general, to the extent such distribution is not treated as a dividend (because such distribution exceeds MIC Corp.’s current or accumulated earnings and profits), the excess amount of such distribution will be treated (a) as a nontaxable return of capital, equal to the amount of a holder’s indirect tax basis in the MIC Corp. common stock, which generally will be such holder’s tax basis in MIC Corp. common stock at the time that it contributed such MIC Corp. common stock to Holdings LLC in the merger, and then (b) as taxable capital gain to that holder for any remaining portion of the distribution. Holders of common units may not receive a cash distribution from Holdings LLC to cover their tax liability associated with the Hawaii distribution.

You are urged to read “Material U.S. Federal Income Tax Considerations” beginning on page 77 of this proxy statement/prospectus, and consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your particular circumstances.

Q:
What conditions are required to be fulfilled to consummate the merger?

A:
MIC Corp. may not consummate the merger unless certain specified conditions, including those described in the merger agreement, are satisfied or waived. These conditions are:

•
the approval of the merger proposal and the adoption of the merger agreement by Holdings LLC as the sole shareholder of Merger Sub;

•
the registration statement, of which this proxy statement/prospectus is a part, having been declared effective by the Securities and Exchange Commission (the “SEC”) and not being the subject of any stop order or any proceeding seeking a stop order;

•
the common units being approved for listing on the New York Stock Exchange (“NYSE”) (or similar U.S. stock exchange), subject to official notice of issuance;

•
the receipt of any waivers, consents or amendments required under MIC Corp.’s contracts, licenses and permits in connection with the reorganization;

•
the board of directors not having revoked its recommendation that the shareholders vote in favor of the merger proposal;

•
the prior approval of the reorganization by the Hawaii Public Utilities Commission (the “HPUC”) not having been revoked or enjoined and the receipt by MIC Corp. of any other required regulatory approvals; and

•
the absence of any order, injunction, decree or other legal restraint or prohibition preventing consummation of the reorganization.

The board of directors cannot assure you that the required conditions will be satisfied or waived or that the merger will occur. In addition, the board of directors reserves the right to abandon or postpone the merger at any time prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders. The board of directors currently anticipates implementing the reorganization following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed. For a more complete description of the conditions that must be satisfied or waived prior to the effective time of the merger, see the section entitled “The Merger Proposal — Conditions to Completion of the Merger” beginning on page 39 of this proxy statement/prospectus.
Q:
Are MIC Corp.’s shareholders entitled to appraisal rights?

A:
Yes. As a holder of MIC Corp. common stock, if you do not vote in favor of the merger proposal, you are entitled to exercise appraisal rights under Delaware law in connection with the merger by taking certain actions and meeting certain conditions. See “The Merger Proposal — Appraisal Rights in Connection with the Merger” beginning on page 40 of this proxy statement/prospectus. In addition, a copy of Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) is attached to this document as Annex C.

Q:
Are there risks associated with the merger that I should consider in deciding how to vote?

A:
Yes. You should carefully read the detailed description of risks associated with the merger, including the differences that arise from owning interests in a limited liability company rather than shares in a corporation, as described under the sections entitled “Risk Factors” and “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on pages 23 and 55, respectively, of this proxy statement/prospectus.

Q:
How does the board of directors recommend that I vote?

A:
The board of directors has reviewed the merger proposal, on the terms and conditions described herein, and the adjournment proposal and believes that approval of such proposals is in the best interests of the shareholders. The board of directors recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal, if necessary or appropriate.

For a more complete description of the recommendations of the board of directors, see the sections entitled “The Merger Proposal — Recommendation of the Board of Directors” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 38 and 46, respectively, of this proxy statement/prospectus.
Q:
What is a broker non-vote?

A:
A broker non-vote occurs when a broker, bank or other nominee, in nominee name or otherwise submits a proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed common stock. Under the rules of the NYSE, if you are a beneficial owner and hold your common stock in “street name,” you must give your broker, bank or other nominee specific voting instructions for your common stock by the deadline provided in order to ensure your common stock is voted in the way you would like in order to avoid a broker non-vote. The merger proposal and the adjournment proposal are “non-discretionary” items and brokers, banks or other nominees cannot vote your common stock on the merger proposal or the adjournment proposal in their discretion unless they receive specific voting instructions from you.

Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you do not indicate how your common stock should be voted, common stock represented by your properly completed proxy will be voted as the board of directors recommends and therefore will be voted “FOR” the merger proposal and “FOR” the adjournment proposal. However, if your common stock is held in “street name” and you do not provide your broker, bank or other nominee specific instructions on how to vote your common stock your proxy will not be voted.

Q:
Who will count the votes?

A:
All votes will be tabulated by Broadridge Financial Services, Inc., the proxy tabulator and inspector of the election, appointed for the special meeting. Broadridge Financial Services, Inc. will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Q:
Is MIC Corp. paying for the cost of this proxy statement/prospectus?

A:
The cost of the solicitation of proxies, including the preparation, printing, and mailing of this proxy statement/prospectus and the proxy card will be borne by MIC Corp. In addition to the solicitation of proxies by mail, solicitation may be made by certain officers of MIC Corp. by telephone, facsimile or other means. These officers will receive no additional compensation for such solicitation. MIC Corp. will reimburse banks, brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.

MIC Corp. has engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting and estimates it will pay Okapi Partners LLC a fee of approximately $15,000. MIC Corp. has also agreed to reimburse Okapi Partners LLC for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners LLC against certain losses, costs and expenses.
Q:
What do I need to attend the special meeting?

A:
You will be able to attend the special meeting online, vote your shares electronically and submit questions during the special meeting, by visiting www.virtualshareholdermeeting.com/MIC21SM. A list of shareholders entitled to vote will also be available online during the special meeting on the website hosting the special meeting. You will need your 16-Digit Control Number to enter the special meeting in this manner. In addition, you may listen to the meeting via conference call at (USA) (844) 775-0017 or (International) 1-236-714-3310, passcode 3653458. Please note that you will not be able to submit questions or vote your shares via conference call. If you hold common stock in “street name” and would like to attend the special meeting, you will also need to obtain a valid “legal proxy,” which you can obtain from your broker, bank or other nominee through which you hold your common stock. If you are voting on behalf of another person, including a legal entity, in addition to the above, MIC Corp. must also have received by 11:59 P.M. (Eastern Time) on May 5, 2021, a duly executed proxy from the shareholder of record or beneficial owner appointing you as proxy.
Q:
How do I vote my shares?

A:
If you are a shareholder of record, you have three options for submitting your vote before the special meeting:

•
By Internet.   The web address for Internet voting can be found on the enclosed proxy card or the Notice. Internet voting is available 24 hours a day. Instructions for voting over the Internet can be found in the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time) the day before the special meeting.

•
By Telephone.   The number for telephone voting can be found on the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by telephone. Telephone voting is available 24 hours a day.

•
By Mail.    Complete, sign and date the proxy card and return it using the postage-paid return envelope provided.

MIC CORP. MUST RECEIVE YOUR PROXY BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 5, 2021. IF MIC CORP. DOES NOT RECEIVE YOUR PROXY BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN SUCH CASE, UNLESS YOU ATTEND THE SPECIAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.
The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly. MIC Corp. has been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. When voting by Internet or telephone, you should understand that, while neither MIC Corp. nor any third party proxy service providers charge fees for voting by Internet or telephone, there may nevertheless be costs, such as usage charges from Internet access providers and telephone companies, which must be borne by you.
Your proxy will be voted as you direct in your proxy. If shareholders of record who submit a properly completed proxy do not indicate how their shares should be voted on a matter, the shares represented by their proxy will be voted (unless properly withdrawn) as the board of directors recommends. The board of directors recommends:
•
a vote “FOR” the adoption of the merger agreement; and

•
a vote “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal.

If your shares are held in street name and you wish to attend the special meeting and personally vote your shares held in street name, you must obtain a legally sufficient proxy from your nominee authorizing you to vote your shares held in street name. If your shares are held in a brokerage account, you will receive a full meeting package, including a voting instructions form to vote your shares. If you do not receive a request for voting instructions from your nominee in advance of the special meeting, MIC Corp. recommends that you directly contact your nominee to determine how to cause your shares to be voted as you wish. Your brokerage firm may permit you to provide voting instructions by Internet or by telephone.

If your shares are held in “street name” and you do not instruct your bank, broker or other nominee on how to vote your shares, your proxy will not be voted.
Q:
How do I revoke my proxy?

A:
You may revoke or change your proxy before the special meeting by:

•
subsequently executing and mailing a new proxy card that is dated a later date and which is received no later than the deadline specified on the proxy card;

•
subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;

•
giving written notice of revocation to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, that is received no later than 11:59 P.M. (Eastern Time) on May 5, 2021; or

•
voting online at the special meeting.

Your attendance at the special meeting online without voting will not automatically revoke your proxy.
If you need an additional proxy card and are a shareholder of record, please contact:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Fl
New York, NY 10036
Office: +1 212 297-0721
Banks and Brokers Call Collect: +1 (212) 297-0720
All Others Call Toll Free: +1 (877) 629-6357 (toll free)
Email: info@okapipartners.com
Q:
Should I send in my stock certificates now?

A:
No. Following the consummation of the merger, each outstanding certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock will be deemed for all purposes to represent the same number of Holdings LLC common units pursuant to the merger agreement. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger. New Holdings LLC certificates (or evidence of shares in book-entry form) will be issued if (and only if) certificates representing MIC Corp. common stock are presented for exchange or transfer following the consummation of the merger. PLEASE DO NOT SEND ANY SHARE CERTIFICATES. See “The Merger Proposal — The Merger.”

Q:
How do I receive my documents as a shareholder if I share an address?

A:
If you are the beneficial owner, but not the shareholder of record, of common stock, the broker, bank or other nominee through which you hold your shares may only deliver one copy of this proxy statement/prospectus and enclosed proxy card to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. MIC Corp. will deliver promptly, upon written or oral request, to a shareholder at a shared address to which a single copy of the documents was delivered a copy of this proxy statement/prospectus. A shareholder who wishes to receive a separate copy of this proxy statement/prospectus or enclosed proxy card, now or in the future, should submit this request by writing to Macquarie Infrastructure Corporation, Attention: Investor Relations, 125 West 55th Street, New York, New York 10019, or by calling (212) 231-1825. If you are a beneficial owner and would like to receive a separate copy of this proxy statement/prospectus or enclosed proxy card, please contact the broker, bank or other nominee through which you hold your shares. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will also need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Q:
Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

A:
First, you may have various accounts that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker. Your broker will send you a proxy card or voting instructions form for these shares. You should vote on each proxy card or voting instructions from which you receive and mail it to the address shown on the applicable proxy card or form.

Q:
Whom do I call if I have questions?

A:
You should call Okapi Partners LLC, MIC Corp.’s proxy solicitor, toll-free at +1 (887) 629-6357 with any questions about the merger proposal, or to obtain additional copies of this proxy statement/prospectus or additional proxy cards.

SUMMARY
The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as a shareholder. Accordingly, you are encouraged to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 93 of this proxy statement/prospectus.
Parties Involved in the Merger
MIC Corp.
MIC Corp. is a Delaware corporation. MIC Corp. is a non-operating holding company that owns and operates businesses that provide services to corporations, government agencies and individual customers in the United States. Common stock of MIC Corp. trades on the NYSE under the symbol “MIC.”
In October 2019, in addition to the active management of MIC Corp.’s existing portfolio of businesses, the board of directors of MIC Corp. resolved to pursue strategic alternatives including potentially a sale of MIC Corp. or its operating businesses as a means of unlocking additional value for shareholders. In December 2020, MIC Corp. completed the sale of its International-Matex Tank Terminals (“IMTT”) business and distributed a substantial portion of the net proceeds from the sale to shareholders in a special dividend of $11.00 per share paid on January 8, 2021. The remaining operating businesses of MIC Corp. comprise principally the Atlantic Aviation business and the MIC Hawaii business.
Additional information about MIC Corp. and its subsidiaries is included in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 93 of this proxy statement/prospectus.
MIC Corp. is proposing the merger in connection with its efforts to sell MIC Corp. and its remaining operating businesses. Following the consummation of the merger, it is anticipated that a direct subsidiary of MIC Corp., will distribute all of the limited liability company interests in MIC Hawaii Holdings, LLC (“MIC Hawaii”) to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC. MIC Hawaii owns the businesses comprising MIC Corp.’s MIC Hawaii business segment. These distributions are referred to as the “Hawaii distribution.” The merger and the Hawaii distribution, taken together, are referred to as the “reorganization.”
Following the reorganization, it is anticipated that Holdings LLC will directly own (i) MIC Corp., which will continue to own the businesses comprising its Atlantic Aviation business segment and other assets currently owned by MIC Corp., and (ii) MIC Hawaii. The board of directors of MIC Corp. believes that the reorganization is beneficial because, as further described herein, it will provide flexibility to pursue the sale or sales of any of MIC Corp.’s remaining operating businesses in any sequence without altering the after-tax net proceeds to shareholders on the sale of our Atlantic Aviation business. Under our current corporate structure, a tax-efficient sale of the Atlantic Aviation business would require that such sale is consummated after the sale of MIC Hawaii, which in turn would require approval from the HPUC. Accordingly, under our current structure, the uncertainty and unknown length of time associated with the HPUC approval for a sale of MIC Hawaii could result in a significant delay to achieve a tax-efficient sale of our Atlantic Aviation business. The reorganization would facilitate the tax-efficient sale of the Atlantic Aviation business before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline. See “Background of the Merger and Reorganization” and “Reasons for the Reorganization Including the Merger” beginning on pages 34 and 36, respectively, of this proxy statement/prospectus.
Holdings LLC
Holdings LLC is a Delaware limited liability company that is a wholly owned subsidiary of MIC Corp. and was formed in order to effect the merger. Prior to the merger, Holdings LLC will have no assets or operations other than those incident to its formation and its ownership of common stock of Merger Sub.

Upon consummation of the merger, each share of common stock of MIC Corp. outstanding immediately prior to the merger will be automatically converted into one common unit of Holdings LLC and stock certificates representing MIC Corp. common stock immediately prior to the merger will be deemed to represent Holdings LLC common units. Following the consummation of the merger, Holdings LLC will be a publicly-traded company treated as a partnership for U.S. federal income tax purposes.
Merger Sub
Merger Sub is a Delaware corporation that is a wholly-owned subsidiary of Holdings LLC and was formed in order to effect the merger. Prior to the merger, Merger Sub will have no assets or operations other than those incident to its formation. Upon consummation of the merger, Merger Sub will merge with and into MIC Corp. and Merger Sub will cease to exist following the consummation of the merger.
The Merger (Page 37)
The board of directors has approved the merger of Merger Sub with and into MIC Corp., currently a publicly-traded Delaware corporation, whereupon the separate corporate existence of Merger Sub will cease and MIC Corp. will be the surviving entity of the merger, resulting in MIC Corp. becoming a wholly-owned subsidiary of Holdings LLC, which will become publicly-traded as a result of the transactions described herein. Holdings LLC is intended to be treated as a partnership and not as an association or a publicly-traded partnership taxable as a corporation for U.S. federal income tax purposes. The merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. The board of directors encourages you to read the merger agreement in its entirety because it is the legal document that governs the merger.
Conversion of Shares of MIC Corp. into Units of Holdings LLC
Following the consummation of the merger, you will own the same number of Holdings LLC common units that you owned of MIC Corp. common stock immediately prior to the merger. Upon the effectiveness of the merger, each certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock will be deemed for all purposes to represent the same number of common units of Holdings LLC into which such shares will be converted in the merger, without any action on the part of shareholders, and your rights will be governed by the DLLCA and the LLC Agreement, instead of the DGCL, the certificate of incorporation and the bylaws. For additional information on the merger proposal and the effects thereto, see the sections entitled “The Merger Proposal” and “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on pages 37 and 55, respectively, of this proxy statement/prospectus.
Adjournment of the Special Meeting to Solicit Additional Proxies (Page 46)
Shareholders of MIC Corp. are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal. If the adjournment proposal is approved, the special meeting could be successively adjourned to any date. In accordance with the bylaws, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote so represented may adjourn the meeting from time to time, whether or not there is a quorum. In addition, the shareholders present at a duly organized meeting at which a quorum is present in person or represented by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If the special meeting is adjourned to solicit additional proxies, shareholders of record who have already submitted their proxies will be able to revoke them at any time prior to their use.
Do not send in your stock certificates with your proxy card. As described under the section “The Merger Proposal — The Merger” on page 37, following the consummation of the merger, each outstanding certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock will be deemed for all purposes to represent the same number of Holdings LLC common units. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger.

Treatment of Outstanding Stock Plan and Equity Awards (Page 37)
Holdings LLC will assume all obligations under the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan and the Macquarie Infrastructure Company 2014 Independent Directors Equity Plan, which are collectively referred to as the Stock Incentive Plans in this proxy statement/prospectus. Personnel seconded to the Company by the manager, and directors of the Company affiliated with the manager, are not eligible to receive awards under these plans. All rights of participants to acquire shares of common stock of MIC Corp. under the Stock Incentive Plans will be converted into rights to acquire common units of Holdings LLC in accordance with the terms of the Stock Incentive Plans. Upon the merger, the shares of common stock of MIC Corp. that may be issuable under the Stock Incentive Plans will automatically be converted on a one-for-one basis into common units of Holdings LLC, and the terms and conditions that are in effect immediately prior to the merger under each outstanding equity award assumed by Holdings LLC will continue in full force and effect following the consummation of the merger, except that the common units of Holdings LLC will be issuable under such awards in lieu of MIC Corp. common stock. Your adoption of the merger agreement will be deemed to be the approval of Holdings LLC’s adoption of the Stock Incentive Plans and assumption of all rights and liabilities thereunder. See “The Merger Proposal — Treatment of Outstanding Stock Plan and Equity Awards.”
The Merger
In order to help you better understand the merger and how it will affect MIC Corp. and Holdings LLC, the charts below illustrate, in simplified form, the following:
•
Before the Merger: the organizational structure of MIC Corp. before the merger; and

•
After the Merger: the organizational structure of Holdings LLC and MIC Corp., immediately following the consummation of the merger.

Before the Merger

Public Shareholders
MIC Corp.
MIC Ohana Corporation
MIC Hawaii
Atlantic Aviation FBO Holdings, LLC
MIC Global Services, LLC, and other corporate entities
Hawaii Gas, and other MIC Hawaii entities and assets
Atlantic Aviation entities and assets

After the Merger
Hawaii Distribution (Page 38)
As part of the reorganization, it is anticipated that the Hawaii distribution will be completed. Pursuant to the Hawaii distribution, following the consummation of the merger, a direct subsidiary of MIC Corp. will distribute the limited liability company interests in MIC Hawaii to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC, so that MIC Hawaii will become a direct wholly-owned subsidiary of Holdings LLC. The chart below illustrates, in simplified form, the structure chart of Holdings LLC after completion of the Hawaii distribution.

After the Hawaii Distribution
Risk Factors (Page 23)
In evaluating the merger proposal, shareholders should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 23 of this proxy statement/prospectus.
Recommendation of the Board of Directors (Page 38)
The board of directors has determined that the merger agreement, the merger and the Hawaii distribution are advisable on the terms and conditions described herein, and in the best interests of MIC Corp. and its shareholders, and has unanimously approved the merger agreement, the merger and the Hawaii distribution. Shareholder approval is only required for the adoption of the merger agreement and is not required for the Hawaii distribution. You are only being asked to vote on the adoption of the merger agreement. The board of directors recommends that you vote FOR the merger proposal and FOR the adjournment proposal.
Shareholders Entitled to Vote; Vote Required for Approval (Page 38)
Record date:   Shareholders can vote at the special meeting if they owned common stock at the close of business on March 29, 2021. Only shareholders of record at the close of business on the record date will be entitled to receive notice of and vote at the special meeting. A shareholder may cast one vote for each share of common stock owned on the record date.
Quorum required:   The shareholders present in person (which in this instance means presence at the virtual meeting) or represented by proxy holding a majority of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders of MIC Corp. Holders of common stock as of the record date are the only shareholders entitled to vote at the special meeting. A broker non-vote occurs when a broker, bank or other nominee submits a proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. A broker non-vote or a failure to submit a proxy or attend the meeting online will not be counted as present at the special meeting for purposes of determining the presence of a quorum. Abstentions will be counted as present at the special meeting for purposes of determining the presence of a quorum.
Votes required:   Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon. A vote in favor of the merger proposal is a vote to adopt the merger agreement. For the merger proposal, abstentions, a broker non-vote or a failure to submit the proxy or attend the special meeting online will each have the same effect as a vote against the merger proposal. For the adjournment proposal, abstentions will have the same effect as a vote against the adjournment proposal, while a broker non-vote or a failure to submit the proxy or attend the special meeting online will not have an effect on a vote to approve the adjournment proposal.
Your vote is very important.   You are encouraged to vote as soon as possible. If you do not indicate how your shares should be voted, shares represented by your properly completed proxy will be voted as the board of directors recommends and therefore will be voted FOR the merger proposal and FOR the adjournment proposal. However, if your shares of common stock are held in “street name” and you do not provide your broker, bank or other nominee specific instructions on how to vote your shares, your proxy will not be voted.
Conditions to Completion of the Merger (Page 39)
A number of conditions must be satisfied or waived before the proposed merger can become effective. These conditions are:
•
the approval of the merger proposal and the adoption of the merger agreement by Holdings LLC as the sole shareholder of Merger Sub;

•
the registration statement, of which this proxy statement/prospectus is a part, having been declared effective by the SEC and not being the subject of any stop order or any proceeding seeking a stop order;

•
the common units being approved for listing on the NYSE (or similar U.S. stock exchange), subject to official notice of issuance;

•
the receipt of any waivers, consents or amendments required under MIC Corp.’s contracts, licenses and permits in connection with the reorganization;

•
the board of directors not having revoked its recommendation that the shareholders vote in favor of the merger proposal;

•
the prior approval of the reorganization by the HPUC not having been revoked or enjoined and receipt by MIC Corp. of any other required regulatory approvals; and

•
the absence of any order, injunction, decree or other legal restraint or prohibition preventing consummation of the reorganization.

The board of directors cannot assure you that the required conditions will be satisfied or waived or whether the merger will occur.
Termination of the Merger
At the discretion of board of directors, MIC Corp. reserves the right to abandon or postpone the merger at any time and for any reason prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of the

MIC Corp. and its shareholders. The board of directors currently anticipates implementing the reorganization, including the merger, following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether or when any such agreement will be executed or that the reorganization will be completed.
Tax Consequences of the Merger (Page 78)
The merger generally is expected to be treated for U.S. federal income tax purposes as a contribution by you of your MIC Corp. common stock to Holdings LLC in exchange for common units of Holdings LLC. As discussed in “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger and the Hawaii Distribution” beginning on page 78 of this proxy statement/prospectus, it generally is expected that you will not recognize any taxable gain or loss with respect to the exchange of MIC Corp. common stock for common units of Holdings LLC in the merger. Accordingly, it generally is expected that your initial aggregate U.S. federal income tax basis of the common units you receive in the merger will be the aggregate adjusted U.S. federal income tax basis of the shares of MIC Corp. common stock surrendered in exchange therefor, and your holding period in the common units received in the merger will include the holding period for the shares of MIC Corp. common stock surrendered in exchange therefor. However, certain subsequent transactions could affect this treatment. For further discussion, see “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Tax-Deferred Transaction” beginning on page 78 of this proxy statement/prospectus. The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of the merger and of holding our shares to any particular holder will depend on the holder’s particular tax circumstances.
You are urged to consult your tax advisor regarding the specific tax consequences, including the U.S. federal, state, local, and foreign tax consequences, to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our shares.
Tax Consequences of the Hawaii Distribution (Page 78)
As discussed in “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Merger and the Hawaii Distribution” beginning on page 78 of this proxy statement/prospectus, for U.S. federal income tax purposes, the Hawaii distribution will be treated as a taxable distribution in an amount equal to the fair market value of the limited liability interests in MIC Hawaii distributed. Such distribution will be taxable as a dividend to the extent of MIC Corp.’s current or accumulated earnings and profits and such taxable dividend will be allocated pro rata among the holders of Holdings LLC common units. In general, to the extent such distribution is not treated as a dividend (because such distribution exceeds MIC Corp.’s current or accumulated earnings and profits), the excess amount of such distribution will be treated (a) as a nontaxable return of capital, equal to the amount of a holder’s indirect tax basis in the MIC Corp. common stock, which generally will be such holder’s tax basis in MIC Corp. common stock at the time that it contributed such MIC Corp. common stock to Holdings LLC in the merger, and then (b) as taxable capital gain to that holder for any remaining portion of the distribution. Holders of common units may not receive a cash distribution from Holdings LLC to cover their tax liability associated with the Hawaii distribution.
Taxation of Holdings LLC Following the Reorganization (Page 80)
It is expected that Holdings LLC will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly-traded partnership taxable as a corporation. As a holder of common units, you will be required to take into account your allocable share of items of Holdings LLC’s income, gain, loss, deduction and credit for the taxable year of Holdings LLC ending within or with your taxable year. As discussed in “Material U.S. Federal Income Tax Considerations” beginning on page 77 of this proxy statement/prospectus, Holdings LLC’s ability to qualify to be treated as a partnership will depend on its ability to satisfy certain income and other tests on an ongoing basis.

You are urged to consult your tax advisor regarding the specific tax consequences, including the U.S. federal, state, local and foreign tax consequences, to you in light of your particular investment or tax circumstances of the reorganization and of acquiring, holding, exchanging or otherwise disposing of our shares.
Common Stock Ownership of MIC Corp. Directors and Executive Officers (Page 39)
At the close of business on the record date, the directors and executive officers of MIC Corp. collectively beneficially owned and were entitled to vote 14,326,891 shares of common stock, which represent, in the aggregate, 16.4% of the shares of common stock outstanding on that date.
No Change in Board of Directors, Officers, Management Personnel or Business (Page 39)
The existing board of directors, officers and management personnel of MIC Corp. will be the same board of directors, officers and senior management personnel of Holdings LLC following the consummation of the merger. The business of Holdings LLC will be the same as the business of MIC Corp. and the reorganization is not expected to result in any change in headquarters, business, jobs, management, location of any of the offices, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the reorganization).
In the merger, each share of special stock owned by the manager will be converted into one special unit of Holdings LLC. Holdings LLC is not granting any additional rights to the manager through the LLC Agreement or the special units. In addition, the manager will continue to serve as the external manager of Holdings LLC on the same terms as it serves MIC Corp. Concurrently with the merger, Holdings LLC will become a party to the management services agreement that governs the manager’s provision of management services to MIC Corp. and the disposition agreement that MIC Corp. and MIC Ohana Corporation entered into with the manager in connection with MIC Corp.’s determination to pursue strategic alternatives. In connection with the merger, Holdings LLC and the manager will also enter into the amended and restated registration rights agreement. See “The Merger Proposal — No Change in Board of Directors, Officers, Management Personnel or Business” and “The Merger Proposal — Interests of Directors and Executive Officers” beginning on pages 39 and 40, respectively, of this proxy statement/prospectus.
Appraisal Rights in Connection with the Merger (Page 40)
Under the DGCL, MIC Corp.’s shareholders who do not vote in favor of the merger agreement have the right to seek appraisal in connection with the merger. Failure to strictly comply with the procedures and requirements of Section 262 of the DGCL may result in termination or waiver of such shareholder’s appraisal rights. Due to the complexity of Delaware law relating to the appraisal rights, if any MIC Corp. shareholder is considering exercising his or her appraisal rights, such shareholder is encouraged to seek the advice of his or her own legal counsel. A summary of the procedures and requirements under Delaware law to exercise appraisal rights is included in the section titled “The Merger Proposal — Appraisal Rights in Connection with the Merger” beginning on page 40 of this proxy statement/prospectus and the text of Section 262 of the DGCL is included as Annex C.
Comparison of the Rights of Shareholders and Unitholders Before and After the Merger (Page 55)
In general, the rights of Holdings LLC’s unitholders will be substantially similar to the rights of MIC Corp.’s shareholders. However, there will be certain differences. See “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on page 55 of this proxy statement/prospectus.
Regulatory Approvals
We are not aware of any federal, state or local regulatory requirements or approvals that must be complied with or obtained, prior to consummation of the merger pursuant to the merger agreement, other than the need for approval by HPUC, which has been received, and compliance with applicable federal and state securities laws, and the filing of a certificate of merger as required under the DGCL. See “The Merger Proposal — Regulatory Approvals.”

Executive Offices
The principal executive office of MIC Corp. is 125 West 55th Street, New York, New York 10019. The telephone number is (212) 231-1825, and the website address is www.macquarie.com/mic. Information on MIC Corp.’s website is provided for informational purposes only and is not incorporated by reference into this proxy statement/prospectus.

PRICE RANGE OF COMMON STOCK
The following table sets forth the closing sale price per share of the common stock as reported on the NYSE on February 16, 2021, the last trading day prior to the public announcement of the reorganization, and on March 29, 2021, the last trading day prior to date of this proxy statement/prospectus for which this information was available.
Date	Common Stock	Common Units
February 16, 2021	$31.89	$	—*
March 29, 2021	$31.45	$	—*

*
The historical market price data for the common units has not been presented, as Holdings LLC is currently a wholly owned subsidiary of MIC Corp., and there is no established trading market in common units as of the date of this proxy statement/prospectus.

The book value per share of common stock was $10.28 as of December 31, 2020 using the weighted average of shares of common stock outstanding for the year ended December 31, 2020. Net loss per share from continuing operations for the fiscal year ended December 31, 2020 was $(2.36).
Shareholders are urged to obtain current market quotations for shares of common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 93 of this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We have included or incorporated by reference into this proxy statement/prospectus, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A in MIC Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 17, 2021. In addition, our senior management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.
In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.
Forward-looking statements in this proxy statement/prospectus are subject to risks and uncertainties, some of which are beyond our control, including, among other things:
•
the ongoing impact of the COVID-19 on the economy generally and on our operating businesses specifically;

•
our pursuit of strategic alternatives and the sale of MIC Corp. or any of its operating businesses or the termination of the sale effort;

•
changes in general economic, business or demographic conditions or trends in the United States, including changes in GDP, interest rates and inflation, or changes in the political environment;

•
our ability to conclude attractive growth projects, deploy growth capital in amounts consistent with our objectives in the prosecution of those and achieve targeted risk-adjusted returns on any growth project;

•
in the absence of a sale or sales of our businesses, our ability to implement operating and internal growth strategies;

•
our ability to achieve targeted cost savings;

•
changes in patterns of commercial or general aviation (GA) air travel, including variations in customer demand;

•
the regulatory environment, including federal and state level energy policies, and the ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators, and the relationships and rights under and contracts with governmental agencies and authorities;

•
disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such events or disruptions;

•
sudden or extreme volatility in commodity prices;

•
changes in competitive dynamics affecting our businesses;

•
technological innovations leading to changes in energy production, distribution, and consumption patterns;

•
our ability to make, finance, and integrate acquisitions and the quality of financial information and systems of acquired entities;

•
fluctuations in fuel costs, or the costs of supplies upon which our gas processing and distribution business is dependent, and the ability to recover increases in these costs from customers;

•
our ability to service, comply with the terms of and refinance at maturity our indebtedness, including due to dislocation in debt markets;

•
our ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operation of the barges upon which our gas processing and distribution business is dependent;

•
environmental risks, including the impact of climate change and weather conditions;

•
sudden or substantial changes in energy costs;

•
unplanned outages and/or failures of technical and mechanical systems;

•
security breaches, cyber-attacks or similar disruptions to our operations;

•
payment of fees to our manager that could reduce distributable cash if paid in cash or could dilute existing shareholders if satisfied with the issuance of shares;

•
changes in U.S. income tax laws;

•
changes in labor markets, work interruptions or other labor stoppages;

•
our manager’s affiliation with the Macquarie Group or equity market sentiment, which may affect the market price of our shares;

•
our limited ability to remove our manager for underperformance and our manager’s right to resign;

•
governmental shutdowns or budget delays;

•
unanticipated or unusual behavior of municipalities and states brought about by financial distress; and

•
the extent to which federal spending reduces the U.S. military presence in Hawaii or flight activity at airports on which Atlantic Aviation operates.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause the actual results to differ appears under the section entitled “Risk Factors” beginning on page 23 of this proxy statement/prospectus and the “Risk Factors” contained in MIC Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 17, 2021. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause the actual results to differ.
Given these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this proxy statement/prospectus may not occur. These forward-looking statements are made as of the date of this proxy statement/prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. You should, however, consult further disclosures we may make in future filings with the SEC.

RISK FACTORS
In addition to the other information contained or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21 of this proxy statement/prospectus, shareholders should carefully consider the following risk factors in determining whether to vote for the approval of the merger proposal. Certain other risk factors include, without limitation, those in MIC Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 17, 2021 and is incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 93 of this proxy statement/prospectus.
Risks Related to Reorganization
If the reorganization is consummated, the benefits expected to be obtained may not be achieved if we do not successfully complete one or more strategic transactions or if any such strategic transaction is delayed.
Even if the merger proposal is approved by the shareholders and the reorganization is consummated, the benefits expected to be obtained from the reorganization may not be achieved. In October 2019, we announced that we were pursuing strategic alternatives, which could result in, among other things, a sale of one or more of our businesses or potentially of MIC Corp. and in December 2020 we completed the sale of IMTT. We are proposing the reorganization because we believe it will provide us with the flexibility to pursue the sale or sales of any of MIC Corp.’s remaining operating businesses in any sequence without altering the tax-efficiency of such sale(s). However, our pursuit of strategic alternatives may not result in the consummation of any transaction, and completion of any such transaction may be delayed by market conditions, regulatory approval processes or otherwise. If we do not consummate one or more strategic transactions, or if any such transactions are significantly delayed, we may not realize the anticipated benefits of the reorganization, in which case we will have incurred time and expenses, including the diversion of management’s attention, in relation to the reorganization, without receiving the benefit thereof. In addition, we may consummate one or more strategic transactions that do not benefit from the reorganization. For those reasons, we reserve the right to abandon or postpone the merger and the Hawaii distribution at any time prior to the effective time of the merger and for any reason, even after shareholders of MIC Corp. have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger are satisfied or waived.
The merger may not be consummated on a timely basis or at all. Failure to consummate the reorganization (including the merger) could negatively impact the market price of the common stock and MIC Corp.’s future business and financial results.
The board of directors cannot assure you that the merger proposal will be approved by the shareholders or that the other conditions to the consummation of the merger will be satisfied or waived or that the merger will occur. In addition, we reserve the right to abandon or postpone the merger at any time prior to the effective time of the merger and for any reason, even after shareholders of MIC Corp. have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger are satisfied or waived.
Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed. While MIC Corp. will continue operations if the reorganization is not completed for any reason, MIC Corp. may be subject to certain risks and/or liabilities, including the following:
•
failure to consummate the reorganization as a result of a change in strategy might be followed by a decline in the market price of MIC Corp. common stock;

•
certain costs relating to the reorganization (such as legal and accounting fees) will be payable by MIC Corp. regardless of whether the reorganization is consummated; and

•
the reorganization may disrupt MIC Corp.’s business and distract its management and employees from day-to-day operations, because work related to the reorganization requires substantial time and resources, which could otherwise have been devoted to other business opportunities for the benefit of MIC Corp.

The rights of holders of common stock who become holders of common units at the effective time of the merger will be governed by the DLLCA and the LLC Agreement, and certain rights of holders of common units may be less favorable than those rights granted to holders of common stock pursuant to the DGCL, the certificate of incorporation and the bylaws.
MIC Corp. is a corporation organized under the laws of the State of Delaware, and Holdings LLC is a limited liability company organized under the laws of the State of Delaware. The rights of holders of MIC Corp. common stock are governed by the DGCL and the certificate of incorporation and the bylaws of MIC Corp. The rights of holders Holdings LLC’s common units will be governed by the DLLCA and the LLC Agreement of Holdings LLC. Upon the completion of the merger, the holders of MIC Corp. common stock will own common units of Holdings LLC.
The governing documents of Holdings LLC will be structured so as to include rights, privileges and obligations that are substantially similar to those currently provided by the governing documents of MIC Corp. and the DGCL, including those that affect your rights as a holder of equity. However, because of the differences between Delaware corporate law and Delaware limited liability company law, including the Delaware courts’ interpretations of those laws, and certain necessary differences between the governing documents of MIC Corp. and Holdings LLC, your rights as a holder of equity will change when the merger proposal is completed, and the rights of holders of common units of Holdings LLC will not be identical to, and in some respects may be less favorable than, the rights you currently have as a holder of MIC Corp. common stock. Unlike the DGCL, the DLLCA does not provide for statutory appraisal rights. Accordingly, as a holder of common units, you will not be entitled to appraisal rights in connection with a merger or consolidation of Holdings LLC with another entity.
For more information describing the differences between the rights of holders of common stock under the certificate of incorporation and the bylaws of MIC Corp. and the rights of holders of common units under the LLC Agreement, see the section entitled “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on page 55 of this proxy statement/prospectus.
If too many MIC Corp. shareholders exercise and perfect their appraisal rights in connection with the merger, we may not be able to complete the merger, even if it is approved by MIC Corp. shareholders.
Under applicable Delaware law, our shareholders have the right to be paid in cash for the fair value of their shares of MIC Corp. common stock by perfecting “appraisal rights.” See “The Merger Proposal — Appraisal Rights in Connection with the Merger” beginning on page 40 of this proxy statement/prospectus.
If dissenting shareholders properly exercise and perfect their appraisal rights, we would ultimately have to provide cash to shareholders who do so in lieu of Holdings LLC common units. If too many of our shareholders perfect appraisal rights, we may abandon the merger. The number of shares of MIC Corp. common stock with respect to which appraisal rights may be exercised without affecting the completion of the merger will depend on the cash available to MIC Corp. at the time of the merger and our board of directors’ assessment at the time of our future needs. If our board of directors believes that our cash reserves (or reasonable access to cash) would be inadequate to meet future needs, it may, in its discretion, decide to abandon the merger.
The current market price of MIC Corp. common stock may not be indicative of how the market will value the common units of Holdings LLC following the reorganization.
The current price for MIC Corp. common stock may not be indicative of how the market will value the common units of Holdings LLC following the reorganization because of the change in our legal structure. The MIC Corp. common stock current stock price does not necessarily take into account the effects or changes that will result from the completion of the reorganization, and the share price of the common units of Holdings LLC after the reorganization could be lower than the current stock price of the MIC Corp. common stock.

Substantial sales of common units of Holdings LLC could occur in connection with the merger, which could cause our share price to decline.
Common units of Holdings LLC generally may be sold on the NYSE immediately following the consummation of the merger. Some MIC Corp. shareholders may sell their common units of Holdings LLC shortly after the merger for any number of reasons. In particular, MIC Corp. common stock is currently included in certain stock indexes and their respective tracking funds. If the merger is completed, the common units of Holdings LLC will not qualify for inclusion in, and may be removed from, one or more of such indexes, since Holdings LLC is a limited liability company. As a result, certain holders of MIC Corp. common stock, such as holders that track certain stock indexes, may be required, or may choose, to sell their common units after the merger. This could increase the supply of Holdings LLC’s common units, and could adversely impact the market price of the common units.
Tax Risks
The merger may be re-characterized as a taxable exchange.
The conversion of MIC Corp. common stock into common units of Holdings LLC as part of the merger is expected to be treated as a tax-deferred contribution to Holdings LLC pursuant to Section 721 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and it is expected that you will not have a recognizable taxable gain or loss as a result of the merger. However, no assurance can be given that the Internal Revenue Service (the “IRS”) would not successfully assert a contrary position. If the merger fails to qualify as a tax-deferred contribution to Holdings LLC pursuant to Section 721 of the Code, you would be required, for U.S. federal income tax purposes, to recognize taxable gain, if any, on that transaction, which could result in substantial tax expense to you without a cash distribution from us to enable you to pay those taxes. For example, in the event that there is a subsequent distribution of cash from Holdings LLC to the holders of common units, the IRS could successfully assert that the contribution by the shareholders of their MIC Corp. common stock to Holdings LLC is a “disguised sale” for U.S. federal income tax purposes. In such case, all or a portion of the contribution by the shareholders of their MIC Corp. common stock would be treated as if, at the time of such contribution, some or all of such contributed MIC Corp. common stock was exchanged for the cash subsequently distributed by Holdings LLC in a taxable sale, and you would be required, for U.S. federal income tax purposes, to recognize taxable gain, if any, on that taxable sale.
You will be subject to U.S. federal income tax on your share of Holdings LLC’s taxable income, regardless of whether or when you receive any cash distributions from Holdings LLC.
Holdings LLC intends to be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publically traded partnership taxable as a corporation. Provided that the “qualifying income exception” is met, you will be subject to U.S. federal income taxation and applicable state, local, and foreign income taxation, on your allocable share of Holdings LLC’s taxable income, regardless of whether or when you receive cash distributions. You will be required to take such income into account in determining your taxable income, and you may not receive cash distributions equal to your tax liability attributable to your allocation of Holdings LLC’s taxable income. Reportable income and expense items will be provided on Schedule K-1 rather than on Form 1099.
Your ability to deduct certain expenses of Holdings LLC may be limited.
In general, for taxable years beginning before 2026, expenses incurred by Holdings LLC that are considered “miscellaneous itemized deductions” are not deductible by a U.S. holder of common units of Holdings LLC that is an individual, estate or trust. For taxable years beginning in 2026 or later, expenses incurred by Holdings LLC that are considered “miscellaneous itemized deductions” generally are deductible by a U.S. holder that is an individual, trust or estate only to the extent that such U.S. holder’s allocable shares of those expenses, along with the U.S. holder’s other miscellaneous itemized deductions, exceed, in the aggregate, 2% of the U.S. holder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

You will be allocated taxable dividend income and possibly gain as a result of the Hawaii distribution without regard to whether you receive a corresponding cash distribution to cover any related U.S. tax liability.
Pursuant to the Hawaii distribution, certain assets will be distributed by MIC Corp. to Holdings LLC as described under “The Merger Proposal — Hawaii Distribution” beginning on page 38 of this proxy statement/prospectus. For U.S. federal income tax purposes the Hawaii distribution will be treated as a taxable distribution equal to the fair market value of the limited liability interests in MIC Hawaii distributed. Such distribution will be taxable as a dividend to Holdings LLC to the extent of MIC Corp.’s current or accumulated earnings and profits and such taxable dividend will be allocated among holders of common units pro rata in accordance with their common units. If the distribution amount exceeds MIC Corp.’s current or accumulated earnings and profits, it is possible that Holdings LLC will have taxable gain allocable to the holders of common units. The amount and allocation of such taxable gain will be determined separately for each holder of common units by treating that holder’s pro rata portion of the excess distribution as (a) a nontaxable return of capital, up to that holder’s tax basis in the MIC Corp. stock surrendered for Holdings LLC common unit, and then (b) taxable capital gain allocable to that holder up to the amount of any remainder (so the gain will be allocated to the holders of common units to reflect their relative tax bases in the MIC Corp. stock converted, rather than pro rata). Holders of common units may not receive a cash distribution from Holdings LLC to cover their tax liability associated with the Hawaii distribution.
On a disposition of common units of Holdings LLC, debt of Holdings LLC must be taken into account under the partnership tax accounting rules.
Following the consummation of the merger, Holdings LLC may incur debt for a variety of reasons. Under partnership tax accounting principles (which will apply to Holdings LLC if the “qualifying income exception” is met), debt of Holdings LLC generally will be allocable to holders of common units of Holdings LLC, and such holders will include their respective allocable shares of the debt in the U.S. federal income tax basis of their shares. As discussed in the section entitled “Material U.S. Federal Income Tax Considerations,” a holder’s U.S. federal income tax basis in shares will be adjusted for, among other things, distributions of cash and allocations of items of Holdings LLC’s income, gain, loss and deduction. At the time a holder of common units later sells its common units, for U.S. federal income tax purposes, the holder’s amount realized on the sale will include not only the sales price of the common units but also the holder’s portion of outstanding indebtedness incurred by Holdings LLC subsequent to the merger that is allocable to those common units. In addition, a portion of the amount realized upon a disposition, whether or not representing gain, may be ordinary income to a holder.
Tax-exempt holders of common units of Holdings LLC may recognize “unrelated business taxable income” as a result of holding common units of Holdings LLC.
An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to U.S. federal income taxation with respect to its “unrelated business taxable income,” or UBTI. To the extent we incur debt that is allocated to the acquisition of certain equity and debt securities (either directly or indirectly through subsidiaries), a proportionate share of your income from Holdings LLC with respect to such securities may be treated as UBTI. For certain types of tax-exempt entities, the receipt of any UBTI would have adverse consequences. Tax-exempt holders of MIC Corp. common stock are strongly urged to consult their tax advisors regarding the tax consequences of owning common units of Holdings LLC.
There can be no assurance that the IRS will not assert successfully that some portion of Holdings LLC’s income is properly treated as effectively connected income with respect to non-U.S. holders.
While it is expected that Holdings LLC’s method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of common interests, there can be no assurance that the IRS will not assert successfully that some portion of Holdings LLC’s income is properly treated as effectively connected income with respect to such non-U.S. holders. Additionally, if Holdings LLC were to dispose of an asset treated as a U.S. real property interest (such as an interest in an entity that is treated as a U.S. real property holding company), a non-U.S. holder’s allocable portion of any gain recognized from such disposition likely will be treated as effectively connected income subject to certain exceptions. To the extent Holdings LLC’s income is treated as effectively connected income, non-U.S. holders of common units generally would be required to (i) file a U.S. federal income tax return reporting their allocable shares of Holdings LLC’s taxable income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such taxable income. Non-U.S. holders of common units that are corporations also would be required to pay a U.S. federal branch profits tax at a 30% rate (or lower rate provided by applicable treaty).
We may not be able to timely furnish to each holder of common units specific tax information that may be necessarily for U.S. holders to file their personal U.S. tax returns. In addition, it is possible that holders may be required to file amended income tax returns.
As a partnership, our operating results, including distributions of income, dividends, gains, losses or deductions and adjustments to carrying basis, will be reported on Schedule K-1 and distributed annually to each holder of common units. We may not be able to distribute Schedule K-1s in time for you to timely file your tax returns and, thus, holders of common units of Holdings LLC who are U.S. taxpayers should be prepared to seek extensions of time to file their U.S. federal, state and local tax returns. In addition, it is possible that a holder of common units will be required to file amended income tax returns as a result of adjustments to items on the corresponding income tax returns of Holdings LLC. Any obligation for a holder to file amended income tax returns for that or any other reason, including any costs incurred in the preparation or filing of such returns, is the responsibility of each holder.
We may be liable for any adjustments made to our tax returns.
U.S. federal income tax audits of partnerships are conducted at the partnership level, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under an elective alternative procedure, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. There can be no assurance that we will be eligible to make such an election or that we will, in fact, make such an election for any given adjustment. If we do not or are not able to make such an election, then (1) the then current holders of common units of Holdings LLC, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had we elected the alternative procedure and (2) a given holder may indirectly bear taxes attributable to income allocable to other holders or former holders, including taxes (as well as interest and penalties) with respect to periods prior to such holder’s ownership of common units of Holdings LLC. Amounts available for distribution to the holders of common units of Holdings LLC may be reduced as result of our obligations to pay any taxes associated with an adjustment. Many issues and the overall effect of these rules remain uncertain, and holders should consult their own tax advisors regarding all aspects of the rules as they affect their particular circumstances.
After the Hawaii distribution, transactions between MIC Hawaii and any member of MIC Corp.’s consolidated group may cause holders of common units to have income without a corresponding distribution of cash (“phantom income”).
Following the Hawaii distribution, MIC Hawaii will no longer be a member of MIC Corp.’s consolidated group for U.S. federal income tax purposes. Accordingly, to the extent that, after the Hawaii distribution, MIC Hawaii, on the one hand, and any member of MIC Corp.’s consolidated group, on the other hand, engage in a transaction, such transaction may, in certain circumstances, result in “phantom income” (income without a corresponding distribution of cash) to holders of common units. For example, an intercompany transfer of cash from a member of MIC Corp.’s consolidated group to MIC Hawaii could be viewed for U.S. federal tax purposes as a distribution of that cash from MIC Corp. to Holdings LLC, followed by a contribution of that cash from Holdings LLC to MIC Hawaii. In such case, the deemed distribution from MIC Corp. to Holdings LLC could be treated as a taxable dividend to the holders of common units for which such holders may not receive a corresponding cash distribution from Holdings LLC to satisfy its tax liabilities. Holders should consult their own tax advisors regarding the tax consequences to them under the federal tax laws, as well as any consequence under applicable state or local tax laws, given their particular circumstances.
We strongly urge you to review carefully the discussion under “Material U.S. Federal Income Tax Considerations” beginning on page 77 of this proxy statement/prospectus and to seek advice based on your particular circumstances from an independent tax advisor.

INFORMATION ABOUT THE SPECIAL MEETING
Date, Time, Place and Purposes of the Special Meeting
The special meeting will be a “virtual meeting” held on May 6, 2021, at 3:00 p.m., Eastern time. At the special meeting, you will be asked to consider and vote upon the proposals (i) to adopt the merger agreement and (ii) to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal.
The board of directors recommends that shareholders vote FOR the merger proposal and FOR the adjournment proposal.
For these recommendations, see the sections entitled “The Merger Proposal — Recommendation of the Board of Directors” and “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on pages 38 and 46, respectively, of this proxy statement/prospectus.
Who Can Vote at the Special Meeting
Shareholders can vote at the special meeting if they owned common stock at the close of business on March 29, 2021, the record date. All shareholders of record who owned common stock at the close of business on the record date are being asked to vote on the merger proposal and the adjournment proposal. A shareholder of record may cast one vote for each share of common stock owned on the record date. Only shareholders of record at the close of business on the record date will be entitled to receive notice of and vote at the special meeting.
Required Vote for the Holding Company Merger Proposal
Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the merger proposal is a vote to adopt merger agreement. If the merger proposal fails to obtain the requisite vote for approval, the merger will not be consummated, and MIC Corp. will continue as a publicly-traded Delaware corporation.
Required Vote for the Adjournment Proposal
Approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the voting power of the shares of common stock issued and outstanding and present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting. A vote in favor of the adjournment proposal is a vote to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal.
Quorum
Under the MIC Corp. certificate of incorporation and the bylaws, the shareholders present in person (which in this instance means presence at the virtual meeting) or represented by proxy holding a majority of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders of MIC Corp. Holders of common stock as of the record date are the only shareholders entitled to vote at the special meeting.
A broker non-vote occurs when a broker, bank or other nominee submits proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. A broker non-vote or a failure to submit a proxy or attend the meeting online will not be counted as present at the special meeting for purposes of determining the presence of a quorum. Abstentions will be counted as present at the special meeting for purposes of determining the presence of a quorum.

Adjournments
If a quorum is not present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person (which in this instance means presence at the virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon. In addition, if the adjournment proposal is approved, adjournments of the special meeting may be made for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. For more information on the adjournment proposal, see the section entitled “Adjournment of the Special Meeting to Solicit Additional Proxies” beginning on page 46 of this proxy statement/prospectus.
Manner of Voting
Shareholders of record may vote online at the special meeting or by proxy. The board of directors recommends that shareholders of record vote by proxy even if they plan to attend the special meeting online. Shareholders of record can always revoke their proxy and change their votes online at the special meeting.
Shareholders of record can vote by proxy in any of the following ways:
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By Internet.   The web address for Internet voting can be found on the enclosed proxy card or the Notice. Internet voting is available 24 hours a day. Instructions or voting over the Internet can be found in the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time) the day before the special meeting.

•
By Telephone.   The number for telephone voting can be found on the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by telephone. Telephone voting is available 24 hours a day.

•
By Mail.   Complete, sign and date the proxy card and return it using the postage-paid return envelope provided.

For additional information on how to vote your proxy, see the section entitled “Questions and Answers — How do I vote my shares?” beginning on page 8 of this proxy statement/prospectus.
Voting of Shares Held in “Street Name”
Shares that are not held in your own name but rather by your broker, bank or other nominee, are referred to as being held in “street name” by your nominee in this proxy statement/prospectus.
If your shares are held in street name and you wish to attend the special meeting and personally vote your shares held in street name, you must obtain a legally sufficient proxy from your nominee authorizing you to vote your shares held in street name. If your shares are held in a brokerage account, you will receive a full meeting package, including a voting instructions form to vote your shares. If you do not receive a request for voting instructions from your nominee in advance of the special meeting, MIC Corp. recommends that you directly contact your nominee to determine how to cause your shares to be voted as you wish. Your brokerage firm may permit you to provide voting instructions by Internet or by telephone.
Under the rules of the NYSE, MIC Corp. anticipates that the merger proposal and the adjournment proposal in this proxy statement/prospectus will be “non-discretionary” items for which specific voting instructions from beneficial owners is required. As a result, brokers and other nominees subject to the rules of the NYSE will not be allowed to vote with respect to any proposal on behalf of a beneficial owner if the beneficial owner does not provide specific voting instructions on that proposal. If you do not provide specific voting instructions, your shares held in street name will not be counted for purposes of determining whether a quorum is present at the special meeting. MIC Corp. urges you to respond to your brokerage firm so that your vote will be cast in accordance with your instructions.

How Proxies Will Be Voted
All shares entitled to vote and represented by properly completed proxies received prior to the special meeting (unless properly revoked) will be voted at the special meeting as instructed on the proxies.
If shareholders of record who submit a properly completed proxy do not indicate how their shares should be voted on a matter, the shares represented by their proxy will be voted (unless properly withdrawn) as the board of directors recommends and therefore will be voted:
•
FOR the merger proposal; and

•
FOR the adjournment proposal.

However, if your shares are held in “street name” and you do not instruct your bank, broker or other nominee on how to vote your shares, your proxy will not be voted.
Revoking a Proxy
You may revoke or change your proxy before the special meeting by:
•
subsequently executing and mailing a new proxy card that is dated a later date and received no later than the deadline specified on the proxy card;

•
subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;

•
giving written notice of revocation to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, that is received no later than 11:59 p.m. (Eastern Time) on May 5, 2021; or

•
voting online at the special meeting.

Your attendance at the special meeting online without voting will not automatically revoke your proxy. If you revoke your proxy during the special meeting, this will not affect any vote previously taken. If you need an additional proxy card and are a shareholder of record, contact:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Fl
New York, NY 10036
Office: +1 212 297-0721
Banks and Brokers Call Collect: +1 (212) 297-0720
All Others Call Toll Free: +1 (877) 629-6357 (toll free)
Email: info@okapipartners.com
Tabulation of Votes
All votes will be tabulated by Broadridge Financial Services, Inc., the proxy tabulator and inspector of election appointed for the special meeting. Broadridge Financial Services, Inc. will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies and Expenses
The cost of solicitation of proxies, including the preparation, printing and mailing of this proxy statement/prospectus will be borne by MIC Corp. In addition to the solicitation of proxies by mail, solicitation may be made by certain officers of MIC Corp. by telephone, or other means. These officers will receive no additional compensation for such solicitation. MIC Corp. will reimburse banks, brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.
MIC Corp. has engaged Okapi Partners LLC to assist in the solicitation of proxies for the meeting and estimate that MIC Corp. will pay Okapi Partners LLC a fee of approximately $15,000. MIC Corp. has also agreed to reimburse Okapi Partners LLC for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners LLC against certain losses, costs and expenses.
Questions About Voting or the Special Meeting
If you have any questions or need further assistance in voting your units, please call the proxy solicitor, Okapi Partners LLC, at +1 (877) 629-6357 (toll-free).

STRUCTURE OF HOLDINGS LLC FOLLOWING THE REORGANIZATION
In order to help you better understand the merger and the Hawaii distribution and how it will affect MIC Corp. and Holdings LLC, the charts below illustrate, in simplified form, the following:
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Before the Merger: the organizational structure of MIC Corp. before the merger;

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After the Merger: the organizational structure of Holdings LLC and MIC Corp., immediately following the consummation of the merger; and

•
After the Hawaii Distribution: the organizational structure of Holdings LLC and its certain subsidiaries immediately after the completion of the reorganization. See “The Merger Proposal — Hawaii Distribution” beginning on page 38 of this proxy statement/prospectus.

Before the Merger

After the Merger
After the Hawaii Distribution

BACKGROUND OF THE MERGER AND REORGANIZATION
In October 2019, in addition to the active management of our existing portfolio of businesses, the MIC Corp. board of directors resolved to simultaneously pursue strategic alternatives, including potentially a sale of MIC Corp. or its operating businesses, as a means of unlocking additional value for shareholders. In connection with its consideration of potential strategic alternatives, from December 2019 through March 2020, MIC Corp.’s management considered ways to provide flexibility in structuring potential strategic transactions that would be in the best interests of MIC Corp. and its shareholders. During this time, management of MIC Corp. determined that any sale transaction involving MIC Hawaii, including a sale of MIC Corp., would likely require the approval of the HPUC and that the process for receiving such approval could be lengthy. Management of MIC Corp. considered that the requirement to obtain HPUC approval would subject the sale of MIC Corp. to potential delays and execution risk, and could affect the price and other terms at which potential acquirers would be willing to engage in a transaction with MIC Corp. Management also considered that separate sales of MIC Corp.’s operating businesses other than MIC Hawaii would not be conditioned upon receipt of HPUC approval. In order to effect a sale of these other businesses prior to HPUC approval, it was necessary to develop an organizational structure that would remove MIC Hawaii from the MIC Corp. consolidated group. Management of MIC Corp. evaluated potential alternatives to mitigate these execution risks and determined that the reorganization was the most advisable and tax-efficient solution.
At a telephonic MIC Corp. board of directors meeting held on March 10, 2020, members of senior management, as well as MIC Corp.’s legal and financial advisors, discussed with the board of directors the potential reorganization. Management of MIC Corp. explained that by creating a holding company treated as a partnership for U.S. federal income tax purposes that would directly hold (i) the MIC Hawaii business and (ii) MIC Corp., which would continue to own Atlantic Aviation, a sale of Atlantic Aviation would not be dependent on HPUC approval or subject to delay because of the HPUC approval process. Additionally, this structure would allow the sale of Atlantic Aviation to be accomplished through a sale of the stock of MIC Corp., which generally would not trigger corporate level tax on the sale within the MIC Corp. consolidated group.
The board of directors discussed with management certain other considerations, including the potential need for HPUC approval of the reorganization, the potential impact on MIC Corp.’s share price and the limited ability of MIC Corp.’s stock index fund shareholders to own common units of Holdings LLC. After extensive consideration of all facts and circumstances, the board of directors authorized management of MIC Corp. to continue to explore the feasibility of the reorganization, including through discussions with the relevant stakeholders in Hawaii.
At a telephonic meeting of the MIC Corp. board of directors on April 2, 2020, representatives of senior management updated the board on the anticipated HPUC approval process for the reorganization, the tax consequences of the merger and the Hawaii distribution, and the relative advantages and disadvantages of the merger and the Hawaii distribution to MIC Corp. and its shareholders. The anticipated timeline for completing the reorganization and preparing the proxy statement/prospectus was also discussed. Following those discussions, the board of directors approved the filing of a petition with the HPUC for the approval of the reorganization.
On April 17, 2020, MIC Corp., through its regulated subsidiary Hawaii Gas, filed a petition with the HPUC requesting the approval of the reorganization. In its petition, MIC Corp. affirmed that any future sale of its Hawaii Gas business will require additional HPUC approval. On July 7, 2020, the Division of Consumer Advocacy (“Consumer Advocate”) recommended approval of the reorganization as in the public interest. On July 28, 2020, the HPUC determined that the reorganization would not affect Hawaii Gas’ operations or rates, may facilitate additional potential purchasers for Hawaii Gas in the future that would commit to Hawaii’s clean energy goals, is in the public interest and therefore approved the reorganization.
During the Summer and Fall of 2020, MIC Corp. continued to consider potential strategic structuring options in light of the ongoing impact of the COVID-19 pandemic on its businesses and on the economy and financial markets generally.
On November 8, 2020, MIC Corp. entered into an agreement to sell IMTT, which sale was completed on December 23, 2020. Following the sale of IMTT, MIC Corp. once again considered the ways to structure any strategic transactions that would be in the best interests of MIC Corp. and its shareholders.

At a meeting of the board of directors held on January 20, 2021, members of senior management, together with MIC Corp.’s legal and financial advisors, discussed with the board the proposed reorganization in light of the Company’s focus on the efficient sale of its remaining operating businesses. Senior management of MIC Corp. reviewed with the board the factors, previously discussed at the March 10, 2020 board meeting, through which the reorganization provides flexibility to structure sales of the Company’s remaining operating businesses in any sequence and in a tax efficient manner. The board and management also reviewed other considerations relating to the reorganization, including the potential impact on MIC Corp.’s stock price and shareholder base due to limitations on the ability of stock index fund shareholders to own common units of limited liability companies, and the ability of MIC Corp. to delay implementation of the reorganization until shortly before completion of the sale of one or more of its remaining operating businesses, in order to reduce these potential negative consequences. After discussion, the board authorized management to continue to evaluate the proposed reorganization.
At a meeting on February 8, 2021, the board of directors reviewed and discussed the proposed terms of the reorganization and the related proxy statement/prospectus to be filed with the SEC that was circulated prior to the meeting. At a meeting on February 11, 2021, the board received an update on the status of efforts to sell MIC Corp.’s remaining operating businesses and reviewed updates to the proxy statement/prospectus relating to the reorganization. Following discussion, the board unanimously approved the filing of the Form S-4 in connection with the reorganization and, at this time, determined the reorganization advisable and in the best interests of MIC Corp. and its shareholders, and recommended presenting the merger to the shareholders for approval. At a meeting on March 30, 2021, the board of directors unanimously approved the merger agreement and recommended the adoption of the merger proposal by MIC Corp.’s shareholders.

REASONS FOR THE REORGANIZATION INCLUDING THE MERGER
In reaching its determination to proceed with the reorganization and recommend the adoption of the merger agreement, the board of directors of MIC Corp. consulted with senior management, as well as legal and financial advisors, and considered various factors, including those discussed below. The board of directors also considered the terms of the proposed reorganization and the related proxy statement/prospectus disclosures. The board of directors of MIC Corp. did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual directors may have given different weight to different considerations. MIC Corp.’s board of directors considered these factors as a whole, and overall considered the relevant factors to be favorable to, and in support of its determinations and recommendations. Among the material factors considered by the board of directors of MIC Corp. were the following:
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that the proposed reorganization will provide flexibility to pursue the sale or sales of MIC Corp.’s remaining operating businesses in any sequence without altering the after-tax net proceeds to shareholders on the sale of our Atlantic Aviation business;

•
that under MIC Corp.’s current corporate structure, a tax-efficient sale of the Atlantic Aviation business would require that such sale is consummated after the sale of MIC Hawaii, which in turn would require HPUC approval, and the significant delay that could result from the uncertain and potentially lengthy HPUC approval process;

•
that the proposed reorganization would permit the tax-efficient sale of Atlantic Aviation before the sale of MIC Hawaii, and without regard to the HPUC approval process or timeline;

•
that the proposed reorganization had already been approved by the HPUC; and

•
that MIC Corp.’s ability to seek and obtain shareholder approval of the merger, and then continue to evaluate the status of efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as the MIC Corp. board of directors determines it will be in the best interests of MIC Corp. and its shareholders (currently anticipated to be following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business), and the ability of the MIC Corp. board of directors to abandon or postpone the merger and the reorganization at any time.

The board of directors of MIC Corp. also considered several disadvantages or risks relating to the reorganization, including the following:
•
potential U.S. federal income tax consequences of the merger and the reorganization to MIC Corp. and its shareholders, including the corporate tax payable by MIC Corp. upon the distribution of MIC Hawaii to Holdings LLC;

•
increased complexity of tax reporting for shareholders and the potential for shareholder turnover, particularly with respect to stock index fund investors not able to invest in the Company after the reorganization;

•
the potential complexity and delay added to MIC Corp.’s pursuit of strategic alternatives;

•
the administrative burden and financial cost of compliance with complicated partnership tax provisions and the annual production of IRS Schedules K-1;

•
the diversion of our management’s time and attention from the day-to-day operations of MIC Corp. and its businesses; and

•
the other risks described in this proxy statement/prospectus under “Risk Factors.”

The board of directors also considered the risk factor disclosures contained herein, and unanimously voted to approve the merger agreement, including the merger and the reorganization after a full consideration of the risk factors.

THE MERGER PROPOSAL
The following discussion summarizes certain aspects of the merger agreement and the Hawaii distribution. This summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement attached as Annex A to this proxy statement/prospectus. The board of directors recommends that the shareholders vote FOR the merger proposal.
The Merger
Subject to the conditions to the merger described herein, Merger Sub will merge with and into MIC Corp., whereupon the separate corporate existence of Merger Sub will cease and MIC Corp. will be the surviving entity of the merger. Upon the effectiveness of the merger, (i) each outstanding share of common stock of MIC Corp. will be converted into one common unit of Holdings LLC, and (ii) each outstanding share of special stock of MIC Corp. will be converted into one special unit of Holdings LLC. Holdings LLC is not granting any additional rights to the manager through the LLC Agreement or the special units.
The board of directors of MIC Corp., the sole member of Holdings LLC and the board of directors of Merger Sub have approved the merger agreement. Holdings LLC, in its capacity as sole shareholder of Merger Sub, has also approved the merger agreement. The merger will become effective upon the acceptance of the certificate of merger by the Secretary of State of Delaware or at a later time if so specified in the certificate of merger.
At the effective time of the merger, your rights as a holder of common units of Holdings LLC will be governed by the DLLCA and the LLC Agreement. For a description of the terms of the LLC Agreement, and the rights of the holders of common units thereunder, see the sections entitled “Description of Units of Holdings LLC” and “Comparison of the Rights of Shareholders and Unitholders Before and Following the consummation of the merger” beginning on pages 47 and 55, respectively, of this proxy statement/prospectus and the LLC Agreement attached as Annex B to this proxy statement/prospectus. As a member of Holdings LLC, you also will be bound by the LLC Agreement.
Conversion Procedures
Following the effective time of the merger, each certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock or MIC Corp. special stock will be deemed for all purposes to represent the same number of Holdings LLC common units or Holdings LLC special units, respectively, into which such shares will be converted in the merger, without any action on the part of shareholders.
Lost, Stolen or Destroyed Certificates
If any certificate that prior to the effective of the merger represented shares of MIC Corp. common stock or MIC Corp. special stock has been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to Holdings LLC, in form and substance reasonably satisfactory to Holdings LLC, against any claim that may be made against it with respect to such certificate, Holdings LLC will issue to such person or entity, in exchange for such lost, stolen or destroyed certificate, certificates (or evidence of limited liability company interests in book-entry form) shares representing common units or special units, as the case may be, of Holdings LLC.
Dividends with Respect to Unexchanged Shares of Common Stock
Dividends, if any, that are declared on shares of common stock to holders of common stock on a record date prior to the effective time of the merger will be paid to such holders regardless of whether such payment is made before or after the effective time of the merger.
Treatment of Outstanding Stock Plan and Equity Awards
Holdings LLC will assume all obligations under the Stock Incentive Plans. All rights of participants to acquire shares of common stock of MIC Corp. under the Stock Incentive Plans will be converted into rights to acquire common units of Holdings LLC in accordance with the terms of the Stock Incentive Plans.

Upon the merger, the shares of common stock of MIC Corp. that may be issuable under the Stock Incentive Plans will automatically be converted on a one-for-one basis into common units of Holdings LLC that may be issuable, and the terms and conditions that are in effect immediately prior to the merger under each outstanding equity award assumed by Holdings LLC will continue in full force and effect following the consummation of the merger, except that the common units of Holdings LLC will be issuable under such awards in lieu of MIC Corp. common stock. Your adoption of the merger agreement will be deemed to be the approval of Holdings LLC’s adoption of the Stock Incentive Plans and assumption of all rights and liabilities thereunder.
Hawaii Distribution
As part of the reorganization, it is anticipated that the Hawaii distribution will be completed. Pursuant to the Hawaii distribution, following the consummation of the merger, a direct subsidiary of MIC Corp. will distribute the limited liability company interests in MIC Hawaii to MIC Corp., and MIC Corp. will in turn distribute such limited liability company interests to Holdings LLC, so that MIC Hawaii will become a direct wholly-owned subsidiary of Holdings LLC.
2.00% Convertible Senior Notes Due 2023 of MIC Corp.
Under the terms of MIC Corp.’s indenture, (the “indenture”) governing its 2.00% Convertible Senior Notes due 2023 (“convertible notes”), upon consummation of the reorganization, Holdings LLC will execute a supplemental indenture (i) assuming the obligations of MIC Corp. under the convertible notes and the indenture and (ii) providing that the convertible notes will become convertible into common units of Holdings LLC in lieu of shares of common stock of MIC Corp., on a one for one basis. The obligations of MIC Corp. under the convertible notes and the indenture will be discharged.
Recommendation of the Board of Directors
The board of directors has determined that the merger agreement, the merger and the Hawaii distribution on the terms and conditions described herein, are advisable and in the best interests of MIC Corp. and its shareholders, and has unanimously approved the merger agreement, the merger and the Hawaii distribution. Shareholder approval is only required for the adoption of the merger agreement and is not required for the Hawaii distribution. You are only being asked to vote on the merger proposal. The board of directors recommends that you vote FOR the merger proposal.
Shareholders Entitled to Vote; Vote Required for Approval
Record date:   Shareholders may vote at the special meeting if they owned common stock at the close of business on March 29, 2021. Only shareholders of record at the close of business on the record date will be entitled to receive notice of and vote at the special meeting. A shareholder may cast one vote for each share of common stock owned on the record date.
Quorum required:   The shareholders of record present in person (which in this instance means presence at the virtual meeting) or represented by proxy holding at least a majority of the common stock issued and outstanding and entitled to vote thereon shall constitute a quorum at the special meeting. Holders of common stock as of the record date are the only shareholders entitled to vote at the special meeting. “Broker non-votes” occur when a broker, bank or other nominee holding common stock for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. A broker non-vote or a failure to submit a proxy or attend the meeting online will not be counted as present at the special meeting for purposes of determining the presence of a quorum. Abstentions will be counted as present at the special meeting for purposes of determining the presence of a quorum.
Votes required:   Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote thereon. A vote in favor of the merger proposal is a vote to adopt the merger agreement. For the merger proposal, abstentions, a broker non-vote or a failure to submit the proxy or attend the special meeting online will each have the same effect as a vote against the merger proposal.

Your vote is very important.   You are encouraged to vote as soon as possible. If you do not indicate how your shares should be voted, shares represented by your properly completed proxy will be voted as the board of directors recommends and therefore will be voted FOR the merger proposal and FOR the adjournment proposal. However, if your shares of common stock are held in “street name” and you do not provide your broker, bank or other nominee specific instructions on how to vote your shares, your proxy will not be voted.
Conditions to Completion of the Merger
A number of conditions must be satisfied or waived before the proposed merger can become effective. These conditions are:
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the approval of the merger proposal and the adoption of the merger agreement by Holdings LLC as the sole shareholder of Merger Sub;

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the registration statement, of which this proxy statement/prospectus is a part, having been declared effective by the SEC and not being the subject of any stop order or any proceeding seeking a stop order;

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the common units being approved for listing on the NYSE (or similar U.S. stock exchange), subject to official notice of issuance;

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the receipt of any waivers, consents or amendments needed under MIC Corp.’s contracts, licenses and permits in connection with the reorganization;

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the board of directors not having revoked its recommendation that the shareholders vote in favor of the merger proposal;

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the prior approval of the reorganization by the HPUC not having been revoked or enjoined and the receipt by MIC Corp. of any other required regulatory approvals; and

•
the absence of any order, injunction, decree or other legal restraint or prohibition preventing consummation of the reorganization.

The board of directors cannot assure you that the required conditions will be satisfied or waived or that the merger will occur.
Termination of the Merger Agreement
At the discretion of board of directors of MIC Corp., MIC Corp. reserves the right to abandon or postpone the merger at any time and for any reason prior to the effective time of the merger, even after the shareholders have adopted the merger agreement at the special meeting and the other conditions to the completion of the merger have been satisfied or waived. Following receipt of shareholder approval of the merger proposal, the board of directors intends to evaluate efforts to sell MIC Corp. or its remaining operating businesses, and complete the reorganization at such time as it determines will be in the best interests of MIC Corp. and its shareholders, which the board currently anticipates will be following execution of a definitive agreement for, and prior to completing, the sale of the Atlantic Aviation business. MIC Corp. has not entered into definitive agreements to sell any of its remaining operating businesses, and there can be no assurance as to whether, when or in what order any such agreement will be executed or that the reorganization will be completed.
Common Stock Ownership of MIC Corp. Directors and Executive Officers
At the close of business on the record date, the directors and executive officers of MIC Corp. collectively beneficially owned and were entitled to vote 14,326,891 shares of common stock, which represent, in the aggregate, 16.4% of the shares of common stock outstanding on that date.
No Change in Board of Directors, Officers, Management Personnel or Business
MIC Corp.’s current management, including all directors and officers, assume identical positions with Holdings LLC. The business of Holdings LLC will be the same as the business of MIC Corp. and the reorganization is not expected to result in any change in headquarters, business, jobs, management, location of any of the offices, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the reorganization). We will apply to list Holdings LLC’s common units to trade on the NYSE under the ticker symbol “MIC” at the effective time of the merger.
Interests of Directors and Executive Officers
No director or executive officer of MIC Corp. has any interest, direct or indirect, in the merger other than any interest arising from the ownership of common stock.
In the merger, each share of special stock owned by the manager will be converted into one special unit of Holdings LLC. Holdings LLC is not granting any additional rights to the manager through the LLC Agreement or the special units. In addition, the manager will continue to serve as the external manager of Holdings LLC on the same terms as it serves MIC Corp. Concurrently with the merger, Holdings LLC will become a party to the management services agreement that governs the manager’s provision of management services to MIC Corp. and the disposition agreement that MIC Corp. and MIC Ohana Corporation entered into with the manager in connection with MIC Corp.’s determination to pursue strategic alternatives. In connection with the merger, Holdings LLC and the manager will also enter into the amended and restated registration rights agreement.
The manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in the management of infrastructure investment vehicles on behalf of third-party investors and an advisor on the acquisition, disposition and financing of infrastructure assets. The manager is responsible for and oversees the management of MIC Corp.’s operating businesses, subject to the oversight and supervision of MIC Corp.’s board of directors. The manager compensates and has assigned, or seconded, to the Company our chief executive officer and chief financial officer on a full-time basis. The manager also compensates and seconds, or makes available, other personnel as required. This practice will continue after the reorganization. For more information, see Note 13, “Related Party Transaction,” in the notes to the consolidated financial statements in Item 8 of MIC Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 17, 2021 and is incorporated by reference into this proxy statement/prospectus.
Information regarding members of our board of directors and executive officers, executive compensation and certain relationships and related transactions is contained in MIC Corp.’s Definitive Proxy Statement on Schedule 14A, filed on March 29, 2021 incorporated by reference into Part III of MIC Corp.’s Annual Report on Form 10-K for the year ended December 31, 2020 under the captions “ Item 10. Directors and Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 13. Certain Relationships and Related Transactions and Director Independence”, which are incorporated herein by reference.
Appraisal Rights in Connection with the Merger
If the merger is completed, under the DGCL, holders of shares of MIC Corp. common stock who do not vote in favor of the proposal to adopt the merger agreement, who properly demand appraisal of their shares, who do not withdraw such demand or otherwise waive or lose their right to appraisal and who otherwise comply with the requirements for perfecting and preserving their appraisal rights under Section 262 have the right to seek appraisal of, and receive payment in cash for, the “fair value” of their shares of MIC Corp. common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery (the “Court”), together with interest, if any, as determined by the Court, in lieu of one common unit per share of common stock (the “merger consideration”). In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. MIC Corp. shareholders electing to exercise such appraisal rights must comply with all of the provisions of

Section 262 to perfect and preserve their rights. Strict compliance with the statutory procedures is required to perfect and preserve appraisal rights under Delaware law.
The following discussion is intended as a brief summary of the law pertaining to appraisal rights under the DGCL. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which is attached to this proxy statement/prospectus as Annex C. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that shareholders exercise their appraisal rights under Section 262. Failure to precisely follow any of the statutory procedures set forth in Section 262 will result in the loss or waiver of your appraisal rights.
A demand for appraisal in respect of shares of MIC Corp. common stock must be executed by or on behalf of the holder of record, and must reasonably inform MIC Corp. of the identity of the holder and state that the holder intends thereby to demand the appraisal of such holder’s shares in connection with the merger. Beneficial owners of shares of MIC Corp. common stock who do not also hold such shares of record may not directly make appraisal demands to MIC Corp. The beneficial owner must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of MIC Corp. common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of MIC Corp. common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. If a broker, bank or other nominee exercises his, her or its right of appraisal with respect to the shares of MIC Corp. common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of MIC Corp. common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of MIC Corp. common stock through a broker, bank, or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank, or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of shareholders, the corporation must, not less than 20 days prior to the meeting, notify each of its shareholders who was a shareholder on the record date for notice of such meeting and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement/prospectus constitutes MIC Corp.’s notice to its shareholders of the availability of appraisal rights in connection with the merger, and a copy of the full text of Section 262 is attached to this proxy statement/prospectus as Annex C. In connection with the merger, any holder of shares of MIC Corp. common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully and in its entirety.
Strict compliance with the statutory procedures in Section 262 is required. Failure to timely and properly comply with the statutory requirements of Section 262 will result in the loss of appraisal rights under the DGCL.
A MIC Corp. shareholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of MIC Corp. common stock, MIC Corp. encourages shareholders considering exercising such rights to seek the advice of legal counsel.
A shareholder wishing to exercise the right to demand appraisal of his, her or its shares of MIC Corp. common stock must satisfy each of the following conditions:
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the MIC Corp. shareholder must deliver to MIC Corp. a written demand for appraisal of his, her or its shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. The demand must reasonably inform MIC Corp. of the identity of the shareholder and the intention of the shareholder to demand appraisal of his, her or its shares;
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the MIC Corp. shareholder must not vote in favor of, or consent in writing to, the proposal to adopt the merger agreement. Because a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, a shareholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262;

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the MIC Corp. shareholder must continue to hold his, her or its shares of MIC Corp. common stock, from the date of making the demand through the effective time of the merger. Therefore, a shareholder who transfers the shares for which he, she or it is seeking appraisal before the effective time of the merger will lose any right to appraisal with respect to such shares; and

•
the MIC Corp. shareholder or the surviving corporation must file a petition in the Court requesting a determination of the fair value of the shares of MIC Corp. common stock within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any such petition and has no present intention of doing so. Accordingly, it is the obligation of the shareholder to initiate all necessary action to perfect his, her or its appraisal rights in respect of shares of MIC Corp. common stock within the time prescribed in Section 262.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of MIC Corp. common stock as provided in the merger agreement, without interest, but you will have no appraisal rights with respect to your shares of MIC Corp. shareholder common stock.
All written demands for appraisal pursuant to Section 262 must be mailed or delivered to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, and must be delivered before the vote on the adoption of the merger agreement is taken at the MIC Corp. special meeting and must be executed by, or on behalf of, the record holder of the shares of MIC Corp. common stock.
Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each holder of shares of MIC Corp. common stock who has not voted in favor of the proposal to adopt the merger agreement and has otherwise complied with Section 262. At any time within 60 days after the effective time of the merger, any shareholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party, has the right to withdraw such shareholder’s demand for appraisal and to accept the merger consideration in accordance with the merger agreement. Any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation. No appraisal proceeding before the Court as to any shareholder will be dismissed without the approval of the Court, which approval may be conditioned upon any terms the Court deems just; provided, however, that any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days of the effective time of the merger. If the surviving corporation does not approve a shareholder’s request to withdraw a demand for appraisal when the approval is required or, except with respect to a shareholder that withdraws his, her or its right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the shareholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be greater than, the same as or less than the value of the merger consideration offered pursuant to the merger agreement.
Within 120 days after the effective time of the merger, any holder of shares of MIC Corp. common stock who has complied with Section 262 will, upon written request, be entitled to receive from the surviving corporation a written statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of MIC Corp. common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting shareholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.
Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any shareholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Court, with a copy served on the surviving corporation in the case of a petition filed by a shareholder, demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. A person who is the beneficial owner of shares of MIC Corp. common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. Accordingly, the failure of a shareholder to file such a petition within the time period and manner prescribed in Section 262 could nullify the shareholder’s previously written demand for appraisal. There is no present intent on the part of the surviving corporation to file an appraisal petition, and shareholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition. Accordingly, any holders of shares of MIC Corp. common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of MIC Corp. common stock within the time and in the manner prescribed by Section 262.
If a petition for appraisal is duly filed by a shareholder, the shareholder must deliver a copy of the petition to the surviving corporation, and the surviving corporation will then be obligated, within 20 days after such service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Court, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the shareholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof will be borne by the surviving corporation. After the Register in Chancery provides notice to those shareholders and the surviving corporation, if so ordered by the Court, the Court is empowered to conduct a hearing upon the petition to determine the shareholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court may require the shareholders who have demanded appraisal for their shares and who hold certificated shares of MIC Corp. common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any shareholder fails to comply with that direction, the Court may dismiss the proceedings as to that shareholder. If immediately before the merger the shares of the class or series of stock as to which appraisal rights are available were listed on a national securities exchange, the Court will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (b) the value of the consideration provided in the merger for such total number of shares exceeds $1 million or (c) the merger was approved pursuant to Section 253 or 267 of the DGCL.
After the Court’s determination of the holders of MIC Corp. common stock entitled to appraisal, an appraisal proceeding will be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court will determine the “fair value” of the shares of MIC Corp. common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” Unless the Court in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each shareholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (a) the difference, if any, between the amount paid and the “fair value” of the shares as determined by the Court and (b) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any shareholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal before the final determination of the shareholders entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving corporation and who has submitted such shareholder’s stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such shareholder is not entitled to appraisal rights under Section 262. When the “fair value” is determined, the Court will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the shareholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by stock certificates upon the surrender to the surviving corporation of the stock certificates representing such stock.
Shareholders considering seeking appraisal should be aware that the “fair value” of their shares of MIC Corp. common stock as determined by the Court under Section 262 could be greater than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the terms of the merger agreement if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not in any manner address, “fair value” under Section 262.
MIC Corp. does not anticipate offering more than the merger consideration to any MIC Corp. shareholder exercising appraisal rights, and MIC Corp. reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of MIC Corp. common stock is less than the merger consideration. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Upon the application of a shareholder, the Court may also order that all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of an order, each party bears its own expenses.
From and after the effective time of the merger, no shareholder who has duly demanded and perfected appraisal rights in compliance with Section 262 will be entitled to vote such shares of MIC Corp. common stock for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the shareholder delivers to the surviving corporation a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger either within 60 days after the effective time of the merger or thereafter with the written approval of the surviving corporation, then the right of such shareholder to appraisal will cease and that shareholder will be entitled to receive the merger consideration that such holder would have received, without interest and less any applicable withholding taxes, pursuant to the merger agreement.
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a shareholder’s statutory appraisal rights. Consequently, any MIC Corp. shareholder wishing to exercise appraisal rights is encouraged to consult their legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.
Regulatory Approvals
We are not aware of any federal, state or local regulatory requirements or approvals that must be complied with or obtained, prior to consummation of the merger pursuant to the merger agreement, other than the need for approval by HPUC, which has been received, compliance with applicable federal and state securities laws, and the filing of a certificate of merger as required under the DGCL.
On July 28, 2020, the HPUC determined that the proposed merger and the Hawaii distribution would not affect the operations or rates of Hawaii Gas, may facilitate additional potential purchasers for Hawaii Gas that would commit to Hawaii’s clean energy goals and is in the public interest and therefore approved the reorganization.
Accounting Treatment of the Merger
The merger will have no effect for accounting purposes. The historical consolidated financial statements of MIC Corp. previously reported to the SEC as of and for all periods through the date of this proxy statement/prospectus will remain the consolidated financial statements of Holdings LLC.
Stock Exchange Listing
We will apply to list Holdings LLC’s common units to trade on the NYSE under the ticker symbol “MIC” upon the effective time of the merger.

ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES
Shareholders of MIC Corp. are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal. If the adjournment proposal is approved, the special meeting could be successively adjourned to any date. In accordance with the bylaws, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote so represented may adjourn the meeting from time to time, whether or not there is a quorum. In addition, the shareholders present at a duly organized meeting at which a quorum is present in person or represented by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
If the special meeting is adjourned to solicit additional proxies, shareholders of record who have already submitted their proxies will be able to revoke them at any time prior to their use. An abstention will have the effect of a vote against the adjournment proposal. A failure to submit a proxy or to attend the special meeting online or a broker non-vote will not have an effect on a vote to approve the adjournment proposal.
Do not send in your stock certificates with your proxy card. As described under the section “The Merger Proposal — The Merger” on page 37, following the consummation of the merger, each outstanding certificate (or evidence of shares in book-entry form) representing shares of MIC Corp. common stock will be deemed for all purposes to represent the same number of Holdings LLC common units pursuant to the merger agreement. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger. New Holdings LLC certificates will be issued if (and only if) certificates representing MIC Corp. common stock are thereafter presented for exchange or transfer.
The board of directors unanimously recommends that shareholders vote “FOR” the adjournment proposal.

DESCRIPTION OF UNITS OF HOLDINGS LLC
The following description is a summary of the material provisions of the limited liability company interests in Holdings LLC. We will enter into the LLC Agreement in connection with the merger. The LLC Agreement provides for the issuance of the units, as well as the rights of holders of the units, including with respect to voting rights and participation in distributions. The following description is subject to the DLLCA. Certain provisions of the LLC Agreement are intended to be consistent with the DGCL, and the power of Holdings LLC, the governance processes and the rights of holders of units are generally intended to be substantially similar in many respects to those of a Delaware corporation under the DGCL, with certain exceptions.
The statements below are subject to and are qualified in their entirety by reference to all of the provisions of the LLC Agreement, the form of which is attached as Annex B. The LLC Agreement will govern your rights as holders of the units.
The following summary should be read in conjunction with the section entitled “Comparison of the Rights of Shareholders and Unitholders Before and After the Merger” beginning on page 55 of this proxy statement/prospectus.
General
Upon consummation of the merger, Holdings LLC will be authorized to issue up to (i) 500,000,000 common units, (ii) 100 special units, and (iii) 100,000,000 preferred units. Upon consummation of the merger, the number and class of units of Holdings LLC that will be outstanding will be equal to the corresponding number and class of MIC Corp. common stock and MIC Corp. special stock outstanding immediately prior to the merger (other than any MIC Corp. common stock subject to validly perfected appraisal rights). As of the date of this proxy statement/prospectus, there are no shares of preferred stock of MIC Corp. outstanding and we do not anticipate issuing any such shares prior to the effective time of the merger. As a result, we do not anticipate that there will be any preferred units of Holdings LLC outstanding immediately following the consummation of the merger.
Any provision of the DGCL referred to in, or incorporated by, the LLC Agreement will be, unless otherwise provided in the LLC Agreement, applied mutatis mutandis to Holdings LLC, the units, the unitholders, the unit certificates, Holdings LLC’s board of directors and the LLC Agreement, as if Holdings LLC were a Delaware corporation, the units were shares of stock of a Delaware corporation, the unitholders were stockholders of a Delaware corporation, the unit certificates were stock certificates and Holdings LLC’s board of directors were directors of a Delaware corporation.
Common Units
Voting.   Each common unit will be entitled to one vote on each matter submitted to a vote at a meeting of holders of common units. Except as provided in the LLC Agreement, the holders of common units and special units will vote separately as different classes. Holders of common units will not be entitled to vote cumulatively for the election of directors. Except as provided in the LLC Agreement, all matters to be voted on by holders of common units must be approved by a majority of the voting power of the common units present in person or represented by proxy at the meeting of holders of common units and entitled to vote thereon or, in the case of the election of directors, by a majority of the votes cast unless the election is contested, in which case directors will be elected by a plurality of the votes cast. Any nominee who fails to receive the required number of votes in an uncontested election agrees to promptly tender his or her resignation, and Holdings LLC’s board of directors will determine whether to accept or reject such resignation following receipt of a recommendation from the nominating and governance committee.
Distributions.   Subject to any prior rights and preferences contained in any preferred unit designation, holders of common units will be entitled to receive distributions in amounts as determined by Holdings LLC’s board of directors. Holdings LLC may pay distributions consisting of cash, property or limited liability company interests of Holdings LLC.
Delaware law allows a limited liability company to make distributions to members to the extent that at the time of the distribution, after giving effect to the distribution, the total liabilities of the limited liability company, as determined under Delaware law, will not exceed the fair value of the assets of the limited liability company, as determined under Delaware law.
Transfer Restriction.   The LLC Agreement does not restrict the transfer of common units traded on any national securities exchange on which such units are listed for trading but it provides, among other things, that Holdings LLC has the power to enter into and perform any agreement with any unitholders to restrict the transfer of units of Holdings LLC in any manner not prohibited by the DGCL.
Election of Directors.   Under the LLC Agreement, at any time when the management services agreement is in effect and the manager or any of its affiliates holds at least 200,000 common units (which represents the number of common units with an aggregate value of at least $5 million at a price per common units equal to the per share price of the shares sold in the initial public offering of a predecessor to Holdings LLC (as adjusted to reflect any subsequent splits or similar recapitalizations)), holders of common units, voting separately as a class, will be entitled to elect the directors of Holdings LLC other than one director who will be elected by the holders of special units, voting or consenting separately as a class, and who will act as the chairman of Holdings LLC’s board of directors.
At any time when the management services agreement is not in effect or neither the manager nor any of its affiliates holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations), the holders of common units will be entitled to elect all of the directors to be elected at an election.
Other Rights.   Upon the dissolution and winding up of Holdings LLC, all holders of common units will be entitled to share equally, on a per unit basis, in all assets of Holdings LLC of whatever kind available for distribution.
Trading.   Upon official notice of issuance, the outstanding common units will be listed on the NYSE under the symbol “MIC,” the same symbol under which the common stock is currently listed.
Transfer Agent and Restrictions.   The transfer agent and registrar for the common units will be Computershare, Inc.
Special Units
Voting.   Each special unit will be entitled to one vote on each matter on which holders of special units are entitled to vote or provide consent.
Holders of special units are not entitled to vote on or consent to any matter of Holdings LLC, except those matters explicitly set forth in the LLC Agreement, which are as follows:
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any further authorization for issuance of special units, which issuance will require the prior affirmative vote or written consent of the holders of special units, voting or consenting separately as a class;

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any issuance of preferred units, which issuance will require the prior affirmative or written consent of the holders of special units, voting or consenting separately as a class;

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any amendment of any provision of the LLC Agreement that would adversely affect the rights of holders of special units as a separate class, which amendment will require the prior affirmative vote or written consent of the holders of special units, voting or consenting separately as a class;

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election of one director who will act as the chairman of Holdings LLC’s board of directors, which election will require the affirmative vote or written consent of the holders of special units, voting or consenting separately as a class and is discussed immediately below in the section entitled “— Election of One Director”;

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ability to fill the vacancy in Holdings LLC’s board of directors of a director elected by the holders of special units, which will require the affirmative vote or written consent of the holder of special units, voting or consenting separately as a class, to the extent the management services agreement is in effect and the manager or any manager affiliate (as defined in the management services agreement) owns at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations);

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removal of any director for cause, which removal will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding common units and special units (and any series of preferred units then entitled to vote at an election of directors), voting together as a single class; and

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removal of any director elected by the holders of special units, voting or consenting separately as a class, without cause, which removal will require the affirmative vote or written consent of the holders of at least 66 2/3% of the voting power of the issued and outstanding special units, voting or consenting separately as a class.

Election of One Director.   Under the LLC Agreement, holders of special units will be entitled to elect one director, who will act as the chairman of Holdings LLC’s board of directors, at any time when the management services agreement is in effect and the manager or any of its affiliates holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations).
Distributions.   The LLC Agreement provides that holders of special units are not entitled to any distributions from Holdings LLC (other than with respect to common units and preferred units it may otherwise hold, solely to the extent such distribution is declared in accordance with the LLC Agreement or any preferred unit designation).
Transfer Restriction.   The LLC Agreement provides that holders of special units may not offer, sell, pledge, transfer, dispose or distribute special units or enter into any agreement with respect to the foregoing.
Redemption.   Upon the earlier of (i) the termination of the management services agreement or (ii) the date on which neither the manager nor any of its affiliates holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations), (a “redemption event”), all outstanding special units will be redeemed by Holdings LLC at a price equal to $0.001 per special unit, within five business days after Holdings LLC becomes aware of the occurrence of a redemption event. If Holdings LLC does not have sufficient funds legally available to redeem all outstanding special units on any redemption date, Holdings LLC will redeem a pro rata portion of the outstanding special units out of any legally available funds and redeem the remaining outstanding special units as soon as practicable after Holdings LLC has funds legally available therefor. Any special units which are redeemed or otherwise acquired by Holdings LLC or any of its subsidiaries will be automatically and immediately canceled and will not be reissued, sold or transferred. Neither Holdings LLC nor any of its subsidiaries may exercise any voting or other rights granted to the holders of special units following redemption.
Other Rights.   Holders of special units will not be entitled to share in any distribution of assets in the event of the dissolution and winding up of the affairs of Holdings LLC.
Trading.   The outstanding special units will not be listed on any stock exchange.
Preferred Units
The LLC Agreement provides that Holdings LLC’s board of directors is authorized to fix the designations, rights, preferences, powers, and limitations of and to issue preferred units. Holdings LLC’s board of directors has flexibility to create one or more series of preferred units, from time to time, and to determine the relative designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of each series. The terms of the authorized preferred units are substantially the same as the terms of the authorized preferred stock of MIC Corp.
The consent of the manager, as the holder of the outstanding special units, is required for issuances of preferred units.
Preferred units may be issued, at the discretion of Holdings LLC’s board of directors, for any proper corporate purpose, without further action by Holdings LLC’s unitholders (other than the holder of the special units as discussed above) other than as may be required by applicable law and as set forth in the LLC Agreement and/or any preferred unit designation. Unitholders do not have preemptive rights with respect to the future issuance of preferred units (except as otherwise provided in a preferred unit designation or as determined by Holdings LLC’s board of directors) and unitholders’ interest in Holdings LLC could be diluted by any such issuance with respect to any of the following: earnings per unit, voting, liquidation rights and book and market value.
The issuance of preferred units could affect the relative rights of holders of common units. Depending upon the exact terms, limitations and relative rights and preferences, if any of the preferred units as determined by Holdings LLC’s board of directors at the time of issuance, the holders of preferred units may be entitled to a higher distribution rate than that paid on the common units, a prior claim on funds available for the payment of distributions, a fixed preferential payment in the event of dissolution and winding up, redemption rights, rights to convert their preferred units into common units, and voting rights which would tend to dilute the voting control of the holders of common units. Any preferred units could be issued with rights, preferences and privileges that may be superior to those of the common units.
Subject to its fiduciary duties, Holdings LLC’s board of directors will not, without prior unitholder approval, approve the issuance or use of preferred units for any defensive or anti-takeover purpose or for the purpose of implementing any unitholder rights plan. Within these limits, as well as others imposed by applicable law and the rules of the applicable stock exchange, Holdings LLC’s board of directors may approve the issuance or use of preferred units for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of Holdings LLC more difficult or costly, as could also be the case if Holdings LLC’s board of directors were to issue additional common units.
Forum Selection Clause
The LLC Agreement provides that, unless Holdings LLC consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the sole and exclusive forum for any unitholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on Holdings LLC’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Holdings LLC’s unitholders, directors, officers or other employees to Holdings LLC or to Holdings LLC’s unitholders, (iii) any action asserting a claim arising pursuant to any provision of the DLLCA, the DGCL or the LLC Agreement, (iv) any action to interpret, apply, enforce or determine the validity of the LLC Agreement or (v) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in units of Holdings LLC is deemed to have notice of and consented to the foregoing provisions.
Anti-Takeover Provisions in the LLC Agreement
Vacancies; Acting by Written Consent.   Subject to the right of the manager as holder of the special units to elect one director and his or her successor in the event of a vacancy, the LLC Agreement authorizes only Holdings LLC’s board of directors to fill vacancies, including for newly created directorships. This provision could prevent a unitholder of Holdings LLC from effectively obtaining an indirect majority representation on Holdings LLC’s board of directors by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees.
Except as otherwise provided in the LLC Agreement holders of Holdings LLC units are not permitted to act by written consent. Instead, common unitholders may only take action in person or via proxy with respect to any proposal that may be presented at a duly called annual or special meeting of common unitholders. Furthermore, the LLC Agreement provides that special meetings may only be called by the chairman of Holdings LLC’s board of directors or by resolution adopted by Holdings LLC’s board of directors.
Nomination and Proposal Procedures.   The LLC Agreement provides that the common unitholders seeking to bring business before an annual meeting of unitholders or to nominate candidates for election as directors at an annual meeting of unitholders must provide notice thereof in writing to Holdings LLC not less than 120 days and not more than 150 days prior to the anniversary date of its preceding year’s annual meeting. In addition, the common unitholder furnishing such notice must be a holder of record of common units on both (i) the date of delivering such notice and (ii) the record date for the determination of unitholders entitled to vote at such annual meeting. These provisions may preclude common unitholders from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting. To deliver timely notice of a nomination for a special meeting of unitholders, a common unitholder must submit such written notice at least 120 days but not more than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the special meeting date and of the proposed nominees.
Future Issuances of Units.   Authorized but unissued units are available for future issuance, without approval of Holdings LLC’s unitholders. These additional units may be utilized for a variety of purposes, including acquisitions, compensation and incentive plans and future public or private offerings to raise additional capital. One of the effects of the existence of such unissued units may be to enable Holdings LLC’s board of directors to discourage or prevent a potential acquisition or takeover (by means of a tender or exchange offer, proxy contest or otherwise) and thereby to protect the continuity of the management.
Removal Procedures.   The LLC Agreement provides that any director may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding common units, special units and preferred units, if any, voting as a single class. Any director elected by the holders of common units, voting separately as a class, may be removed from office at any time, without cause, by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding common units voting separately as a class. Any director elected by the holders of special units, voting or consenting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote or written consent of the holders of 66 2/3% of the voting power of the issued and outstanding special units voting separately as a class.
Rights Plan.   Although Holdings LLC does not have a unitholder rights plan, under Delaware law, Holdings LLC’s board of directors could adopt such a plan without unitholder approval. If adopted, a unitholder rights plan could operate to cause substantial dilution to a person or a group that attempts to acquire us on terms not approved by Holdings LLC’s board of directors.
Amendment of LLC Agreement.    The provisions of the LLC Agreement, which were drafted to include substantially similar provisions as the MIC Corp. certificate of incorporation and to incorporate certain provisions of the DGCL commonly included in a certificate of incorporation of a Delaware corporation (the “Charter Provisions”), may only be amended in a substantially similar manner as the MIC Corp. certificate of incorporation could be amended.
The provisions of the LLC Agreement, which were also drafted to include substantially similar provisions as the MIC Corp. bylaws and to incorporate certain provisions of the DGCL which are commonly included in the bylaws of a Delaware corporation (the “Bylaw Provisions”), may only be amended in a substantially similar manner as the MIC Corp. bylaws could be amended.
In order to provide holders of units of Holdings LLC with rights substantially similar to the rights provided to them by the DGCL, certain provisions of the LLC Agreement were drafted to incorporate the additional rights that shareholders of MIC Corp. have pursuant to the DGCL (the “DGCL-Implementing Provisions”). The DGCL-Implementing Provisions in the LLC Agreement may be amended, but only if (i) Holdings LLC’s board of directors, by resolution, declares the advisability of the proposed amendment and (ii) a majority of the voting power of the outstanding voting units entitled to vote on the proposed amendment approve such amendment; provided, however, that notwithstanding the foregoing, if Holdings LLC’s board of directors determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in the LLC Agreement (whether as a result of the development in jurisprudence or otherwise) (a “New Implementation”), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended.
The remaining provisions of the LLC Agreement that are not expressly designated as Charter Provisions, Bylaw Provisions or DGCL-Implementing Provisions and that include provisions that are commonly included in LLC Agreements, may be amended if (i) Holdings LLC’s board of directors, by resolution, declares the advisability of the proposed amendment and (ii) a majority of the voting power of the outstanding voting units entitled to vote on the proposed amendment approve such amendment.
The LLC Agreement provides that Holdings LLC’s board of directors may amend the LLC Agreement without the approval of the unitholders or any other person, under the following circumstances:

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to change the name of Holdings LLC or its registered agent or registered office;

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to impose restrictions on the transfer of units, under certain circumstances, to avoid a significant risk of Holdings LLC becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes;

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to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or otherwise to preserve or achieve uniformity of the shares (or any portion or class or series thereof);

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to reflect any amendment to Section 145 of the DGCL or the amendment or addition of any other provisions of the DGCL relating to indemnification and advancement of expenses, under certain circumstances;

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to reflect any change determined by the Holdings LLC’s board of directors to be necessary and appropriate in the event that a provision of the DGCL or the DLLCA is enacted, amended or revoked;

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pursuant to any writing approved by Holdings LLC’s board of directors setting forth the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of a series of preferred shares;

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if any term or provision of the LLC Agreement is determined, in a final and nonappealable order, to be illegal or invalid for any reason, to adopt any amendment to the LLC Agreement that Holdings LLC’s board of directors determines is necessary or appropriate so as to give effect to the order and, as closely as possible in a manner acceptable to Holdings LLC’s board of directors, effect the intent that the LLC Agreement govern Holdings LLC in a manner that is substantially similar to the governance of MIC Corp. in effect immediately prior to the effective time of the merger;

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to qualify or continue the qualification of Holdings LLC as a limited liability company under the laws of any state or to ensure that Holdings LLC and any of its subsidiaries will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

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to address changes in U.S. federal income tax regulations, legislation or interpretation;

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to the extent it does not adversely affect the unitholders considered as a whole or the unitholders holding any particular class or series of units as compared to unitholders holding any other classes or series of units in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the DLLCA), (ii) facilitate the trading of units (including the division of any class or series of outstanding units into different classes or series to facilitate uniformity of tax consequences within such classes or series of units) or comply with any rule, regulation, guideline or requirement of any exchange registered with the SEC under Section 6(a) of the Exchange Act on which the units are or will be listed, or (iii) effect the intent expressed in this proxy statement/prospectus or the intent of the provisions of the LLC Agreement;

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to effect a change in the fiscal year or taxable year of Holdings LLC and any other changes that Holdings LLC’s board of directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of Holdings LLC;

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to implement the decision of Holdings LLC’s board of directors to elect Holdings LLC to be treated as a corporation for U.S. federal income tax purposes;

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to effect the conversion of Holdings LLC from a Delaware limited liability company to a Delaware limited partnership and other changes that Holdings LLC’s board of directors determines to be necessary or appropriate in connection therewith; and

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to correct any provision of the LLC Agreement that, as a result of a typographical error or other inaccuracy, does not implement the parties' intent that the LLC Agreement govern Holdings LLC in a manner substantially similar to the way MIC Corp. was governed immediately prior to the merger.

Business Combinations.   Pursuant to the terms of the LLC Agreement, the provisions of Section 203 of the DGCL will be applied to Holdings LLC and Holdings LLC therefore will be prohibited from engaging in a “business combination” with an “interested unitholder” for a period of three years following the time the person becomes an interested unitholder, unless:
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the board of directors approves the business combination or the transaction in which the person became an interested unitholder prior to the date the person attained this status;

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upon consummation of the transaction that resulted in the person becoming an interested unitholder, the person owned at least 85% of voting units outstanding at the time the transaction commenced, excluding units owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether units held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the time the person became an interested unitholder, the board of directors approved the business combination and the unitholders other than the interested unitholder authorized the transaction at an annual or special meeting of unitholders by the affirmative vote of at least 66 2/3% of the outstanding units not owned by the interested unitholder.

A “business combination” (as such term is defined in Section 203 of the DGCL) includes:
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any merger or consolidation involving Holdings LLC and the interested unitholder;

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any sale, transfer, pledge or other disposition involving the interested unitholder of 10% or more of Holdings LLC’s assets;

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in general, any transaction that results in the issuance or transfer by Holdings LLC of any of Holdings LLC’s units to the interested unitholder;

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any transaction involving Holdings LLC that has the effect of increasing the proportionate share of Holdings LLC’s units owned by the interested unitholders; or

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the receipt by the interested unitholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, an “interested unitholder” is defined as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested unitholder status did own, 15% or more of an entity’s voting interests.
Separately, the LLC agreement contains provisions which prohibit us from engaging in a “business combination” (as such term is defined in the LLC Agreement) unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of our outstanding units (other than those units held by any interested unitholder or any affiliate or associate).
A “business combination” (as such term is defined in the LLC Agreement) includes:
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any merger or consolidation involving Holdings LLC and an interested unitholder or any of its affiliates or associates;

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any sale, transfer, pledge or other disposition involving an interested unitholder or any of its affiliates or associates of Holdings LLC’s assets having an aggregate fair market value of 10% or more of the net investment value of Holdings LLC;

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in general, any transaction that results in the issuance or transfer by Holdings LLC of any of its securities to an interested unitholder or any of its affiliates or associates having an aggregate fair market value of 10% or more of the net investment value of Holdings LLC;

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any spin-off or split-up of any kind of Holdings LLC or any of its subsidiaries proposed by or on behalf of an interested unitholder or any of its affiliates or associates; or

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any transaction involving Holdings LLC that has the effect of increasing the proportionate share of Holdings LLC’s units owned by an interested unitholder and its affiliates and associates; and any agreement, contract or other arrangement providing for any one or more of the actions specified above.

Anti-Takeover Effects of Management Services Agreement
The management services agreement specifies limited circumstances under which the manager may be terminated by Holdings LLC. In addition, the disposition agreement provides that, during the term of the disposition agreement, the management services agreement will terminate with respect to operating businesses of Holdings LLC that are sold, and upon the sale of Holdings LLC, and provides for related payments to the manager.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS AND UNITHOLDERS BEFORE AND AFTER THE MERGER
Upon consummation of the merger, the rights of the holders of MIC Corp. common stock who become holders of Holdings LLC’s common units, and who previously were governed by the DGCL, the certificate of incorporation and the bylaws, will be governed by the DLLCA and the LLC Agreement. While there are similarities between the organizational documents of a Delaware corporation and a Delaware limited liability company, a number of differences will exist. The following is a summary of the existing rights of the shareholders under the certificate of incorporation and the bylaws and the rights that the unitholders will have under the LLC Agreement upon the merger. You should carefully read this entire proxy statement/prospectus and the other documents included or summarized in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a unitholder of a Delaware corporation and the rights of a shareholder of a Delaware limited liability company. A copy of the LLC Agreement is attached as Annex B to this proxy statement/prospectus, and all documents material to the rights of holders of Holdings LLC’s units are included, summarized or incorporated by reference in this proxy statement/prospectus.
Subject	MIC Corp.	Holdings LLC
Authorized Capital
MIC Corp. is authorized to issue a total of 600,000,100 shares of stock consisting of:
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500,000,000 shares of common stock, par value $0.001 per share;

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100 shares of special stock, par value $0.001 per share; and

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100,000,000 shares of preferred stock, par value $0.001 per share, in one or more series.

Holdings LLC is authorized to issue a total of 600,000,100 units consisting of: • 500,000,000 common units; • 100 special units; and • 100,000,000 preferred units in one or more series.
Voting Rights	The certificate of incorporation provides that each share of common stock is entitled to one vote on each matter submitted to a vote of the holders of common stock at a meeting of shareholders. See “Election of Directors” below for the voting rights of shares of special stock.	The LLC Agreement provides that the holder of each common unit has one vote per unit on each matter submitted to a vote of the holders of common units at a meeting of unitholders. See “Election of Directors” below for the voting rights of special units.
Quorum for Shareholder Meetings	The bylaws provide that, except as otherwise provided by law, the certificate of incorporation, the bylaws, or the rules of any applicable stock exchange, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at a meeting of shareholders, except that when a separate vote by a class or series or classes or series is required, a majority of the voting power of the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.	The LLC Agreement provides that, except as otherwise provided by the LLC Agreement or the rules of any applicable stock exchange, the unitholders present in person or represented by proxy holding a majority of the outstanding voting units, which consist of common units and any series of preferred units that are designated as voting units in a preferred unit designation, entitled to vote will constitute a quorum at a meeting of unitholders, except that when a separate vote by a class or series or classes or series is required, a majority of the voting power of the issued and outstanding units of such class or series or classes or series entitled to vote,

Subject	MIC Corp.	Holdings LLC
present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.
Number of Directors	The certificate of incorporation and the bylaws provide that the number of directors that constitute the entire board will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors, but will consist of not less than four (4) nor more than twelve (12) directors. The board of directors of MIC Corp. currently consists of eight directors.	The LLC Agreement provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors of Holdings LLC, but will consist of not less than four (4) nor more than twelve (12) directors. The board of directors of Holdings LLC upon consummation of the merger will consist of eight directors.
Classification of Board of Directors	MIC Corp. has one class of directors and the certificate of incorporation does not provide for a classified board of directors. The term of each director is the period from the effective date of his or her election to the next annual meeting of shareholders until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.	Holdings LLC has one class of directors and the LLC Agreement does not provide for a classified board of directors of Holdings LLC. With the exception of the initial board, and except as provided in the LLC Agreement or the terms of any preferred unit designation, the term of each director is the period from the effective date of his or her election to the next annual meeting of the unitholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The term of the initial directors shall be the period from the effective time to the first annual meeting of unitholders following the effective time and until such initial director’s successor is duly elected and qualified or until such initial director’s earlier death, resignation or removal.
Election of Directors	The bylaws provide that directors (other than the director elected by holders of special stock) will be elected by a majority of votes cast unless the election is contested, in which case directors shall be elected by plurality of the votes cast at any meeting of shareholders duly called and held for the election of directors at which a quorum is present. An election shall be contested if, as of the date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors elected.
The LLC Agreement provides that directors (other than the director elected by holders of special units) will be elected by a majority of votes cast unless the election is contested, in which case directors shall be elected by plurality of the votes cast at any meeting of unitholders duly called and held for the election of directors at which a quorum is present. An election shall be contested if, as of the date that is fourteen (14) days in advance of the date Holdings LLC files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors elected.

Subject	MIC Corp.	Holdings LLC
	The bylaws further provide that except with respect to the director to be elected by the holders of special stock, voting or consenting separately as a class, in accordance with the provisions of the certificate of incorporation, the directors will be elected by the holders of common stock at the annual meeting of shareholders.	The LLC Agreement further provides that except with respect to the director to be elected by the holders of special units, voting or consenting separately as a class, in accordance with the provisions of the LLC Agreement, the directors will be elected by the holders of common units, voting separately as a class, at the annual meeting of unitholders.
	The bylaws further provide that the board of directors shall nominate for election or re-election as a director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation.	The LLC Agreement further provides that the board of directors shall nominate for election or re-election as a director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation.
	The bylaws further provide that if a director in an uncontested election does not receive a majority of votes cast for his or her election, the Nominating and Governance Committee shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the board the action be taken with respect to such director’s tendered resignation. The board will determine whether to accept or reject such resignation, or what other actions should be taken, within 90 days from the date of election results.	The LLC Agreement further provides that if a director in an uncontested election does not receive a majority of votes cast for his or her election, the Nominating and Governance Committee shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the board the action be taken with respect to such director’s tendered resignation. The board will determine whether to accept or reject such resignation, or what other actions should be taken, within 90 days from the date of the certification of election results.
	The certificate of incorporation provides that, at any time when the management services agreement is in effect and the manager or any “manager affiliate” (as defined in the management services agreement) holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), (i) the holders of special stock, voting or consenting separately as a class, will be entitled to elect one director, and (ii) the holders of common stock, voting separately as a class, will be entitled to elect the remaining directors.	The LLC Agreement provides that, at any time when the management services agreement is in effect and the manager or any “manager affiliate” (as defined in the management services agreement) holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations), (i) the holders of special units, voting or consenting separately as a class, will be entitled to elect one director, and (ii) the holders of common units, voting separately as a class, will be entitled to elect the remaining directors.

Subject	MIC Corp.	Holdings LLC
	At any time when the management services agreement is not in effect or neither the manager nor any “manager affiliate” holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), the holders of common stock will be entitled to elect all of the directors to be elected.	At any time when the management services agreement is not in effect or neither the manager nor any “manager affiliate” holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations), the holders of common units will be entitled to elect all of the directors to be elected.
	The bylaws provide that for so long as the holders of special stock, voting or consenting separately as a class, are entitled to elect a director of the board of directors pursuant to the provisions of the certificate of incorporation, such director will serve as the chairman of the board of directors. In all other cases, the board of directors will appoint a chairman of the board of directors from its members.	The LLC Agreement provides that for so long as the holders of special units, voting or consenting separately as a class, are entitled to elect a director of the board of directors pursuant to the provisions of the LLC Agreement, such director will serve as the chairman of the board of directors. In all other cases, the board of directors will appoint a chairman of the board of directors from its members.
Cumulative Voting	The certificate of incorporation does not provide for cumulative voting and, accordingly, shareholders do not have cumulative voting rights in connection with the election of directors.	The LLC Agreement does not provide for cumulative voting and, accordingly, unitholders do not have cumulative voting rights in connection with the election of directors.
Removal of Directors
Subject to the bylaws (and rights provided to holders of preferred stock), directors may be removed from office as follows: (1) any director may be removed for cause, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock and special stock (and any series of preferred stock then entitled to vote at an election of directors), voting together as a single class; (2) any director elected by the holders of special stock, voting or consenting separately as a class, may be removed without cause, by the affirmative vote or written consent of the holders of at 66 2/3% of the voting power of the issued and outstanding shares of special stock, voting or consenting separately as a class; and (3) any director elected by the holders of common stock, voting separately as a class, may be removed from office without cause, by the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock, voting separately as a class.
Subject to the LLC Agreement (and rights provided to holders of preferred units), directors may be removed from office as follows: (1) any director may be removed for cause, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding common units and special units (and any series of preferred units then entitled to vote at an election of directors), voting together as a single class; (2) any director elected by the holders of special units, voting or consenting separately as a class, may be removed without cause, by the affirmative vote or written consent of the holders of at 66 2/3% of the voting power of the issued and outstanding special units, voting or consenting separately as a class; and (3) any director elected by the holders of common units, voting separately as a class, may be removed from office without cause, by the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding common units, voting separately as a class.

Subject	MIC Corp.	Holdings LLC
Vacancies on the Board of Directors
The bylaws provide that the board of directors shall fill director vacancies and new directorships only with candidates who have agreed to tender, promptly following their appointment to the board, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation.
Subject to the bylaws, the certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen will hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

The LLC Agreement provides that the board of directors shall fill director vacancies and new directorships only with candidates who have agreed to tender, promptly following their appointment to the board, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation.
The LLC Agreement further provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen will hold office until the next annual meeting of unitholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

	The certificate of incorporation provides that at any time when the management services agreement is in effect and the manager or any “manager affiliate” holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), any vacancy in the board of directors of a director elected by the holders of special stock, voting or consenting separately as a class, will be filled only by a vote or written consent of the holders of special stock, voting or consenting separately as a class. At any time when the management services agreement is not in effect or the manager or any “manager affiliate” no longer holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), such vacancy will be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or if there are none, by a vote of the holders of common stock. Any vacancy of a director elected by the holders of	The LLC Agreement provides that at any time when the management services agreement is in effect and the manager or any “manager affiliate” holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations), any vacancy in the board of directors of a director elected by the holders of special units, voting or consenting separately as a class, will be filled only by a vote or written consent of the holders of special units, voting or consenting separately as a class. At any time when the management services agreement is not in effect or the manager or any “manager affiliate” no longer holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations), such vacancy will be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or if there are none, by a vote of the holders of common units. Any vacancy of a director elected by the holders of common units will be filled only by a

Subject	MIC Corp.	Holdings LLC
	common stock will be filled only by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or if there are none, by a vote of the holders of common stock.	majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or if there are none, by a vote of the holders of common units.
Director Nominations by Shareholders
The bylaws provide that a shareholder must give timely notice in writing to the secretary of MIC Corp. for the nomination of a director before any meeting of shareholders. Such nomination may be made by a shareholder only if such shareholder is a shareholder of record at the time of delivery the nomination or the date of the giving of notice and at the record date for the determination of shareholders entitled to vote at such meeting.
With respect to director nominations at an annual meeting of shareholders, a shareholder’s notice must be delivered to the secretary of MIC Corp. at its principal executive offices not less than 120 days and not later than 150 days prior to the first anniversary of the preceding year’s annual meeting.

The LLC Agreement provides that a common unitholder must give timely notice in writing to the secretary of Holdings LLC for the nomination of a director before any meeting of unitholders. Such nomination may be made by a unitholder only if such unitholder is a holder of record of common units at the date of delivery of the nomination or the date of the giving of notice and at the record date for the determination of unitholders entitled to vote at such meeting.
With respect to director nominations at an annual meeting of unitholders, a common unitholder’s notice must be delivered to the secretary of Holdings LLC at its principal executive offices not less than 120 days and not later than 150 days prior to the first anniversary of the preceding year’s annual meeting.

	With respect to director nominations at a special meeting of shareholders, a shareholder’s notice must be delivered to the secretary of MIC Corp. not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.	With respect to director nominations at a special meeting of unitholders, a common unitholder’s notice must be delivered to the secretary of Holdings LLC not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors of Holdings LLC to be elected at such meeting.

For nominations to be properly brought before any meeting of shareholders, a notice must set forth (i) as to each individual whom the shareholder proposes to nominate for election or reelection as a director and each proposed nominee associated person (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of capital stock of MIC Corp.

For nominations to be properly brought before any meeting of unitholders, a notice must set forth (i) as to each individual whom the common unitholder proposes to nominate for election or reelection as a director and each proposed nominee associated person (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of units of Holdings LLC which are owned

Subject	MIC Corp.	Holdings LLC
which are owned of record and beneficially owned by such person; (d) a statement whether each such proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the board of directors in accordance with the bylaws; (e) a description of all arrangements or understandings between such shareholder and each such person pursuant to which the nomination or nominations are to be made by the shareholder; and (f) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for elections of directors, or is otherwise required, and (ii) as to such shareholder giving notice and each shareholder associated person, (a) the name and address, as they appear on MIC Corp.’s books, of each such person and of any holder of record of the shareholder’s shares, (b) the class and number of shares of common stock of MIC Corp. which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s shares, as of the date of such shareholder’s notice, and a representation that such shareholder will notify MIC Corp. in writing of the class and number of such shares held of record or beneficially owned by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (c) any material interest of each such person in such business, (d) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such shareholder will notify MIC Corp. in writing of any such agreement, arrangement or understanding in effect of record and beneficially owned by such person; (d) a statement whether each such proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the board of directors in accordance with the LLC Agreement; (e) a description of all arrangements or understandings between such common unitholder and each such person pursuant to which the nomination or nominations are to be made by the common unitholder; and (f) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for elections of directors, or is otherwise required, and (ii) as to such common unitholder giving notice and each unitholder associated person, (a) the name and address, as they appear on Holdings LLC’s books, of each such person and of any holder of record of the common unitholder’s units, (b) the class and number of units of Holdings LLC which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s units, as of the date of such common unitholder’s notice, and a representation that such common unitholder will notify Holdings LLC in writing of the class and number of such units held of record or beneficially owned by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (c) any material interest of each such person in such business, (d) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such common unitholder will notify Holdings LLC in writing of any such agreement,

Subject	MIC Corp.	Holdings LLC
as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a description of any agreement, arrangement or understanding that has been entered into as of the date of such shareholder’s notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of each such person with respect to shares of common stock of MIC Corp., and a representation that such shareholder will notify MIC Corp. in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (f) a representation that such shareholder is a holder of record or beneficial owner of shares of common stock of MIC Corp. entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (g) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (h) any other information that is required to be provided by each such person pursuant to the Exchange Act and the rules and regulations promulgated thereunder.
arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a description of any agreement, arrangement or understanding that has been entered into as of the date of such common unitholder’s notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from unit price changes for, or increase or decrease the voting power of each such person with respect to common units of Holdings LLC, and a representation that such common unitholder will notify Holdings LLC in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (f) a representation that such common unitholder is a holder of record or beneficial owner of common units of Holdings LLC entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (g) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (h) any other information that is required to be provided by each such person pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

Shareholder Proposals	The bylaws provide that a shareholder must give timely notice in writing to the secretary of MIC Corp. of a proposal of business to be considered before any annual meeting of shareholders. Such proposal may be made by a shareholder only if such shareholder is a shareholder of record at the time of delivery of a director nomination or the date of the giving of notice and at the record date for the determination of shareholders entitled to vote at such annual meeting.	The LLC Agreement provides that a common unitholder must give timely notice in writing to the secretary of Holdings LLC of a proposal of business to be considered before any annual meeting of unitholders. Such proposal may be made by a unitholder only if such unitholder is a holder of record of common units at the time of delivery of a director nomination or the date of the giving of notice and at the record date for the determination of unitholders entitled to vote at such annual meeting.

Subject	MIC Corp.	Holdings LLC
	To be timely, a shareholder’s notice must be delivered to the secretary of MIC Corp. at its principal executive offices not less than 120 days and not earlier than 150 days prior to the first anniversary of the preceding year’s annual meeting.	To be timely, a common unitholder’s notice must be delivered to the secretary of Holdings LLC at its principal executive offices not less than 120 days and not earlier than 150 days prior to the first anniversary of the preceding year’s annual meeting.
	Notice as to any business other than director nominations must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) as to such shareholder giving notice and each shareholder associated person, (a) the name and address, as they appear on MIC Corp.’s books, of each such person and of any holder of record of the shareholder’s shares, (b) the class and number of shares of MIC Corp. which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s shares, as of the date of such shareholder’s notice, and a representation that such shareholder will notify MIC Corp. in writing of the class and number of such shares held of record or beneficially owned by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (c) any material interest of each such person in such business, (d) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such shareholder will notify MIC Corp. in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a description of any agreement, arrangement or understanding that has been entered into as of the date of such shareholder’s notice by, or on behalf of, each such person, the effect or intent of which is to	Notice as to any business other than director nominations must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) as to such common unitholder giving notice and each unitholder associated person, (a) the name and address, as they appear on Holdings LLC’s books, of each such person and of any holder of record of the common unitholder’s units, (b) the class and number of Holdings LLC units which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s units, as of the date of such common unitholder’s notice, and a representation that such common unitholder will notify Holdings LLC in writing of the class and number of such units held of record or beneficially owned by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (c) any material interest of each such person in such business, (d) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such common unitholder will notify Holdings LLC in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a description of any agreement, arrangement or understanding that has been entered into as of the date of such common unitholder’s notice by, or on behalf of,

Subject	MIC Corp.	Holdings LLC
	mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of each such person with respect to shares of stock of MIC Corp., and a representation that such shareholder will notify MIC Corp. in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (f) a representation that such shareholder is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (g) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (h) any other information that is required to be provided by each such person pursuant to the Exchange Act and the rules and regulations promulgated thereunder.	each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from unit price changes for, or increase or decrease the voting power of each such person with respect to units of Holdings LLC, and a representation that such common unitholder will notify Holdings LLC. in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed, (f) a representation that such common unitholder is a holder of record or beneficial owner of units of Holdings LLC entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (g) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (h) any other information that is required to be provided by each such person pursuant to the Exchange Act and the rules and regulations promulgated thereunder.
Special Meetings of Shareholders	The bylaws provide that special meetings of the shareholders will be held on such date and at such time and place (if any) as designated by the board of directors and stated in the notice of the meeting. Special meetings of the shareholders may be called at any time only by the secretary, either at the direction of the board of directors pursuant to a resolution adopted by the board of directors or by the chairman of the board of directors.	The LLC Agreement provides that special meetings of the unitholders may be held on such date and at such time and place (if any) as designated by the board of directors of Holdings LLC and stated in the notice of the meeting. Special meetings of the unitholders may be called at any time only by the secretary, either at the direction of the board of directors pursuant to a resolution adopted by the board of directors or by the chairman of the board of directors of Holdings LLC.
Notice of Meetings of Shareholders	The bylaws provide that written notice will be given to each shareholder of record not less than 20 nor more than 60 days prior to the date of the meeting, stating the date, time, place, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for	The LLC Agreement provides that written notice will be given to each unitholder of record not less than 20 nor more than 60 days prior to the date of the meeting, stating the date, time, place (if any), the means of remote communication, if any, by which unitholders and proxy holders may be deemed to be present in person and vote

Subject	MIC Corp.	Holdings LLC
	determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and, in the case of special meetings, the purpose(s) for which the meeting is called. Only such business will be conducted at a special meeting of shareholders as have been brought before the meeting pursuant to MIC Corp.’s notice of meeting.	at such meeting, and the record date for determining the unitholders entitled to vote at the meeting, if such date is different from the record date for determining unitholders entitled to notice of the meeting, and, in the case of special meetings, the purpose(s) for which the meeting is called. Only such business will be conducted at a special meeting of unitholders as have been brought before the meeting pursuant to Holdings LLC’s notice of meeting.
Proxies	The bylaws provide that a shareholder entitled to vote may vote in person or by proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period.	The LLC Agreement provides that a unitholder entitled to vote may vote in person or by proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Shareholder Action by Written Consent	The certificate of incorporation and bylaws provide that, except for actions taken by written consent by the holders of any series of preferred stock, holders of special stock consenting separately as a class or as otherwise expressly provided by the terms of any class of stock permitting the holders of such series to act by written consent, the shareholders will take any action required or permitted only at a meeting of shareholders duly called and noticed, and no action will be taken by the shareholders by written consent.	The LLC Agreement provides that, except for actions taken by written consent by the holders of any series of preferred units, holders of special units consenting separately as a class or as otherwise expressly provided by the terms of any other series or class of units permitting the holders of such series to act by written consent, the unitholders will take any action required or permitted only at a meeting of unitholders duly called and noticed, and no action will be taken by the unitholders by written consent.
Liquidation Rights	The certificate of incorporation provides that in the event of any liquidation, dissolution or winding up of the affairs of MIC Corp., whether voluntary or involuntary, subject to the rights of holders of any series of preferred stock, holders of common stock will be entitled to share equally, on a per share basis, in all assets of MIC Corp. of whatever kind available for distribution to the holders of common stock. Holders of special stock will not be entitled to share in any distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of MIC Corp., whether voluntary or involuntary.	The LLC Agreement provides that the order of distribution following the dissolution of Holdings LLC will proceed as follows: (i) first, to creditors (including unitholders who are creditors, to the extent otherwise permitted by applicable law) in satisfaction of all of Holdings LLC’s debts and other liabilities (whether by payment thereof or the making of reasonable provision for the payment thereof), other than liabilities for distributions to unitholders under the DLLCA; (ii) second, to unitholders and former unitholders in satisfaction of liabilities for distributions under the DLLCA; and (iii) the balance, if any, to common and preferred unitholders, if any, in accordance with the LLC Agreement. Holders of special units will not be entitled to share

Subject	MIC Corp.	Holdings LLC
in any distribution of assets in the event of the dissolution and winding up of the affairs of Holdings LLC, whether voluntary or involuntary.
Limitation of Personal Liability of Directors	The certificate of incorporation provides that a director is not personally liable to MIC Corp. or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.	The LLC Agreement provides that a director is not personally liable to Holdings LLC or its unitholders for monetary damages for breach of fiduciary duty as a director, except that a director will be liable to the same extent as if such director were a director of a Delaware corporation pursuant to the DGCL for liabilities (i) for breach of the director’s duty of loyalty to Holdings LLC or its unitholders, (ii) for acts or omissions not in good faith or a knowing violation of applicable law or (iii) for any transaction for which the director derived an improper benefit.
Indemnification and Advancement	The certificate of incorporation and bylaws provide that MIC Corp. will indemnify, to the fullest extent permitted by the DGCL, (i) each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of MIC Corp.) by reason of the fact that such person is or was a director, officer, employee or agent of MIC Corp., or is or was a director or officer of MIC Corp. serving at the request of MIC Corp. as a director, officer, employee or agent of another enterprise or (ii) each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of MIC Corp. to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of MIC Corp., or is or was a director or officer of MIC Corp. serving at the request of MIC Corp. as a director, officer, employee or agent of another enterprise. With respect to an action by or in the right of MIC Corp., MIC Corp. will not indemnify a director, officer, employee or agent if he or she is found liable to MIC Corp. unless the Court of Chancery of the State of Delaware or the court in which	The LLC Agreement provides that Holdings LLC will indemnify, to the fullest extent permitted by the DGCL as if Holdings LLC was a Delaware corporation, (i) each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Holdings LLC) by reason of the fact that such person is or was a director, officer, employee or agent of Holdings LLC, or is or was a director or officer of Holdings LLC serving at the request of Holdings LLC as a director, officer, employee or agent of another enterprise or (ii) each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of Holdings LLC to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Holdings LLC, or is or was a director or officer of Holdings LLC serving at the request of Holdings LLC as a director, officer, employee or agent of another enterprise. With respect to an action by or in the right of Holdings LLC, Holdings LLC will not indemnify a director, officer, employee or agent if he or she is found liable to Holdings LLC

Subject	MIC Corp.	Holdings LLC
	such action was brought determines otherwise.	unless the Court of Chancery of the State of Delaware or the court in which such action was brought determines otherwise.
	MIC Corp. will not indemnify an officer, director, employee or agent when the proceeding relates to: (i) payments actually made to or on behalf of such person under a statute, insurance policy, indemnity provision, or vote; (ii) an accounting or disgorgement under the Exchange Act or similarly applicable law; (iii) reimbursement of MIC Corp. for a bonus, compensation, or other profits realized from the sale of MIC Corp.’s securities under the Exchange Act; (iv) initiation of an action including those against MIC Corp. or its directors, unless authorized by the board of directors, provided for in MIC Corp.’s sole discretion, or otherwise required under the bylaws for actions seeking enforcement of indemnification and advancement rights or applicable law; or (v) prohibition of payment under applicable law.	Holdings LLC will not indemnify an officer, director, employee or agent when the proceeding relates to: (i) payments actually made to or on behalf of such person under a statute, insurance policy, indemnity provision, or vote; (ii) an accounting or disgorgement under the Exchange Act or similarly applicable law; (iii) reimbursement of Holdings LLC for a bonus, compensation, or other profits realized from the sale of Holdings LLC’s securities under the Exchange Act if such person is held liable; (iv) initiation of an action including those against Holdings LLC or its directors, unless authorized by the board of directors, provided for in Holdings LLC’s sole discretion, or otherwise required under the LLC Agreement for actions seeking enforcement of indemnification and advancement rights or applicable law; or (v) prohibition of payment under applicable law.
	The bylaws also provide that expenses incurred by officers and directors in defending proceedings will be paid by MIC Corp. in advance of final disposition of such proceedings upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified.	The LLC Agreement provides that expenses incurred by officers and directors in defending proceedings will be paid by MIC Corp. in advance of final disposition of such proceedings upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified.
Amendments to Governing Documents	The certificate of incorporation provide that the board of directors may amend the terms of the bylaws by resolution adopted by the affirmative vote of a majority of the total number of directors in office, except that certain specified sections may not be amended without the affirmative vote of a majority of the shares present in person or represented by proxy at a meeting of shareholders. The certificate of incorporation provides that the consent of the holders of special stock will be required for MIC Corp. to (i) authorize or issue shares of special stock; (ii) amend the certificate of
The Charter Provisions may only be amended in a substantially similar manner as the MIC Corp. certificate of incorporation could be amended.
The Bylaw Provisions may only be amended in a substantially similar manner as the MIC Corp. bylaws could be amended.
The DGCL-Implementing Provisions in the LLC Agreement may be amended, but only if (i) Holdings LLC’s board of directors, by resolution, declares the advisability of the proposed amendment and (ii) a majority of the voting power

Subject	MIC Corp.	Holdings LLC

incorporation or bylaws in a manner that would adversely affect the rights of holders of special stock; or (iii) issue shares of preferred stock.
The DGCL provides that the certificate of incorporation of a corporation may be amended by an affirmative vote of a majority of the directors and the affirmative vote of a majority of the outstanding stock entitled to vote thereon, unless the certificate of incorporation requires the vote of a greater number or proportion. The certificate of incorporation provides that the prior affirmative vote or written consent of the holders of a majority of the outstanding shares of special stock, voting or consenting separately as a class, will be required for MIC Corp. to amend any provision of the certificate of incorporation or the bylaws in a manner that would adversely affect the rights of the holders of special stock as a class.

of the outstanding voting units entitled to vote on the proposed amendment approve such amendment; provided, however, that notwithstanding the foregoing, the DGCL-Implementing Provisions may be amended to adopt New Implementations in the same manner as a Bylaw Provision may be amended.
The remaining provisions of the LLC Agreement that are not expressly designated as Charter Provisions, Bylaw Provisions or DGCL-Implementing Provisions and that include provisions that are commonly included in LLC Agreements, may be amended if (i) Holdings LLC’s board of directors, by resolution, declares the advisability of the proposed amendment and (ii) a majority of the voting power of the outstanding voting units entitled to vote on the proposed amendment approve such amendment.
The LLC Agreement provides that Holdings LLC’s board of directors may amend the LLC Agreement without the approval of the unitholders or any other person, under the following circumstances:
•
to change the name of Holdings LLC or its registered agent or registered office;

•
to impose restrictions on the transfer of units, under certain circumstances, to avoid a significant risk of Holdings LLC becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes;

•
to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or otherwise to preserve or achieve uniformity of the shares (or any portion or class or series thereof);

•
to reflect any amendment to Section 145 of the DGCL or the amendment or addition of any other provisions of the DGCL relating to

Subject	MIC Corp.	Holdings LLC

indemnification and advancement of expenses, under certain circumstances;
•
to reflect any change determined by the Holdings LLC’s board of directors to be necessary and appropriate in the event that a provision of the DGCL or the DLLCA is enacted, amended or revoked;

•
pursuant to any writing approved by Holdings LLC’s board of directors setting forth the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of a series of preferred shares;

•
if any term or provision of the LLC Agreement is determined, in a final and nonappealable order, to be illegal or invalid for any reason, to adopt any amendment to the LLC Agreement that Holdings LLC’s board of directors determines is necessary or appropriate so as to give effect to the order and, as closely as possible in a manner acceptable to Holdings LLC’s board of directors, effect the intent that the LLC Agreement govern Holdings LLC in a manner that is substantially similar to the governance of MIC Corp. in effect immediately prior to the effective time of the merger;

•
to qualify or continue the qualification of Holdings LLC as a limited liability company under the laws of any state or to ensure that Holdings LLC and any of its subsidiaries will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

•
to address changes in U.S. federal income tax regulations, legislation or interpretation;

•
to the extent it does not adversely affect the unitholders considered as a whole or the unitholders holding any particular class or series of units as compared to unitholders holding any

Subject	MIC Corp.	Holdings LLC

other classes or series of units in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the DLLCA), (ii) facilitate the trading of units (including the division of any class or series of outstanding units into different classes or series to facilitate uniformity of tax consequences within such classes or series of units) or comply with any rule, regulation, guideline or requirement of any exchange registered with the SEC under Section 6(a) of the Exchange Act on which the units are or will be listed, or (iii) effect the intent expressed in this proxy statement/prospectus or the intent of the provisions of the LLC Agreement;
•
to effect a change in the fiscal year or taxable year of Holdings LLC and any other changes that Holdings LLC’s board of directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of Holdings LLC;

•
to implement the decision of Holdings LLC’s board of directors to elect Holdings LLC to be treated as a corporation for U.S. federal income tax purposes;

•
to effect the conversion of Holdings LLC from a Delaware limited liability company to a Delaware limited partnership and other changes that Holdings LLC’s board of directors determines to be necessary or appropriate in connection therewith; and

•
to correct any provision of the LLC Agreement that, as a result of a typographical error or other inaccuracy, does not implement the parties’ intent that the LLC Agreement govern Holdings LLC in a manner substantially similar to the

Subject	MIC Corp.	Holdings LLC
way MIC Corp. was governed immediately prior to the merger.
Exclusive Forum	The bylaws provide that, unless MIC Corp. consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MIC Corp.; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of MIC Corp. to MIC Corp. or its shareholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine.	The LLC Agreement provides that, unless Holdings LLC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Holdings LLC; (ii) any action asserting a claim of breach of a fiduciary duty owed by any unitholder, director, officer or other employee of Holdings LLC to Holdings LLC or its unitholders; (iii) any action asserting a claim arising pursuant to any provision of the DLLCA or the LLC Agreement; (iv) any action to interpret, apply, enforce or determine the validity of the LLC Agreement or (v) any action asserting a claim governed by the internal affairs doctrine.
Merger, Sale, or other Disposition of Assets	The certificate of incorporation provides that MIC Corp. will not merge or consolidate with any other entity or sell, lease or exchange all or substantially all of its property and assets, unless a majority of the board of directors and a majority of the shareholders holding the voting power of the issued and outstanding shares of MIC Corp. common stock entitled to vote thereon approve the transaction.	The LLC Agreement provides that Holdings LLC will not merge or consolidate with any other entity or sell, lease or exchange all or substantially all of its property and assets, unless a majority of the board of directors and a majority of the unitholders holding the voting power of the issued and outstanding common units of Holdings LLC entitled to vote thereon approve the transaction.
Interested Person Business Combinations
Section 203 of the DGCL prevents MIC Corp., from engaging in a “business combination” with a shareholders who owns 15% or more of MIC Corp.’s outstanding voting stock (otherwise known as an “interested shareholders”) or an affiliate or associate of an interested shareholders, for three (3) years following the time that the shareholders became an interested shareholders.
A “business combination” includes a merger or sale of more than 10% of MIC Corp.’s assets. However, the above provisions of Section 203 do not apply if:
•
MIC Corp.’s board of directors approves the transaction that made

Pursuant to the terms of the LLC Agreement, the provisions of Section 203 of the DGCL will be applied to Holdings LLC and Holdings LLC therefore will be prohibited from engaging in a “business combination” with an “interested unitholder” for a period of three years following the date the person becomes an interested unitholder, unless:
•
the board of directors approves the business combination or the transaction in which the person became an interested unitholder prior to the date the person attained this status;

•
upon consummation of the transaction that resulted in the

Subject	MIC Corp.	Holdings LLC

the shareholders an “interested shareholders, prior to the time of the transaction;”
•
after the completion of the transaction that resulted in the shareholders becoming an interested shareholders, that shareholders owned at least 85% of MIC Corp.’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the time of the transaction, the initial business combination is approved by MIC Corp.’s board of directors and authorized at a meeting of MIC Corp.’s shareholders, and not by written consent, by an affirmative vote of at least two-thirds (2/3) of the outstanding voting stock not owned by the interested shareholders.

Separately, the certificate of incorporation provides affirmative vote of the holders of record of outstanding shares of stock representing at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock of MIC Corp. (excluding shares of stock held by the interested shareholders or any affiliate or associate of an interested shareholders) shall be required to approve any business combination (as defined in the certificate of incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities exchange or otherwise.

person becoming an interested unitholder, the person owned at least 85% of voting units outstanding at the time the transaction commenced, excluding units owned by persons who are directors and also officers and issued under employee unit plans under which employee participants do not have the right to determine confidentially whether units held subject to the plan will be tendered in a tender or exchange offer; or
•
on or subsequent to the date the person became an interested unitholder, the board of directors approved the business combination and the unitholders other than the interested unitholder authorized the transaction at an annual or special meeting of unitholders by the affirmative vote of at least 66 2/3% of the outstanding units not owned by the interested unitholder.

In general, an “interested unitholder” is defined as any person who, together with the person’s affiliates and associates, owns, or within three years immediately prior to the time of determination of interested unitholder status did own, 15% or more of an entity’s voting interests and who did not become the beneficial owner of such amount of units pursuant to a transaction that was approved by the affirmative vote of a majority of the board of directors.
A “business combination” (as such term is defined in Section 203 of the DGCL) includes:
•
any merger or consolidation involving Holdings LLC and the interested unitholder;

•
any sale, transfer, pledge or other disposition involving the interested unitholder of 10% or more of Holdings LLC’s assets;

•
in general, any transaction that results in the issuance or transfer by Holdings LLC of any of Holdings

Subject	MIC Corp.	Holdings LLC

LLC’s units to the interested unitholder;
•
any transaction involving Holdings LLC that has the effect of increasing the proportionate share of Holdings LLC’s units owned by the interested unitholders; or

•
the receipt by the interested unitholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

Separately, the LLC Agreement provides that Holdings LLC will not effect any business combination (as such term is defined in the LLC Agreement) unless at least 66 2/3% of the then outstanding voting units of Holdings LLC (excluding units held by any “interested unitholder” (as defined in the LLC Agreement) or any of its affiliate or associate) approves of the “business combination” (as defined in the LLC Agreement). Such affirmative vote is required notwithstanding any law or agreement with any securities exchange or otherwise.
A “business combination” (as such term is defined in the LLC Agreement) includes:
•
any merger or consolidation involving Holdings LLC and an interested unitholder or any of its affiliates or associates;

•
any sale, transfer, pledge or other disposition involving an interested unitholder or any of its affiliates or associates of Holdings LLC’s assets having an aggregate fair market value of 10% or more of the net investment value of Holdings LLC;

•
in general, any transaction that results in the issuance or transfer by Holdings LLC of any of its securities to an interested unitholder or any of its affiliates or associates having an aggregate fair market value of 10% or more of the net investment value of Holdings LLC;

Subject	MIC Corp.	Holdings LLC

•
any spin-off or split-up of any kind of Holdings LLC or any of its subsidiaries proposed by or on behalf of an interested unitholder or any of its affiliates or associates; or

•
any transaction involving Holdings LLC that has the effect of increasing the proportionate share of Holdings LLC’s units owned by an interested unitholder and its affiliates and associates; and any agreement, contract or other arrangement providing for any one or more of the actions specified above.

For a discussion of the differences in taxation between MIC Corp. and Holdings LLC, we strongly urgeyou to review carefully the discussion under “Material U.S. Federal Income Tax Considerations” beginning onpage 78 of this proxy statement/prospectus and to seek advice based on your particular circumstances from anindependent tax advisor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of common stock by each person who is known to MIC Corp. to be the beneficial owner of more than five percent of the outstanding shares of common stock on March 26, 2021, and each of MIC Corp.’s directors and executive officers and MIC Corp.’s directors and executive officers as a group as of March 26, 2021, based on 87,505,452 shares of common stock issued and outstanding. All holders of common stock are entitled to one vote per share on all matters submitted to a vote of holders of common stock. The voting rights attached to common stock held by MIC Corp. directors, executive officers or major shareholders do not differ from those that attach to shares of common stock held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares of common stock for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares of common stock, whether or not the shares of common stock are held for the individual’s benefit.
	Amount and Nature of Beneficial Ownership (Number of Shares of Common Stock)
Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Shares Outstanding
5% Beneficial Owners
Eminence Capital, LP(1)	8,601,248	9.8%
The Vanguard Group(2)	6,323,649	7.2%
Dimensional Fund Advisors LP(3)	4,783,404	5.5%
Macquarie Infrastructure Management (USA) Inc.(4)	14,097,757	16.1%
Directors(5)
Martin Stanley(6)	14,129,757	16.1%
Amanda Brock(7)	13,129	*
Norman H. Brown, Jr.(7)	58,142	*
Maria Jelescu-Dreyfus(7)	13,129	*
Ron Kirk(7)	18,645	*
H.E. (Jack) Lentz(7)	42,885	*
Ouma Sananikone(7)	28,519	*
Executive Officers(5)
Christopher Frost(8)	46,790	*
Nick O’Neil(9)	8,700	*
Jay Davis	10,331	*
Michael Kernan	1,000	*
All Directors and Executive Officers as a Group	14,371,027	16.4%

*
Less than 1%.

(1)
Based on a report on Schedule 13G filed on February 16, 2021, Eminence Capital, LP and Ricky C. Sandler have shared voting and dispositive power with respect to 8,601,248 shares. The address of Eminence Capital, LP and Mr. Sandler is 399 Park Ave., New York, New York 10022.

(2)
Based on a report on Schedule 13G filed on February 10, 2021, The Vanguard Group has shared voting power with respect to 50,519 shares, shared dispositive power with respect to 111,991 shares, and sole dispositive power with respect to 6,211,658 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based on a report on Schedule 13G filed on February 12, 2021, Dimensional Fund Advisors LP has sole voting power with respect to 4,679,611 shares and sole dispositive power with respect to 4,783,404 shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(4)
Based on a report on Schedule 13D/A filed on November 1, 2019, as updated by Form 4 filed on March 24, 2021, Macquarie Infrastructure Management (USA) Inc. has shared dispositive and sole voting power with respect to 14,097,757 shares with Macquarie Group Limited. The address of the manager is 125 West 55th Street, New York, New York 10019.

(5)
The address of each director and executive officer is c/o Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019.

(6)
Includes 14,097,757 shares held by the manager as to which Mr. Stanley disclaims beneficial ownership. Mr. Stanley serves as Chairman on Macquarie’s Macquarie Infrastructure and Real Assets division, of which the manager constitutes a part.

(7)
Includes 7,356 shares which each independent director has a right, as of May 11, 2021, to acquire upon vesting of director share units granted under the 2014 Independent Directors’ Equity Plan.

(8)
Mr. Frost also serves as a director of MIC Corp. and held 46,790 shares through Macquarie Prism Pty Ltd. (Trust).

(9)
Mr. O’Neil holds the shares through The O’Neil Investment Trust (the “Trust”). Mr. O’Neil is a beneficiary of the Trust and is a director and shareholder of the trustee of the Trust. Mr. O’Neil disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary description of the material anticipated U.S. federal income tax consequences of the merger and the Hawaii distribution generally applicable to the holders of shares of MIC Corp. common stock and to MIC Corp., and of the ownership and disposition of common units of Holdings LLC, is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently available and in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that shares of MIC Corp.’s common stock are held as capital assets for U.S. federal income tax purposes, and that common units of Holdings LLC will be held as capital assets for U.S. federal income tax purposes following the consummation of the merger and the Hawaii distribution. This summary is not intended to be a complete description of all the U.S. federal income tax consequences of the merger, the Hawaii distribution and the ownership and disposition of common units of Holdings LLC. No information is provided with respect to the tax consequences of the merger, the Hawaii distribution or the ownership and disposition of common units of Holdings LLC under any other tax laws, including applicable state, local and foreign tax laws and estate tax laws.
In addition, the following discussion may not be applicable with respect to specific categories of holders of shares of common stock of MIC Corp. or holders of common units of Holdings LLC, including but not limited to corporations; partnerships, S corporations or persons holding their MIC Corp. common stock (or that will hold their common units of Holdings LLC) through partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes; estates; trusts; dealers in securities or foreign currencies; traders in securities who elect to apply a mark-to-market method of accounting; banks or other financial institutions; insurance companies; real estate investment trusts, tax-exempt organizations; persons who are not United States citizens or resident aliens or domestic entities; certain U.S. expatriates; persons whose functional currency is not the U.S. dollar; persons who are subject to alternative minimum tax; persons who do not hold their shares of common stock of MIC Corp. or common units of Holdings LLC as capital assets; holders of options granted by MIC Corp. (or by Holdings LLC) or persons who acquired MIC Corp. common stock (or common units of Holdings LLC) as compensation; persons subject to special tax accounting rules as a result of any item of gross income with respect to their MIC Corp. common stock (or common units of Holdings LLC) being taken into account in an applicable financial statement; or persons who hold their shares (or common units of Holdings LLC) as part of a straddle, conversion or hedging transaction, synthetic security or other integrated investment or risk reduction transaction.
The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds MIC Corp. common stock (or that will hold common units of Holdings LLC) generally depends on both the status of the partner and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold MIC Corp. common stock or that will hold common units of Holdings LLC and such partnerships should consult their tax advisors.
No ruling has been or will be requested from the IRS with respect to the tax effects of the merger. The U.S. federal income tax laws are complex, and the individual circumstances of a holder of shares of common stock of MIC Corp. (or common units of Holdings LLC) may affect the tax consequences to such holder.
As used below, a “U.S. holder” is a beneficial holder of shares of MIC Corp. common stock or common units of Holdings LLC, as applicable, and who is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust, which either (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of shares of MIC Corp. common stock or common units of Holdings LLC, as applicable, that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). The term “holders” includes both a U.S. holder and a non-U.S. holder.
The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. We urge you to consult your own tax advisors as to the specific consequences to you of the merger, the reorganization Hawaii distribution and the ownership and disposition of common units of Holdings LLC, including the applicability and effect of U.S. federal, state, local and foreign income and any other tax laws to your particular circumstances.
U.S. Federal Income Tax Consequences of the Merger and the Hawaii distribution
General
The following is a description of the material anticipated U.S. federal income tax consequences of the merger and the Hawaii distribution. No assurance can be given that the IRS will not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been or will be sought from the IRS with respect to the U.S. federal income tax consequences of the merger or the Hawaii distribution or regarding any matter discussed in this proxy statement/prospectus. Accordingly, you are urged to consult your own tax advisors with regard to the U.S. federal income tax consequences to you of the merger and the Hawaii distribution, as well as the effects of state, local and non-U.S. tax laws.
U.S. Federal Income Tax Consequences of the Merger to MIC Corp. and Holders of MIC Corp. Common Stock
Although the merger is, for state law purposes, a merger of MIC Merger Sub, Inc. with and into MIC Corp., the merger is expected to be treated for U.S. federal income tax purposes as a tax-deferred contribution of MIC Corp. common stock by the holders of MIC Corp. to Holdings LLC in exchange for common units of Holdings LLC pursuant to Section 721 of the Code (“Tax-Deferred Transaction”). However, the completion of the merger is not conditioned on the merger qualifying as a Tax-Deferred Transaction or upon the receipt of an opinion of counsel to that effect and, as noted above, no advance ruling have been or will be sought from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the merger will qualify as a Tax-Deferred Transaction. Further, no assurance can be given that the IRS will not challenge the qualification of the merger as a Tax-Deferred Transaction or that a court would not sustain such a challenge.
Assuming that the merger is treated as a Tax-Deferred Transaction, in general, (i) except as described below with respect to the distribution of assets by MIC Corp., you will not recognize any taxable gain or loss with respect to the exchange of MIC Corp. common stock for common units of Holdings LLC in the merger; (ii) your initial aggregate U.S. federal income tax basis and holding period in the common units that you receive will reflect your tax basis and holding period in your shares of MIC Corp. common stock surrendered in exchange therefor; and (iii) no taxable gain or loss will be recognized by MIC Corp. as a result of the merger.
Notwithstanding the expected tax-deferred treatment of the merger, the distribution of the limited liability company interests of MIC Hawaii by MIC Corp. to Holdings LLC pursuant to the Hawaii distribution is expected to be treated as a taxable distribution in an amount equal to the fair market value of the limited liability company interests in MIC Hawaii distributed. See “— U.S. Federal Income Tax Consequences of the Hawaii Distribution” below for a discussion of certain tax consequences relevant to you with respect to the distribution of the limited liability company interests of MIC Hawaii pursuant to the Hawaii distribution.
The income tax consequences summarized below are based on the assumption that the merger will qualify as a Tax-Deferred Transaction.
U.S. Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Tax-Deferred Transaction
If, contrary to the above, the merger fails to qualify as a Tax-Deferred Transaction, then, in general, you would recognize gain or loss, as applicable, equal to the difference between (i) the aggregate fair market value of the common units of Holdings LLC you receive in the merger, and (ii) your adjusted U.S. federal income tax basis in your shares of MIC Corp. common stock exchanged therefor. However, neither MIC Corp. nor Holdings LLC would be expected to recognize taxable gain or loss as a result of the merger.
If there were a distribution of cash from Holdings LLC to holders of common units within two years of the merger, certain holders could be treated for U.S. federal income tax purposes as having sold at the time of the merger to Holdings LLC some or all of the MIC Corp. common stock contributed to Holdings LLC in the merger in exchange for the cash distributed (a “disguised sale”). In such case, holders that received their Holdings LLC common units in the merger generally would have taxable gain or loss in an amount equal to the cash the holder receives in the distribution less such holder’s U.S. federal income tax basis in the shares of MIC Corp. common stock it is treated as having sold. You should consult your own tax advisors regarding the possibility of disguised sale treatment and the specific tax consequences to you.
U.S. Federal Income Tax Consequences of the Hawaii Distribution
In connection with the reorganization, MIC Ohana Corporation will distribute the limited liability company interests in MIC Hawaii to MIC Corp., and MIC Corp. will distribute the limited liability company interests in MIC Hawaii to Holdings LLC, as described above under “The Merger Proposal — Hawaii Distribution.” The MIC Corp. consolidated group generally will recognize taxable gain, but not loss, on the Hawaii distribution to the extent the fair market value of the limited liability company interests in MIC Hawaii distributed exceeds MIC Ohana Corporation’s adjusted tax basis in the limited liability interests in MIC Hawaii.
For U.S. federal income tax purposes, the Hawaii distribution will be treated as a taxable distribution equal to the fair market value of the assets distributed, and will be taxable as a dividend to Holdings LLC to the extent paid out of MIC Corp.’s current or accumulated earnings and profits. As a holder of Holdings LLC units, you will be allocated any such taxable dividend income pro rata in accordance with your interest in Holdings LLC. If you are a U.S. holder, such dividend income generally will be includable in your gross income as ordinary income, and generally will be subject to reduced rates of taxation if you are a non-corporate U.S. holder. If you are a non-U.S. holder, you will generally be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate provided by an applicable tax treaty) on the amount of any such dividend income allocated to you. Please see “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Units of Holdings LLC — Qualified Dividends and Certain Capital Gains” and “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Units of Holdings LLC — Non-U.S. Holders” below.
If the value of the limited liability company interests in MIC Hawaii at the time of the Hawaii distribution exceeds MIC Corp.’s current or accumulated earnings and profits, it is possible that Holdings LLC will have taxable gain allocable to you as a holder of common units of Holdings LLC. The amount and allocation of such taxable gain will be determined separately for each holder by treating that holder’s pro rata portion of the amount of such excess as (i) a nontaxable return of capital, up to that holder’s tax basis in the common units of Holdings LLC held by such holder, and then (ii) taxable capital gain allocable to that holder up to the amount of any remainder (so the gain will be allocated to you as a holder of common units of Holdings LLC to reflect your relative tax basis in the MIC Corp. stock surrendered, rather than pro rata). You may not receive a cash distribution from Holdings LLC to cover your tax liability associated with the reorganization.
Holdings LLC intends to make available to holders of common units information needed for such holders to calculate any taxable capital gain allocable to them as a result of the Hawaii distribution by providing this information on MIC Corp.’s website at www.macquarie.com/mic.
The Hawaii distribution is not expected to give rise to “unrelated business taxable income” if you are a tax-exempt holder and your interest in Holdings LLC is not subject to “acquisition indebtedness”, but no assurance can be given in this regard.
You are urged to consult your own tax advisors regarding the specific tax consequences to you of the merger and the reorganization.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Units of Holdings LLC
Classification of Holdings LLC
Holdings LLC is expected to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. An organization that is classified as a partnership for U.S. federal income tax purposes generally is not subject to U.S. federal income tax itself. Assuming that Holdings LLC is treated as a partnership for U.S. federal income tax purposes, Holdings LLC generally will not be subject to U.S. federal income tax, and each holder of common units of Holdings LLC that is subject to U.S. tax will be required to include in computing its U.S. federal income tax liability its allocable share of the items of income, gain, loss, and deduction of Holdings LLC, regardless of whether and to what extent distributions are made by Holdings LLC to such holder. However, certain provisions of the Code may impose liability for adjustments to a partnership’s tax returns on the partnership itself in certain circumstances absent an election to the contrary. See “— Tax Audits” below.
While Holdings LLC believes that it has been organized and intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in Holdings LLC’s circumstances, no assurance can be given by Holdings LLC that it will so qualify for any particular year. Holdings LLC’s taxation as a partnership will depend on its ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below). No assurance can be given that the actual results of Holdings LLC’s operations for any taxable year will satisfy the qualifying income exception.
If, for any reason (including Holdings LLC’s failure to meet the qualifying income exception), Holdings LLC were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, Holdings LLC would be subject to U.S. federal income tax on its taxable income at regular corporate income tax rates. However, in such case, Holdings LLC would likely be considered a parent of the consolidated tax group that includes MIC Corp. and its subsidiaries. Distributions made to you would be treated as either taxable dividend income, which for individual holders may be eligible for reduced rates of taxation, to the extent of Holdings LLC’s current or accumulated earnings and profits, or, in the absence of earnings and profits, as a nontaxable return of capital, to the extent of your tax basis in the common units, or as taxable capital gain, after your basis is reduced to zero.
Under the U.S. federal income tax rules, unless certain exceptions apply, a publicly traded partnership generally is treated as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. However, an exception(the “qualifying income exception”) applies if 90% or more of the gross income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership would not be included in the definition of regulated investment company set forth in Section 851(a) of the Code if it were a domestic corporation, in which case the publicly traded partnership is treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. Qualifying income generally includes real property rents, dividends, interest and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the conduct of a trade or business or is based, directly or indirectly, on the income or profit of any person.
Following the consummation of the merger, Holdings LLC is expected to be treated as a publicly traded partnership. However, it is expected that Holdings LLC will satisfy the qualifying income exception and, accordingly, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes. There can be no assurance, however, that the IRS will not challenge Holdings LLC’s compliance with the qualifying income exception requirements and assert that Holdings LLC is taxable as a corporation for U.S. federal income tax purposes. The income tax consequences summarized below are based on the assumption that Holdings LLC will satisfy the qualifying income exception and will be treated as a partnership for U.S. federal income tax purposes.

If Holdings LLC fails to meet the qualifying income exception, other than a failure that is determined by the IRS to be inadvertent and cured within a reasonable time after discovery (in which case the IRS may require Holdings LLC to make adjustments with respect to holders of common units or pay other amounts), Holdings LLC will be treated as if, on the first day of the year in which it fails to meet the qualifying income exception, it had transferred all of its assets, subject to liabilities, to a newly formed corporation in return for stock in that corporation, and then distributed that stock to the holders of common units in liquidation of their interests in Holdings LLC. This deemed contribution and liquidation generally would be tax-deferred to holders of common units and Holdings LLC so long as Holdings LLC, at that time, does not have liabilities in excess of the tax basis of its assets. Thereafter, Holdings LLC would be treated as a corporation for U.S. federal income tax purposes.
Taxation of Holders of Common Units on Holdings LLC’s Profits and Losses
In computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of items of Holdings LLC’s income, gain, loss, deduction and credit for the taxable year of Holdings LLC ending within or with your taxable year, regardless of whether and to what extent you have received any distributions from Holdings LLC. It is possible that your U.S. federal income tax liability with respect to your allocable share of the earnings of Holdings LLC in a particular taxable year could exceed the amount of cash distributions made to you by Holdings LLC, if any. The characterization of an item of Holdings LLC’s income, gain, loss, deduction or credit generally will be determined at Holdings LLC level (rather than at the holder level).
Treatment of Distributions
For U.S. federal income tax purposes, distributions by Holdings LLC generally will not be taxable to you to the extent of your adjusted U.S. federal income tax basis in your common units. Instead, such distributions will reduce, but not below zero, your adjusted U.S. federal income tax basis in your common units immediately before the distribution. If such distributions exceed your adjusted U.S. federal income tax basis in your common units, the excess will be taxable to you as gain from a sale or exchange of common units (as described below under “— Sale or Other Taxable Disposition of Common Units”). It is possible that partial redemptions of common units made during a taxable year could result in taxable gain to you, where no gain would otherwise have resulted if the same partial redemption were made at the end of such taxable year. A reduction in your allocable share of the liabilities of Holdings LLC, and certain distributions of marketable securities by Holdings LLC, will be treated as cash distributions to you for U.S. federal income tax purposes.
Adjusted U.S. Federal Income Tax Basis of Common Units
Your initial U.S. federal income tax basis in the common units received in the merger generally will be equal to your aggregate adjusted U.S. federal tax basis in your shares of MIC Corp. common stock that are exchanged in the merger and generally will be increased by your allocable share of items of income and gain of Holdings LLC (including income or gain from the Hawaii distribution). Although you may have different U.S. federal income tax bases in your MIC Corp. stock because you acquired such stock at different prices, you will have a single U.S. federal income tax basis in your common units. Your adjusted U.S. federal income tax basis in the common units generally will be (i) increased by items of your allocable share of the taxable income and gain of Holdings LLC, and (ii) decreased by your allocable share of items of loss and deduction of Holdings LLC, the amount of any cash distributed to you by Holdings LLC and the amount of Holdings LLC’s adjusted U.S. federal income tax basis in any property (other than cash) distributed to you by Holdings LLC (subject to certain adjustments). In addition, your adjusted U.S. federal income tax basis in your common units will include your allocable share of Holdings LLC’s liabilities, if any, and a reduction of your allocable share of such liabilities will be treated as a cash distribution to you.
As described above under “U.S. Federal Income Tax Consequences of the Hawaii Distribution,” Holdings LLC intends to make available to holders of common units information needed for such holders to calculate any taxable capital gain allocable to them as a result of the Distribution by providing this information on MIC Corp.’s website at www.macquarie.com/mic.

Limitation on Deductibility of Holdings LLC’s Losses
For U.S. federal income tax purposes, you generally will be allowed to deduct your allocable share of losses (if any) of Holdings LLC only to the extent of your adjusted U.S. federal income tax basis in your common units as of the end of the taxable year in which the losses occur (the “basis limitation”) and, if you are an individual holder or corporate holder that is subject to the “at risk” rules, to the extent of the amount for which you are considered to be “at risk” with respect to Holdings LLC’s activities, if that is less than your tax basis (the “at risk limitation”). To the extent your allocable share of Holdings LLC’s losses is not allowed because you had insufficient adjusted U.S. federal income tax basis in your common units, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted U.S. federal income tax basis in your common units in subsequent taxable years.
The amount for which you are “at risk” with respect to your common units generally is equal to your adjusted U.S. federal income tax basis of your common units, less any amounts borrowed (i) in connection with your acquisition of such common units for which you are not personally liable and for which you have pledged no property other than your common units; (ii) other than amounts borrowed from persons who have a proprietary interest in Holdings LLC and from certain persons related to such persons; and (iii) for which you are protected against loss through nonrecourse financing, guarantees or similar arrangements. Your at-risk amount will increase or decrease as the tax basis of your common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in your share of any nonrecourse liabilities of Holdings LLC.
To the extent that your allocable share of Holdings LLC’s losses is not allowed because you have an insufficient amount at risk in Holdings LLC, such disallowed losses may be carried over by you to subsequent taxable years and will be allowed if and to the extent of your at risk amount in subsequent years. A holder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause its at-risk amount to be less than zero at the end of any taxable year. Upon the taxable disposition of a common unit, any gain you recognize can be offset by losses allocated to you that were previously suspended by the at-risk limitation rules, but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.
In addition to the basis limitation and at risk limitation on the deductibility of losses, the “passive loss limitations” generally provide that individuals and certain closely held corporations and personal service corporations may deduct losses from passive activities (generally trade or business activities in which the taxpayer does not materially participate) only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses generated by Holdings LLC that are allocated to you will only be available to offset passive income of Holdings LLC generated in the future and will not be available to offset income from other passive activities or investments, including your investments in other publicly traded partnerships, or your salary, active business or other income. Passive losses allocated to you that are not deductible because they exceed your share of income generated by Holdings LLC may be deducted in full when you dispose of your entire investment in Holdings LLC in a fully taxable transaction with an unrelated party. A holder’s share of Holdings LLC’s net income may be offset by any of Holdings LLC’s suspended passive losses allocated to you, but may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships. The passive loss limitations are applied after other applicable limitations on deductions, including the at risk limitation and the basis limitation.
It is not expected that Holdings LLC will generate any material income or losses from “passive activities” for purposes of Section 469 of the Code. Accordingly, you generally are not expected to be able to offset income allocated to you by Holdings LLC by your passive activity losses from other activities, and you generally are not expected to be able to use losses allocated to you by Holdings LLC to offset your passive activity income.
In addition, for taxable years beginning on or after January 1, 2018 and before January 1, 2026, holders that are not treated as corporations for U.S. federal income tax purposes may be subject to limitations on “excess business losses” under Section 461 of the Code. Furthermore, other provisions of the Code may limit or disallow any deduction for losses by you or deductions associated with certain assets of Holdings LLC in certain cases. You should consult your own tax advisors regarding the possible application of the limitations on the deductibility of losses under applicable sections of the Code.
Limitation on Deductibility of Capital Losses
If you are an individual, any capital losses generated by Holdings LLC that are allocated to you (or that you incur upon a disposition of common units) generally will be deductible for U.S. federal income tax purposes only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by Holdings LLC that are allocated to you (or that you incur upon a disposition of common units) generally will be deductible for U.S. federal income tax purposes to the extent of your capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. You should consult your own tax advisors regarding the deductibility of capital losses.
Limitation on Deduction of Certain Other Expenses
In general, for taxable years beginning before 2026, for U.S. federal income tax purposes, expenses incurred by Holdings LLC that are considered “miscellaneous itemized deductions” are not deductible by a U.S. holder of common units of Holdings LLC that is an individual, estate or trust. For taxable years beginning in 2026 or later, expenses incurred by Holdings LLC that are considered “miscellaneous itemized deductions” generally are deductible by a U.S. holder that is an individual, trust or estate only to the extent that such U.S. holder’s allocable shares of those expenses, along with the U.S. holder’s other miscellaneous itemized deductions, exceed, in the aggregate, 2% of the U.S. holder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code. You are urged to consult your own tax advisors regarding your ability to deduct expenses incurred by Holdings LLC.
Organizational expenses of Holdings LLC are not currently deductible, but may be amortized ratably over a period of 15 years. Syndication expenses of Holdings LLC (generally expenditures made in connection with the marketing and issuance of common units) must be capitalized and are neither deductible nor amortizable.
Qualified Dividends and Certain Capital Gains
Dividends and capital gains earned by Holdings LLC generally is expected to be qualifying income for purposes of the qualifying income exception. For U.S. federal income tax purposes, certain long-term capital gains received by non-corporate U.S. holders may be subject to reduced rates of taxation. Subject to the discussion above under “— Sale or Other Taxable Disposition of Common Units,” the reduced rates applicable to capital gains generally will also apply to capital gains recognized by U.S. holders of common units who sell the common units that they have held for more than one year. In addition, with respect to U.S. holders who are individuals, certain dividends paid by a corporation to Holdings LLC that are allocated to such U.S. holders may be subject to reduced rates of taxation (“qualified dividend income”). Dividend income received by Holdings LLC from MIC Corp. that is allocated to a non-corporate U.S. holder of shares generally should be treated as qualified dividend income.
Allocation of Profits and Losses
For each fiscal year of Holdings LLC, items of income, gain, loss, deduction or credit recognized by Holdings LLC will be allocated, for U.S. federal income tax purposes, among the holders of common units in accordance with the LLC Agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with such holder’s interest in Holdings LLC. Such items that are attributable to the difference between the tax basis and fair market value of assets contributed to Holdings LLC will be allocated in a manner that reflects such difference, as discussed above under “U.S. Federal Income Tax Consequences of the Hawaii distribution.” If the allocations provided by the LLC Agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in the LLC Agreement.

Sale or Other Taxable Disposition of Common Units
Recognition of Gain or Loss
For U.S. federal income tax purposes, a sale or other taxable disposition of all or a part of your common units (including a redemption for cash of all of your common units) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including your share of the indebtedness, if any, of Holdings LLC) and your adjusted U.S. federal income tax basis in your common units (as described above under “— Adjusted U.S. Federal Income Tax Basis of Common Units”). Your adjusted U.S. federal income tax basis generally will be adjusted for this purpose by your allocable share of Holdings LLC’s taxable income or loss for the year in which such sale or other disposition occurs. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your common units of Holdings LLC exceeds one year. However, a portion of your amount realized, whether or not representing gain, will be treated as ordinary income under the Code to the extent attributable to your allocable share of certain “inventory” items and “unrealized receivables” of Holdings LLC (if any) as prescribed in Section 751 of the Code. You are urged to consult your own tax advisors regarding special holding period rules that may be applicable to you and the treatment of any gain or loss as long-term or short-term capital gain or loss.
Allocation Between Transferors and Transferees
In general, taxable income and losses of Holdings LLC will be determined and apportioned among transferors and transferees of common units using conventions we regard as consistent with applicable law. As a result, if a holder transfers its common units, such holder may be allocated income, gain, loss and deduction realized by Holdings LLC after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by Holdings LLC prior to the date of the transferee’s acquisition of Holdings LLC common units.
Although the U.S. federal income tax rules generally provide guidelines for allocations of items of partnership income and deductions between transferors and transferees of partnership interests, it is not clear that the convention used by Holdings LLC will be deemed to be in compliance with its requirements. If Holdings LLC’s convention were not permitted, the IRS might contend that Holdings LLC’s taxable income or losses must be reallocated among the holders of common units. If such a contention were sustained, a holder’s respective tax liabilities would be adjusted to its possible detriment. The board of directors is authorized by the LLC Agreement to revise Holdings LLC’s method of allocation between transferors and transferees of common units (as well as among holders of common units whose interests otherwise vary during a taxable period) to the extent permitted or required by applicable law.
Tax Elections
Under the U.S. federal income tax rules, Holdings LLC is permitted to elect to have the U.S. federal income tax basis of its assets adjusted in the event of a distribution of property to a holder or in the event of a transfer of an interest in Holdings LLC by sale or exchange or as a result of the death of a holder. Pursuant to the LLC Agreement, the partnership representative, in consultation with the Board of Directors, is authorized to, and currently intends to, make such election. Such an election, if made, can be revoked only with the consent of the IRS.
The calculations under the U.S. federal income tax rules regarding such an election are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to Holdings LLC, we will apply certain conventions in determining and allocating U.S. federal income tax basis adjustments. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different U.S. federal income tax basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which income, gain, loss, deduction and credit of Holdings LLC is allocated to certain holders of common units. Moreover, in this case, the fungibility of common units could be adversely affected since a purchase of common units from a holder with a higher U.S. federal income tax basis with respect to the assets of Holdings LLC could be considered more desirable than from a holder with a lower U.S. federal income tax basis with respect to such assets.
Tax Accounting Positions
Because Holdings LLC cannot match transferors and transferees of common units, Holdings LLC will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to holders. It could also affect the timing of these tax benefits or the amount of gain on a sale of common units and could have a negative impact on the value of the common units or result in audits of and adjustments to holders’ tax returns.
Information Returns
Holdings LLC has agreed to furnish to you, as soon as reasonably practicable after the close of each fiscal year of Holdings LLC, tax information which describes your allocable share of Holdings LLC’s income, gain, loss, deduction and credit for its preceding taxable year. In preparing this information, various accounting and reporting conventions will be used to determine your allocable share of income, gain, loss and deduction. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which Holdings LLC holds an interest. It is therefore possible that, in any taxable year, holders will need to apply for extensions of time to file their tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are not a U.S. person there can be no assurance that this information will meet your jurisdiction’s compliance requirements.
A holder of common units must file a statement with the IRS identifying the treatment of any item on such holder’s U.S. federal income tax return that is not consistent with the treatment of the item on Holdings LLC’s U.S. federal income tax return. Intentional or negligent disregard of this consistency requirement may subject a holder to substantial penalties.
Tax Audits
Adjustments in tax liability with respect to Holdings LLC items generally will be made at the LLC level in a partnership proceeding rather than in separate proceedings with each holder. In addition, under the applicable rules, unless Holdings LLC qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable directly by Holdings LLC in the year in which the audit is completed. If Holdings LLC is required to pay taxes, penalties or interest as a result of audit adjustments, cash available for distribution to the holders of common units may be substantially reduced. In addition, because payment would be due for the taxable year in which the audit is completed, persons that are holders during that taxable year would bear the expense of the adjustment even if they were not holders during the audited tax year.
Under the alternative procedure, if elected, Holdings LLC would issue revised IRS Schedules K-1 to persons who were holders of common units during the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and Holdings LLC would not be liable for the adjustments. If Holdings LLC is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.
There can be no assurance that Holdings LLC will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If Holdings LLC does not or is not able to make such an election, then (1) the then current holders of Holdings LLC common units, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had Holdings LLC elected the alternative procedure, and (2) a given holder may indirectly bear taxes attributable to income allocable to other holders or former holders, including taxes (as well as interest and penalties) with respect to periods prior to such holder’s ownership of common units. Accordingly, it is possible that a holder will bear tax liabilities unrelated to its ownership of common units. Amounts available for distribution to the holders of common units may be reduced as a result of Holdings LLC’s obligations to pay any taxes associated with an adjustment.
The manager will represent Holdings LLC as its “partnership representative” during any audit and in any dispute with the IRS. If the manager ceases to own common units or the management services agreement terminates, the board of directors of Holdings LLC may designate a replacement partnership representative. The partnership representative shall have the authority to act on behalf of Holdings LLC with respect to dealings with the IRS with respect to audits and certain other tax matters. Holdings LLC and each holder will be bound by the actions taken by the partnership representative on behalf of Holdings LLC during any audit or litigation proceeding concerning U.S. federal income taxes.
3.8% Tax on “Net Investment Income”
U.S. holders of common units that are individuals, estates, and certain trusts are subject to a tax of 3.8% on all or a portion of their “net investment income,” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in common units will be included in a U.S. holder’s “net investment income” subject to this tax.
Non-U.S. Holders
Special rules apply to a non-U.S. holder of common units. Unless otherwise reduced by an applicable income tax treaty between the United States and the jurisdiction of a non-U.S. holder, a non-U.S. holder generally will be subject to U.S. federal withholding taxes at the rate of 30% on its share of Holdings LLC’s gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. The ability of a non-U.S. holder to claim benefits under an applicable income tax treaty is subject to limitations and is based on certain factors, including whether the non-U.S. holder resides in a treaty jurisdiction which treats Holdings LLC as a pass-through entity. If a non-U.S. holder resides in a treaty jurisdiction which does not treat Holdings LLC as a pass-through entity, then such non-U.S. holder generally would not be expected to be able to claim benefits under an applicable income tax treaty with respect to certain income derived through Holdings LLC. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that otherwise would have been distributed to you.
Non-U.S. holders treated as engaged in a U.S. trade or business generally are subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% U.S. federal branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.
Subject to the discussion below regarding FIRPTA, while it is expected that Holdings LLC’s method of operation will not result in Holdings LLC generating income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of Holdings LLC’s income is properly treated as effectively connected income with respect to such non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because Holdings LLC’s operations result in Holdings LLC generating income treated as effectively connected with the conduct of a U.S. trade or business in such year, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of Holdings LLC’s income or loss effectively connected with such trade or business; and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a holder who is a corporate non-U.S. holder might be subject to a U.S. federal branch profits tax on its allocable share of Holdings LLC’s effectively connected income. In addition, distributions to a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder’s allocable share of Holdings LLC’s effectively connected income. In general, any amount so withheld would be creditable against such non-U.S. holder’s U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if Holdings LLC is treated as engaged in a U.S. trade or business, a portion of any gain recognized by a non-U.S. holder on the sale or exchange of its common units may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on any gain from such sale or exchange.
In addition, generally, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code, non-U.S. persons are subject to U.S. federal income tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States real property holding corporation” or “USRPHC”). The FIRPTA tax applies if a non-U.S. person is a holder of an interest in a partnership that realizes gain in respect of an interest in U.S. real property or an interest in a USRPHC. If Holdings LLC owns any investments that could constitute investments in U.S. real property or USRPHCs, or if either of MIC Corp. or MIC Hawaii constitute a USRPHC, each non-U.S. holder will be subject to U.S. federal income tax under FIRPTA on such holder’s allocable share of any gain realized by Holdings LLC on the disposition of a FIRPTA interest and will be subject to the tax return filing requirements regarding effectively connected income discussed above. While it is not free from doubt, it is likely that, following the reorganization, MIC Corp. will be treated as a USRPHC. Accordingly, in such case, a sale of MIC Corp. by Holdings LLC generally would cause each non-U.S. holder to be subject to U.S. federal income tax pursuant to FIRPTA on such holder’s allocable share of any gain realized from such sale and subject to the tax return filing requirements regarding effectively connected income discussed above, unless an applicable exception applied. Certain non-US holders that received their Holdings LLC common units in the merger and that owned, actually or constructively, 5% or less of the MIC Corp. common stock throughout the shorter of the five-year period ending on the date of the merger or the non-U.S. holder’s holding period for the MIC Corp. common stock might be eligible for an exception. Holders should consult their own tax advisors regarding the availability of and their eligibility for an applicable exception.
If you are a non-U.S. holder, you are urged to consult your own tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of common units, as well as the effects of state, local and non-U.S. tax laws.
FATCA
Sections 1471-1474 of the Code (“FATCA”) provide that “withholdable payments” made to a foreign financial institution (“FFI”) are subject to a 30% withholding tax unless the FFI becomes a “participating FFI” by registering with the IRS and entering into an agreement with the U.S. Treasury Department to provide certain information in respect of its account holders or is otherwise exempt from withholding under FATCA. Additionally, under FATCA, withholdable payments made to any non-U.S. entity that is not an FFI are subject to a 30% withholding tax if the non-U.S. entity does not provide the applicable withholding agent with either (i) a certification that it does not have any “substantial U.S. investors,” or (ii) the name address and taxpayer identification number of each of its “substantial U.S. investors.” “Withholdable payments” generally include payments of certain U.S. source income, such as interest, dividends, and certain other income, including gross proceeds realized on the sale or other disposition of any property that can produce U.S. source interest or dividends. However, under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds from the disposition of such assets.
FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to FFIs that are not participating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current Treasury Regulations, however the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding will apply on these payments that are made on or after the date that is two years after the date on which the final regulations that define “foreign passthru payments” are published.

Any holder of common units that fails to provide to Holdings LLC the information necessary for it to meet its obligations under FATCA generally will be subject to a 30% withholding tax on any withholdable payments that are made by Holdings LLC to such holder. You should consult your own tax advisors regarding all aspects of FATCA as it affects your particular circumstances.
Withholding and Backup Withholding
For each calendar year, Holdings LLC will report to you and the IRS the amount of distributions it makes to you and the amount of U.S. federal income tax (if any) that it withheld on those distributions. The proper application to Holdings LLC of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of holders of common units at any particular time (in light of possible sales of common units), we may over-withhold or under-withhold with respect to a particular holder of common units. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. Holder. It may turn out, however, that the corresponding amount of Holdings LLC’s income was not properly allocable to such holder, and that the withholding should have been less than the actual amount withheld. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder’s U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out that the corresponding income was properly allocable to a non-U.S. holder and that withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all holders on a pro rata basis (because we may be unable to allocate any such excess withholding tax cost to the applicable non-U.S. holder).
U.S. backup withholding tax and information reporting requirements generally apply to certain payments within the United States or by a U.S. payor or financial intermediary to certain non-corporate beneficial owners of common units and to the proceeds of the sale or redemption of common units. Holdings LLC will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of common units who do not provide Holdings LLC with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or otherwise fail to comply with, or establish an exemption from, such U.S. backup withholding tax requirements. Backup withholding generally should not be required on payments to a holder that is not a United States person if the holder provides an appropriate certification and Holdings LLC does not have actual knowledge that the certification is false. Such certification must give the name and address of such holder, state that such holder is not a United States person, or, in the case of an individual, that such owner is neither a citizen nor a resident of the United States, and the holder must sign the certificate under penalties of perjury. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.
If you do not timely provide Holdings LLC (or the applicable clearing agent or other intermediary, as appropriate) with the applicable IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, Holdings LLC may become subject to U.S. backup withholding taxes in excess of what would have been imposed had Holdings LLC received certifications from all holders. Such excess U.S. backup withholding taxes may be treated by Holdings LLC as an expense that will be borne by all holders on a pro rata basis (since Holdings LLC may be unable to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax certifications).
Reportable Transaction Reporting
Under certain Treasury Regulations, a U.S. holder that participates in “reportable transactions” (as defined in the regulations) must attach to its U.S. federal income tax return a disclosure statement on Form 8886. U.S. holders should consult their own tax advisors as to the possible obligation to file Form 8886 with respect to the ownership or direct or indirect disposition of the common units.

Nominee Reporting
Persons who hold common units as nominees for another person are required to furnish to Holdings LLC (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of common units held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.
Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of common units with the information furnished to us.
THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO HOLDINGS LLC AND ITS HOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE MEANING AND IMPACT OF TAX LAWS AND OF PROPOSED CHANGES WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER AND THE REORGANIZATION, AND OF ANY INVESTMENT IN THE COMMON UNITS.

FUTURE SHAREHOLDER PROPOSALS
To be considered for inclusion in MIC Corp. or Holdings LLC’s, as applicable, proxy statement for the 2022 Annual Meeting of Shareholders, or, if the merger described herein has been completed, Holdings LLC’s proxy statement for the 2022 Annual Meeting of Unitholders, shareholder proposals must be received by MIC Corp. no later than January 12, 2022. In order to be included in MIC Corp. sponsored proxy materials, shareholder proposals will need to comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, MIC Corp. will not be required to include the proposal in the proxy statement and the proxy card it will mail to the shareholders.
Pursuant to the bylaws and applicable SEC rules and regulations, no shareholder proposals (other than proposals included in MIC Corp.’s proxy statement in accordance with Rule 14a-8) may be presented for action at the 2022 Annual Meeting of Shareholders unless a shareholder has given timely notice of the proposal in writing to the secretary of MIC Corp. To be timely, a shareholder’s notice is required to be delivered to the secretary of MIC Corp. not earlier than December 13, 2021 (150 days prior to May 12, 2022, the one year anniversary of the 2021 Annual Meeting) or later than January 12, 2022 (120 days prior to May 12, 2022). The notice must contain the information required by the bylaws. The foregoing provisions of the bylaws do not affect a shareholder’s ability to request inclusion of a proposal in MIC Corp.’s proxy statement in accordance with Rule 14a-8 and referred to above. A proxy may confer discretionary authority to vote on any proposal at a meeting if MIC Corp. does not receive notice of the proposal within the foregoing time frames. Shareholder proposals should be sent to Macquarie Infrastructure Corporation (or if the merger has been consummated prior to such time, Holdings LLC) at the following address:
125 West 55th Street
New York, New York 10019
United States of America
Attention: General Counsel and Secretary

LEGAL MATTERS
White & Case LLP will pass upon the validity of the common units to be issued to MIC Corp. shareholders pursuant to the merger and certain U.S. federal income tax matters.

EXPERTS
The consolidated financial statements of Macquarie Infrastructure Corporation and subsidiaries as of December 31, 2020 and 2019 and for each of the years in the three year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update (ASU) No. 2016-2, Leases (Topic 842).

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
MIC Corp. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC filings of MIC Corp. are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.
You may consult MIC Corp.’s website for more information about MIC Corp. at www.macquarie.com/mic. Information included on MIC Corp.’s website is not incorporated by reference into this proxy statement/prospectus. You should not rely on such information in deciding whether to approve the merger proposal or the adjournment proposal unless such information is in this proxy statement/prospectus or has been incorporated by reference into this proxy statement/prospectus.
Holdings LLC has filed with the SEC a registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), to register with the SEC the common units of Holdings LLC that holders of shares of common stock of MIC Corp. will receive in connection with the merger if the merger is completed. This proxy statement/prospectus is part of the registration statement of Holdings LLC on Form S-4 and is a prospectus of Holdings LLC and a proxy statement of MIC Corp. for its special meeting. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about MIC Corp., Holdings LLC and the common units of Holdings LLC. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.
The SEC allows MIC Corp. to “incorporate by reference” into this proxy statement/prospectus documents it files with the SEC, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. Information that MIC Corp. files later with the SEC, prior to the effective time of the merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement/prospectus, except for information furnished not filed in accordance with SEC rules which is not deemed to be filed and not incorporated by reference herein:
•
MIC Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 17, 2021.

•
MIC Corp.’s Definitive Proxy Statement on Schedule 14A filed on March 29, 2021 (solely to the extent incorporated by reference to Part III of MIC Corp.’s Annual Report for the year ended December 31, 2020).

•
MIC Corp.’s Current Report on Form 8-K, filed on January 25, 2021.

In addition, MIC Corp. incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information furnished pursuant to Item 2.02, 7.01 or 8.01 of any current report on Form 8-K solely for purposes of satisfying the requirements of Regulation FD under the Exchange Act, as well as proxy statements.
We also incorporate by reference the merger agreement and the form of LLC Agreement, which are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus.
We undertake to provide without charge to each person to whom a copy of this proxy statement/prospectus has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement/prospectus, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement/prospectus incorporates. You may obtain documents by reference by requesting them in writing at the following address:
Macquarie Infrastructure Corporation
125 West 55th Street
New York, New York 10019
United States of America
Attention: General Counsel and Secretary
The shareholders and other persons should not rely on information other than that contained in or incorporated by reference in this proxy statement/prospectus. MIC Corp. has not authorized anyone to provide information that is different from that contained in this proxy statement/prospectus.
This proxy statement/prospectus is dated [•], 2021. No assumption should be made that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and the mailing of this proxy statement/prospectus will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any information previously disclosed, MIC Corp. will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement/prospectus.

HOUSEHOLDING OF PROXY MATERIALS
If you are the beneficial owner, but not the shareholder of record, of common stock, the broker, bank or other nominee through which you hold your common stock may participate in the practice of “householding” proxy statements. This means that only one copy of this proxy statement/prospectus may have been delivered to multiple shareholders who share an address unless the nominee has received contrary instructions from one or more shareholders. MIC Corp. will promptly deliver, upon written or oral request, a separate copy of this proxy statement/prospectus to a shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered. A shareholder who wishes to receive a separate copy of this proxy statement/prospectus, now or in the future, should submit this request by writing to Macquarie Infrastructure Corporation, Attention: Investor Relations, 125 West 55th Street, New York, New York 10019, or by calling (212) 231-1825. If you are a beneficial owner and would like to receive a separate copy of this proxy statement/prospectus, you should contact the broker, bank or other nominee through which you hold your common stock. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will also need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

ANNEX A
AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
MACQUARIE INFRASTRUCTURE CORPORATION,
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC
AND
PLUM MERGER SUB, INC.
DATED AS OF MARCH 30, 2021

A-i

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of March 30, 2021, by and among Macquarie Infrastructure Corporation, a Delaware corporation (the “Corporation”), Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Corporation (“Holdings LLC”), and Plum Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings LLC (“Merger Sub”).
RECITALS
WHEREAS, the Corporation desires to implement a series of transactions whereby, among other things, the Corporation will become a subsidiary of Holdings LLC by means of a merger of Merger Sub with and into the Corporation (the “Merger”), with the Corporation surviving the Merger as a wholly owned subsidiary of Holdings LLC;
WHEREAS, in the Merger, the stockholders of the Corporation will have (i) their shares of common stock converted into an equal number of common units representing limited liability company interests in Holdings LLC and (ii) their shares of special stock converted into an equal number of special units representing limited liability company interests in Holdings LLC, all pursuant to this Agreement;
WHEREAS, for U.S. federal income tax purposes it is intended that the Merger generally qualify as a tax-deferred contribution of the common stock and the special stock of the Corporation to Holdings LLC in exchange for common limited liability company interests and special limited liability company interests in Holdings LLC, respectively, within the meaning of Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”); and
WHEREAS, the Board of Directors of the Corporation, the sole member of Holdings LLC and the Board of Directors of Merger Sub each has determined that the Merger is advisable and in the best interests of the Corporation, Holdings LLC and Merger Sub, respectively, and in the best interests of their respective stockholders and members, and have approved this Agreement and the Merger on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
ARTICLE ONE
1.
The Merger.

1.1   The Merger.   At the Effective Time (as defined in Section 1.2), subject to the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), (i) Merger Sub shall be merged with and into the Corporation, (ii) the separate corporate existence of Merger Sub shall cease, and (iii) the Corporation shall continue as the surviving corporation of the Merger. The Corporation as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”
1.2   Closing; Effective Time.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at such time, date and place as the parties may agree, but in no event prior to the satisfaction or waiver, where permitted, of each of the conditions set forth in Article 3 below (the “Closing Date”). In connection with the Closing, the parties shall cause the Merger to be consummated by filing a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL (the time of such filing or such later time as provided therein being the “Effective Time”).
1.3   Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.
1.4   Surviving Corporation.
(a)   Certificate of Incorporation and By-Laws of the Surviving Corporation. As of the Effective Time, the Certificate of Incorporation of the Corporation in effect immediately prior to the Effective

Time shall be amended and restated in the Merger as set forth in Exhibit A hereto, and as so amended and restated shall be the Certificate of Incorporation of the Surviving Company. The By-Laws of the Corporation in effect immediately prior to the Effective Time shall be amended and restated as set forth in Exhibit B hereto and as so amended and restated shall be the By-Laws of the Surviving Corporation.
(b)   Officers and Directors.   The officers and directors of Merger Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly appointed or until their earlier death, resignation or removal.
1.5   Tax Treatment.   The parties agree and acknowledge that for U.S. federal income tax purposes it is intended that the Merger generally qualify as a tax-deferred contribution of the common stock and the special stock of the Corporation to Holdings LLC in exchange for common limited liability company interests and special limited liability company interests in Holdings LLC, respectively, within the meaning of Section 721 of the Code, and none of the parties shall take a contrary position unless otherwise required by applicable law.
ARTICLE TWO
2.   Effect on Capital Stock.
2.1   Effect on Capital Stock.   By virtue of the Merger and the LLC Agreement, and without any action on the part of Merger Sub, the Corporation or any of their respective stockholders, or any holder of any LLC Interests (as defined below), the following shall occur at the Effective Time:
(a)   Common Stock.   Each share of common stock, par value $0.001 per share, of the Corporation (“Corporation Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined below) shall be converted into one validly issued common unit representing a limited liability company interest in Holdings LLC (a “Common Unit”). From and after the Effective Time, (i) all certificates representing Corporation Common Stock (other than those representing Dissenting Shares) shall be deemed for all purposes to represent the number of Common Units into which the Corporation Common Stock they previously represented were converted in accordance with the immediately preceding sentence, and (ii) each holder of such Common Units shall be automatically admitted to Holdings LLC as a member of Holdings LLC with respect to such Common Units and shall be bound by the LLC Agreement.
(b)   Treasury Shares.   Any shares of Corporation Common Stock that are owned by the Corporation as treasury stock shall be cancelled.
(c)   Special Stock.   Each share of special stock, par value $0.001 per share, of the Corporation (“Corporation Special Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued special unit representing a limited liability company interest in Holdings LLC (“Special Unit”). From and after the Effective Time, (i) all certificates representing Corporation Special Stock, if any, shall be deemed for all purposes to represent the number of Special Units into which the Corporation Special Stock they previously represented were converted in accordance with the immediately preceding sentence, and (ii) each holder of such Special Units shall be automatically admitted to Holdings LLC as a member of Holdings LLC with respect to such Special Units and shall be bound by the LLC Agreement.
(d)   LLC Interests of Holdings LLC.   In accordance with the limited liability company agreement of Holdings LLC as in effect immediately prior to the Effective Time (as amended from time to time, the “LLC Agreement”), each limited liability company interest in Holdings LLC (an “LLC Interest”) issued and outstanding immediately prior to the Effective Time shall, without any action on the part of Holdings LLC or the holder of such LLC Interests, cease to be outstanding, shall be automatically cancelled, and, immediately following the admission of members of Holdings LLC pursuant to Sections 2.1(a) and 2.1(c) above, each person or entity that was a member of Holdings LLC immediately prior to the Effective Time shall automatically cease to be a member of Holdings LLC, and Holdings LLC shall be continued without dissolution. In accordance with the

LLC Agreement, any consideration paid by a member of Holdings LLC prior to the Effective Time for any LLC Interests shall be returned to such member in connection with the cancelation and retirement of such LLC Interests.
(e)   Merger Sub Common Stock.   Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued and fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”). For clarity, as of the Effective Time, all of the issued and outstanding shares of Surviving Corporation Common Stock shall be held by Holdings LLC.
2.2   Effect on Corporation Incentive Plan.
(a)   At the Effective Time, each restricted stock unit granted by the Corporation with respect to shares of Corporation Common Stock (each, a “Corporation Restricted Stock Unit Award”) pursuant to the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan and the Macquarie Infrastructure Company 2014 Independent Directors Equity Plan (collectively, the “Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be automatically converted into a restricted unit to award denominated in Common Units, on the same terms and conditions, including, but not limited to, the same number of Common Units as shares of Corporation Common Stock and conditions, as were applicable to such Corporation Restricted Stock Unit Award under the terms of the Stock Plans and the agreement evidencing the grant thereunder, and Holdings LLC shall assume each such Corporation Restricted Stock Unit Award and perform in obligations thereunder as if Holdings LLC were an original party thereto (each such assumed restricted stock unit, an “Assumed Restricted Stock Unit Award”).
(b)   At the Effective Time, each performance share unit granted by the Corporation (each a “Corporation Performance Share Unit Award”) pursuant to the Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be automatically converted into a performance unit award denominated in Common Units, on the same terms and conditions, including, but not limited to, the same target and maximum number of units subject to the award and vesting conditions, as were applicable to such Corporation Restricted Stock Unit Award under the terms of the Stock Plans and the agreement evidencing the grant thereunder, and Holdings LLC shall assume each such Corporation Performance Share Unit Award and perform in obligations thereunder as if Holdings LLC were an original party thereto (each such assumed performance share unit, an “Assumed Performance Share Unit Award”).
(c)   Holdings LLC shall take such actions as are necessary for the assumption of the Assumed Restricted Stock Unit Awards and the Assumed Performance Share Unit Awards pursuant to this Section 2.2, including Holdings LLC’s assumption of the Stock Plans and the reservation, issuance and listing of Common Units as is necessary to effectuate the transactions contemplated by this Section 2.2. Holdings LLC shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act of 1933, as amended, with respect to the Common Units subject to the Assumed Restricted Stock Units and Assumed Performance Share Unit Awards. At the Effective Time, Holdings LLC shall take all actions necessary to adopt the Stock Plans and assume all rights and obligations thereunder.
(d)   At the Effective Time, Holdings LLC shall take all actions necessary to assume the Corporation’s short term incentive plan and long term incentive plan and long term incentive plan and any obligations of the Corporation under all awards outstanding immediately prior to the Effective Time under such plans.
2.3   Certificates.
(a)   As of the Effective Time, all outstanding shares of Corporation Common Stock and Corporation Special Stock shall no longer be outstanding and shall automatically be converted into Common Units or Special Units, respectively, as described above, and, subject to Section 2.4, each holder of a certificate (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented shares of Corporation Common Stock or Corporation Special Stock shall cease to have any rights with respect to such shares, except any dividends or other distributions to which such holder is entitled to prior to the Effective Time, without any interest thereon.
(b)   Subject to Section 2.4, each outstanding certificate (or evidence of shares in book-entry form) representing shares of Corporation Common Stock or Corporation Special Stock shall be deemed for all purposes, from and after the Effective Time, to represent the same number of Common Units or Special Units into which the Corporation Common Stock or Corporation Special Stock they previously represented were converted into in the Merger pursuant to Sections 2.1(a). Holders of such outstanding certificates shall not be asked to surrender them for cancellation in connection with the Merger. Subject to Section 2.4, the registered owner on the books and records of the Corporation immediately prior to the Merger of all such outstanding certificates (or evidence of shares in book-entry form) shall have and be entitled to exercise all voting and other rights with respect to, and to receive dividends and other distributions upon the Common Units or Special Units represented by such outstanding certificates (or evidence of limited liability company interests in book-entry form) after the Effective Time. If, after the Effective Time, certificates representing shares of Corporation Common Stock or Corporation Special Stock are presented to Holdings LLC, or its designated transfer agent, such certificates shall be cancelled and exchanged for certificates (or evidence of limited liability company interests in book-entry form) representing Common Units or Special Units.
(c)   At and after the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of shares of Corporation Common Stock or Corporation Special Stock that were outstanding immediately prior to the Effective Time.
(d)   If any certificate that prior to the Effective Time represented shares of Corporation Common Stock or Corporation Special Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to Holdings LLC, in form and substance reasonably satisfactory to Holdings LLC, against any claim that may be made against it with respect to such certificate, Holdings LLC shall issue to such person or entity, in exchange for such lost, stolen or destroyed certificate, certificates (or evidence of limited liability company interests in book-entry form) shares representing Common Units or Special Units, as the case may be.
(e)   To the fullest extent permitted by law, none of the Corporation, Holdings LLC, Merger Sub, or any other person shall be liable to any former stockholder of the Corporation for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.
2.4   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, any shares of Corporation Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder of the Corporation who has not voted or consented in writing to adopt this Agreement and who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (such stockholders, the “Dissenting Stockholders”, and such shares of Corporation Common Stock, the “Dissenting Shares”), shall not be converted into Common Units, but instead shall be cancelled and Dissenting Stockholders shall cease to have any rights with respect to such Dissenting Shares, other than the right to be paid the fair value of such Dissenting Shares as may be granted pursuant to Section 262 of the DGCL, unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the DGCL. If, after the Effective Time, any Dissenting Stockholder shall have failed to perfect, or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the DGCL, (i) such Dissenting Stockholder’s shares of Corporation Common Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement, and such holder’s shares of Corporation Common Stock shall thereupon be deemed to have been converted into, as of the Effective Time, Common Units in accordance with Section 2.1(a), and any dividends or other distributions to which such holder is entitled, without any interest thereon, and (ii) such Dissenting Stockholder shall cease to be a Dissenting Stockholder, shares of Corporation Common Stock owned by such person shall cease to be Dissenting Shares, and such person shall be automatically admitted to Holdings LLC as a member of Holdings LLC.
ARTICLE THREE
3.   Conditions.
3.1   Conditions as to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (as set forth in Section 5.7) of the following conditions at or prior to the Closing Date:
(a)   This Agreement shall have been duly adopted by the requisite vote of the stockholders of the Corporation at a stockholder meeting of the Corporation. This Agreement shall have been adopted by Holdings LLC as sole stockholder of Merger Sub.
(b)   The Common Units issuable to stockholders of the Corporation pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange (or similar U.S. stock exchange), subject to official notice of issuance.
(c)   The Registration Statement on Form S-4 (the “Form S-4”) filed with the Securities and Exchange Commission by Holdings LLC in connection with the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or the initiation of any proceeding seeking a stop order.
(d)   No order, injunction or decree shall have been issued by any court of competent jurisdiction and no other legal restraint or prohibition preventing consummation of the Merger or any of the transactions described in the Form S-4, shall be in effect.
(e)   The Board of Directors of the Corporation shall have not revoked its recommendation that the stockholders of the Corporation vote in favor of the adoption of the Agreement at a stockholder meeting of the Corporation.
(f)   The approval of the State of Hawaii Public Utilities Commission with respect to the Merger and related transactions shall not have been revoked or enjoined.
(g)   Any other required governmental approvals and third party waivers, consents or amendments to the Merger and related transactions described in the Form S-4 shall have been obtained and shall not have been revoked.
ARTICLE FOUR
4.   Termination.
4.1   Termination of Agreement.   This Agreement may be terminated, and the Merger herein provided for may be abandoned, by mutual consent of the board of directors of the Corporation and the board of directors of Merger Sub at any time prior to the Effective Time, notwithstanding any approval of this Agreement by the stockholders of the Corporation or the stockholder of Merger Sub.
4.2   Effect of Termination and Abandonment.   In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 4, this Agreement shall forthwith become null and void, will have no effect, and no party hereto (or any of their respective directors, members or officers) shall have any liability or further obligation to any other party to this Agreement.
ARTICLE FIVE
5.   General Provisions.
5.1   Entire Agreement.   This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

5.2   Amendment.   This Agreement may be amended by the parties hereto at any time before or after approval of the Agreement by the stockholders of the Corporation and Merger Sub, but after such stockholder approval, no amendment shall be made that by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
5.3   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.
5.4   Counterparts.   This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.
5.5    Interpretation.   Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.
5.6   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
5.7   Waiver of Conditions.   The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.
5.8   No Third-Party Beneficiaries.   This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.
MACQUARIE INFRASTRUCTURE CORPORATION
By:
/s/ Christopher Frost

Name: Christopher Frost
Title: Chief Executive Officer
By:
/s/ Nick O’Neil

Name: Nick O’Neil
Title: Chief Financial Officer
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC
By:   Macquarie Infrastructure Corporation., its sole member
By:
/s/ Christopher Frost

Name: Christopher Frost
Title: Chief Executive Officer
By:
/s/ Nick O’Neil

Name: Nick O’Neil
Title: Chief Financial Officer
Plum Merger Sub, Inc.
By:
/s/ Christopher Frost

Name: Christopher Frost
Title: Chief Executive Officer
By:
/s/ Nick O’Neil

Name: Nick O’Neil
Title: Chief Financial Officer

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MACQUARIE INFRASTRUCTURE CORPORATION.
(a Delaware corporation)
FIRST:   The name of the corporation is Macquarie Infrastructure Corporation (the “Corporation”).
SECOND:   The address of the Corporation’s registered office is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the name of its registered agent thereat is The Corporation Trust Company.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).
FOURTH:   The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock of the par value of one cent ($0.01) per share.
FIFTH:   The Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation.
SIXTH:   No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither any amendment or repeal of the foregoing provisions of this Article SIXTH nor adoption of any provision of this Amended and Restated Certificate of Incorporation or of the By-Laws of the Corporation which is inconsistent with the foregoing provisions of this Article SIXTH shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.
SEVENTH:   Subject to any provisions in the By-laws of the Corporation related to indemnification of directors or officers of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation or a By-law of the Corporation shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the By-laws of the Corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
EIGHTH:   The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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Exhibit B

SECOND AMENDED AND RESTATED BY-LAWS
of
MACQUARIE INFRASTRUCTURE CORPORATION.
[•]

Second Amended and Restated By-Laws
of
MACQUARIE INFRASTRUCTURE CORPORATION.

i

ii

SECOND AMENDED AND RESTATED BY-LAWS
of
MACQUARIE INFRASTRUCTURE CORPORATION.
[•]
ARTICLE I
OFFICES
Section 1.01.   Registered Office.   The registered office of the agent of the Corporation shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801.
Section 1.02.   Other Offices.   The Corporation may also establish other offices and places of business at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 2.01.   Annual Meeting.   The annual meeting of the stockholders shall be held at such place, either within or without the State of Delaware, as may be specified by the Board of Directors; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of Remote Communication (as defined in Section 2.08). At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.02 of these Second Amended and Restated By-laws (“Second A&R By-laws”).
Section 2.02.   Special Meetings.   Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, or by any officer or person as the Board of Directors may designate. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of the meeting. Any special meeting of the stockholders shall be held on such date, and at such time and (unless the meeting is to be held solely by means of Remote Communication) place, as shall be specified by the person or persons calling the meeting or in a waiver of notice thereof duly executed by all the stockholders.
Section 2.03.   Notice of Meetings.   Written notice of each stockholders’ meeting, stating the place (if any), date and hour of the meeting and the means of Remote Communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by applicable law. Any such notice may be given personally or by first class or express mail (with postage prepaid), courier service (with charges prepaid) or email, to the stockholder’s address (or email address) appearing on the books of the Corporation; provided, in the case of an email address, that such address is one at which the stockholder has consented to receive such a notice. If given by mail or courier service, the notice shall be deemed to have been given when deposited in the United States mail or with a courier service for delivery to that stockholder, with postage or fees, as applicable, prepaid; if given by email, the notice shall be deemed to have been given when dispatched.
Section 2.04.   Quorum; Adjournment.   Except as otherwise provided in the Amended and Restated Certificate of Incorporation (“A&R Certificate of Incorporation”) or by applicable law, at any meeting of the stockholders the presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting.
In the absence of a quorum, the stockholders present may adjourn the meeting to another time and place (if any), and notice need not be given of the adjourned meeting if the time and place (if any) thereof,

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and the means of Remote Communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 2.05.   Conduct of Meetings.   The Chief Executive Officer shall preside at any meeting of the stockholders. In the absence of the Chief Executive Officer, such other person as shall have been designated by the Chief Executive Officer or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.
The presiding officer shall have the power to prescribe such rules, regulations and procedures, and to do all such things, as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof, and the opening and closing of the voting polls.
The Secretary or Assistant Secretary shall have the duty to record the proceedings of the meetings of the stockholders in a book to be kept for the purpose thereof. The Secretary, Assistant Secretary or Chief Executive Officer may designate a person as acting secretary for a meeting.
It shall be the duty of the Secretary or Assistant Secretary to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present at the meeting.
Section 2.06.   Voting.   Except as otherwise provided in the A&R Certificate of Incorporation or by applicable law, (i) every holder of shares of capital stock of the Corporation which are entitled to vote shall be entitled to one vote for each share of such capital stock registered in the name of such stockholder, and (ii) all corporate action shall be authorized by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter; provided that a quorum is present at the meeting.
Section 2.07.   Stockholder Action Without a Meeting.   Except as otherwise provided in the A&R Certificate of Incorporation or by Section 211(b) of the Delaware General Corporation Law (the “DGCL”) or other applicable law, whenever the stockholders are required or permitted to take any action at any meeting, such action may be taken without a meeting, without prior notice and without a vote if (i) a consent or consents in writing to such action, setting forth the action so taken, shall be signed by holders of issued and outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted and (ii) the consent or consents so signed shall be delivered to the Corporation or the Secretary or Assistant Secretary of the Corporation.
Section 2.08.   Remote Communication.   The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Remote communication meeting the qualifications set forth in this Section is referred to in these Second A&R By-laws as “Remote Communication.”

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Stockholders and proxy holders not physically present at a meeting of stockholders may by means of Remote Communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of Remote Communication.
Section 2.09.   Record Date.   For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or to consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) shall not be more than sixty (60) days prior to such dividend, distribution, allotment, exercise or other action. If the Board of Directors does not fix a record date for a meeting or consent or a dividend, distribution, allotment, exercise or other action, the record date shall be such date as shall be determined in accordance with Section 213 of the Delaware General Corporation Law.
Section 2.10   Ratification of Acts of Directors and Officers.   Except as otherwise provided by law, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of voting shares which would have been necessary to approve such transaction, contract or act at a meeting of the stockholders, or by written consent of the stockholders in lieu of a meeting.
ARTICLE III
BOARD OF DIRECTORS
Section 3.01.   Number.   The number of directors of the Corporation shall be the number fixed therefor from time to time by the Board of Directors or by the stockholders. The Board of Directors shall consist of three (3) members until such number is changed by the Board of Directors or the stockholders.
Section 3.02.   Election; Term of Office; Removal.   At each annual meeting of the stockholders, the directors shall be elected, each to hold his or her office until his or her successor is elected and qualified, or until his or her earlier resignation, removal or death. Except as otherwise provided in the A&R Certificate of Incorporation or by applicable law, any director, or the whole Board of Directors, may be removed, with or without cause, by a vote of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.
Section 3.03.   Resignation.   Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified in the notice, upon receipt of the notice by the Corporation. Unless otherwise specified in the notice, acceptance of such resignation shall not be necessary to make it effective.
Section 3.04.   Vacancies.   Any vacancy in the Board of Directors arising at any time and from any cause, including without limitation newly created directorships resulting from an increase in the number of directors and vacancies resulting from the removal of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum exists (or by a unanimous written consent of the directors then in office), or by a sole remaining director, or by the stockholders in accordance with Section 2.06 and 2.07 of these Second A&R By-laws.
Section 3.05.   Annual Meetings.   A newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting of stockholders is held; or may meet at such place, within or without the State of Delaware, and such date and time, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as may be specified in a duly executed waiver of notice.
Section 3.06.   Regular Meetings.   Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Delaware, as the Board of Directors shall determine.

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Section 3.07.   Special Meetings.   Special meetings of the Board of Directors may be called by or on behalf of a director or officer of the Corporation. Special meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as shall be designated in the notice of such meeting. Except as provided otherwise by applicable law, any business which may be conducted at any regular meeting of the Board of Directors may be conducted at any special meeting of the Board of Directors, whether or not such business was identified in the notice of such special meeting.
Section 3.08.   Notice of Meetings.   No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given of any annual meeting of the Board of Directors.
Notice of each special meeting of the Board of Directors shall be given to each director by first class or express mail at least five (5) days before the meeting, or by overnight courier service, email or other electronic transmission, or personal delivery, in each case at least two (2) business days before the meeting and shall state the purpose of such meeting. Notices shall be deemed to have been given: if given by mail, when deposited in the United States mail with postage prepaid; if given by courier service, when deposited with a courier service with charges prepaid or duly provided for; if given by email or other electronic transmission, at the time of sending; and if given by personal delivery, at the time of delivery. Notices given by personal delivery may be in writing or oral. Written notices shall be sent to a director at the postal address, email address or address for other electronic transmission, designated by him or her for that purpose or, if none has been so designated, at his or her last known residence or business address, email address or address for other electronic transmission; provided, however, that whenever the director has an email address at macquarie.com, such director’s then current email address at macquarie.com shall be deemed to be an email address that such director shall have designated for the purpose of notice under this Section 3.08. For purposes of this Section 3.08, business days shall be determined on the basis of the time and generally accepted calendar of holidays at the place where the meeting to which the notice pertains is scheduled to be held.
No notice of a meeting need be given to any director who signs a written waiver thereof (whether before, during or after the meeting) or who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of notice of the meeting to such director or for actions taken by means of a written consent pursuant to Section 3.12.
Except as otherwise required by applicable law or by these Second A&R By-laws, no notice need state the purpose of the meeting.
Section 3.09.   Quorum; Vote; Adjournment.   Except as otherwise provided by applicable law, at all meetings of the Board of Directors a majority of the members of the whole Board of Directors shall constitute a quorum for the transaction of business and any specific item of business, and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
Section 3.10.   Conduct of Meetings.   The Chief Executive Officer of the Corporation shall preside at all meetings of the Board of Directors. In the absence of the Chief Executive Officer, the Board of Directors or the Chief Executive Officer may select anyone from among its members or officers of the Corporation to preside over the meeting. The Secretary or Assistant Secretary shall have the duty to record the proceedings of the meetings of the Board of Directors in a book to be kept for the purpose thereof. The Secretary, Assistant Secretary, Chief Executive Officer or other person presiding at the meeting may appoint any person to act as secretary of the meeting. At the invitation of any director or Chief Executive Officer, other officers and agents of the Corporation may attend any meeting of the Board of Directors, provided that such attendees shall have no vote at any meeting he or she attends when he or she is not a director.
Section 3.11.   Attendance by Telephone.   Any one or more directors (or members of any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or of such committee)

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by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.
Section 3.12.   Action Without a Meeting.   Any action required or permitted to be taken by the Board of Directors (or any committee thereof) may be taken without a meeting if all the members of the Board of Directors (or of such committee) then in office consent in writing to the adoption of a resolution authorizing the action and the written consents thereto of the directors (or the members of the committee) are filed with the minutes of the proceedings of the Board of Directors (or such committee).
Section 3.13.   Committees.   The Board of Directors may establish standing and special committees, each consisting of one or more persons who may or may not be a director of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval or (ii) adopting, amending or repealing the Second A&R By-laws of the Corporation.
The provisions of Sections 3.08, 3.09, 3.10, 3.11 and 3.12 of these Second A&R By-laws, pertaining to notice of meetings of the Board of Directors, quorum and voting, the conduct of meetings of the Board of Directors, attendance of meetings and actions taken without a meeting, shall apply also to meetings of committees of the Board of Directors, unless different notice procedures or rules of conduct shall be prescribed by the Board of Directors for such committees or any particular committee of the Board of Directors.
Minutes of all such committees shall be filed with the Secretary or Assistant Secretary of the Corporation.
ARTICLE IV
OFFICERS
Section 4.01.   Officers.   The officers of the Corporation may include a Chief Executive Officer, Chief Operating Officer, Chief Compliance Officer, President, General Counsel, a Secretary and a Treasurer, and may also include one or more Vice Presidents (which may be further classified as “executive” or “senior” or by other descriptions, as determined by the Board of Directors), Assistant Treasurers, Assistant Secretaries, and such other officers, as the Board of Directors may from time to time elect. One person may hold two or more offices in the Corporation. Offices of the Corporation may but need not be held by persons who are also directors of the Corporation.
Each officer shall have such authority and perform such duties, in addition to those specified by these Second A&R By-laws, as may be prescribed by the Board of Directors from time to time.
Section 4.02.   Election; Term of Office; Resignation; Removal.   The officers of the Corporation shall be elected at each annual meeting of the Board of Directors and, in the case of a vacancy or a newly created office, at any time, by action of the Board of Directors. Each officer shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.
Any officer of the Corporation may resign at any time by giving notice to the Board of Directors or to the Secretary or Assistant Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, upon receipt thereof by the Board of Directors or the Secretary or Assistant Secretary. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
Any officer of the Corporation may be removed, with or without cause, by the Board of Directors; the election or appointment of an officer shall not in itself create any contract right.
Section 4.03.   Other Agents.   The Board of Directors or the Chief Executive Officer may from time to time appoint such agents of the Corporation as the Board of Directors or the Chief Executive Officer

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shall deem necessary. Each of such agents shall hold office at the pleasure of the Board of Directors or, if such agent was appointed by the Chief Executive Officer, of the Chief Executive Officer, and shall have such authority and may perform such duties as the Board of Directors or, if appointed by the Chief Executive Officer, the Chief Executive Officer may from time to time determine. Each such agent shall receive such compensation, if any, as the Board of Directors or, if appointed by the Chief Executive Officer, the Chief Executive Officer may from time to time determine.
Section 4.04.   Chief Executive Officer.   The Chief Executive Officer of the Corporation shall, subject to the provisions of these Second A&R By-laws and the control of the Board of Directors, have general and active management, direction and supervision over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of chief executive or as from time to time may be assigned to him or her by the Board of Directors and shall report directly to the Board of Directors and shall have the right to delegate any of his or her powers to any other officer or agent in accordance with the Corporations Delegations of Authority approved by the Board of Directors. In the absence or disability of the Chief Executive Officer or the vacancy in the office of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed, and the Chief Executive Officer’s powers may be exercised, by a person designated by either the Board of Directors or the Chief Executive Officer, with approval from the Board of Directors.
Section 4.05.   President.   The President of the Corporation shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time are delegated to him or her by the Board of Directors or the Chief Executive Officer, or are incident to the office of President.
Section 4.06.   Vice Presidents.   Each Vice President, if any, shall have such authority to execute corporate documents and contracts on behalf of the Corporation and perform such duties as may be assigned to such Vice President from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.07.   Secretary; Assistant Secretaries.   The Secretary, Assistant Secretary or such person as designated pursuant to Sections 2.05 and 3.10, respectively, shall act as secretary of all meetings of the stockholders and of the Board of Directors and the Secretary or Assistant Secretary shall keep the minutes of all such meetings and of all meetings of all committees of the Board of Directors. The Secretary or Assistant Secretary or such person as designated thereby shall give notices of the meetings of the stockholders and of the Board of Directors as required by applicable law and by these Second A&R By-laws. The Secretary shall have custody of the corporate seal and affix and attest such seal to any instrument which may require execution under seal of the Corporation. The Secretary and the Assistant Secretary also shall perform all duties and enjoy all other powers commonly incident to the office of Secretary or Assistant Secretary, subject, however, to the control of the Board of Directors and the Chief Executive Officer.
In the absence or disability of the Secretary or Assistant Secretary, a person designated by the Chief Executive Officer may act in the Secretary’s stead.
Section 4.08.   Treasurer; Assistant Treasurers.   The Treasurer shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall keep or cause to be kept complete and accurate accounts of receipts and disbursements of the Corporation and of deposits or custody of all moneys and other valuable effects of the Corporation. Whenever required by the Board of Directors or the Chief Executive Officer, the Treasurer shall render statements of the accounts and financial condition of the Corporation. The Treasurer upon request shall at all reasonable times exhibit his or her books and accounts to the Chief Executive Officer or any director of the Corporation. The Treasurer also shall perform all duties and enjoy all other powers commonly incident to the office of Treasurer, subject, however, to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors or the Chief Executive Officer, give such security for the faithful performance of his or her duties as the Board of Directors or Chief Executive officer may require.
In the absence or disability of the Treasurer, any Assistant Treasurer or a person designated by the Chief Executive Officer may act in the Treasurer’s stead.

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ARTICLE V
CAPITAL STOCK
Section 5.01.   Form of Certificates.   Unless otherwise provided by resolution of the Board of Directors, the shares of the capital stock of the Corporation shall be represented by certificates, which shall be in such form as shall be prescribed by applicable law and approved by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and the Secretary, Assistant Secretary or the Treasurer of the Corporation, and may be sealed with the seal of the Corporation.
Section 5.02.   Transfer of Shares.   Transfers of shares of the capital stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of applicable transfer taxes and compliance with other provisions of law as the Corporation may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law
The Corporation shall be entitled to treat the holder of record of any share of the capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by law.
Section 5.03.   Regulations.   The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer or registration of shares of the capital stock of the Corporation, including without limitation such rules and regulations (including, without limitation, requirements with respect to indemnifications) as the Board of Directors may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
ARTICLE VI
GENERAL PROVISIONS
Section 6.01.   Corporate Seal.   The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or an electronic copy thereof to be affixed or impressed or reproduced in any manner.
Section 6.02.   Fiscal Year.   The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors. Until such time as the Board of Directors shall change it, the fiscal year of the Corporation shall end on December 31 of each year.
Section 6.03.   Voting Securities Owned by the Corporation.   Unless otherwise ordered by the Board of Directors, any two officers of the Corporation, acting jointly, (a) shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of stock of, other equity interests in or other securities of any corporation or other entity in which the Corporation shall own or hold stock, other equity interests or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock, other equity interests or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present and (b) may execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice, written consents and other instruments relating to any stocks, other equity interests or other securities owned or held by the Corporation. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
ARTICLE VII
INDEMNIFICATION
Section 7.01.   Indemnification of Directors and Officers in Third Party Proceedings.   Subject to the other provisions of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by the

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DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 7.02.   Indemnification of Directors and Officers in Actions by or in the Right of the Corporation.    Subject to the other provisions of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 7.03.   Successful Defense.   To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 7.01 or Section 7.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 7.04.   Indemnification of Others.   Subject to the other provisions of this Article VII, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to such person or persons as the Board of Directors shall in its discretion make the determination of whether employees or agents shall be indemnified.
Section 7.05.   Advance Payment of Expenses.   Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Second A&R By-laws, but shall apply to any Proceeding referenced in Section 7.06(ii) or Section 7.06(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

8

Section 7.06.   Limitation on Indemnification.   Subject to the requirements in Section 7.03 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VII in connection with any Proceeding (or any part of any Proceeding):
(i)
for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)
for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)
for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)
initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 7.07 or (d) otherwise required by applicable law; or

(v)
if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7.07.   Determination; Claim.   If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within ninety (90) days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
Section 7.08.   Non-Exclusivity of Rights.   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

9

Section 7.09.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
Section 7.10.   Survival.
The rights to indemnification and advancement of expenses conferred by this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.11   Effect of Repeal or Modification.
A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a Second A&R By-law shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Second A&R By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
Section 7.12   Certain Definitions.
For purposes of this Article VII, references to the “Corporation” shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.
Section 7.13.   Notices.   Any notice, request or other communications required or permitted to be given to the Corporation under this Article VII shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or the Secretary of the Corporation and shall be effective only upon receipt by the General Counsel or the Secretary, as the case may be.
Section 7.14.   Reliance.   Each director of the Corporation shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by Macquarie Infrastructure Management (USA) Inc. (the “Manager”), or employees of the Manager, or any of the officers of the Corporation, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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ARTICLE VIII
AMENDMENTS
These Second A&R By-laws and any amendments hereof may be amended or repealed in any respect, and new Second A&R By-laws may be adopted, either by the stockholders or by the Board of Directors in accordance with Sections 2.06 and 2.07 if amended by the stockholders and Sections 3.09 and 3.12 if amended by the Board of Directors.

11

ANNEX B
FORM OF AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

B-i

B-ii

B-iii

B-iv

B-v

This Amended and Restated Limited Liability Company Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) of Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company (the “Company”), effective immediately prior to the Effective Time, is entered into by Macquarie Infrastructure Corporation, a Delaware corporation (“MIC Corp.”), and each other Person who becomes a Unitholder as provided herein. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1.
WITNESSETH
WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (as amended from time to time, the “Act”), pursuant to (a) the Certificate of Formation of the Company, dated February 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Formation”), as filed in the Office of the Secretary of State of the State of Delaware on February 5, 2021, and (b) the Limited Liability Company Agreement of the Company, dated as of February 5, 2021 (the “Original Agreement”), executed by MIC Corp., as sole member;
WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of March 30, 2021 (the “Merger Agreement”), among the Company, MIC Corp. and Plum Merger Sub, Inc. (“Merger Sub”), pursuant to which, at the Effective Time, Merger Sub will merge with and into MIC Corp. (the “Merger”), with MIC Corp. surviving the Merger and becoming a wholly-owned subsidiary of the Company;
WHEREAS, effective at the Effective Time, pursuant to the Merger Agreement and this Agreement and without any action on the part of any other Person, (a) each share of MIC Corp. Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of MIC Corp. Common Stock that are owned by MIC Corp. as treasury stock) is converted into one (1) validly issued Common Unit (such Common Unit being hereby validly issued to such holder of MIC Corp. Common Stock (other than Dissenting Stockholders and MIC Corp.)), (b) all certificates representing shares of MIC Corp. Common Stock (other than those certificates representing Dissenting Shares) shall be deemed for all purposes to represent an equal number of Common Units and (c) each holder of MIC Corp. Common Stock (other than Dissenting Stockholders and MIC Corp.) is hereby admitted to the Company as a member of the Company and shall be bound by this Agreement;
WHEREAS, effective at the Effective Time, pursuant to the Merger Agreement and this Agreement and without any action on the part of any other Person, (a) each share of MIC Corp. Special Stock issued and outstanding immediately prior to the Effective Time is converted into one (1) validly issued Special Unit (such Special Unit being hereby validly issued to such holder of MIC Corp. Special Stock), (b) all certificates representing shares of MIC Corp. Special Stock shall be deemed for all purposes to represent an equal number of Special Units and (c) each holder of MIC Corp. Special Stock is hereby admitted to the Company as a member of the Company and shall be bound by this Agreement; and
WHEREAS, pursuant to this Agreement and the Merger Agreement and without any action on the part of any other Person, (a) effectively immediately following the admission of an additional member of the Company, each limited liability company interest in the Company issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be automatically canceled and each Person that was a member of the Company immediately prior to the Effective Time shall automatically cease to be a member of the Company, and, in each case, any contribution of money or other property by any such member in respect of any such limited liability company interest in the Company shall be returned in connection with the cancellation of such interest in the Company and (b) at the Effective Time, the Company shall continue without dissolution.
NOW, THEREFORE, the parties hereto hereby amend and restate the Original Agreement in its entirety to read, and hereby agree, as follows:

ARTICLE I
DEFINITIONS
Section 1.1   Definitions.
For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)   “Act” has the meaning set forth in the recitals hereto.
(b)   “Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in such Unitholders’ Capital Account as of the end of the applicable Fiscal Year after (i) crediting thereto any amounts which such Unitholder is, or is deemed to be, obligated to restore pursuant to U.S. Treasury Regulations Section 1.704-2(g)(1) and Section 1.704-2(i)(5) and (ii) debiting such Capital Account by the amount of the items described in U.S. Treasury Regulations Section 1.704 1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(c)   “Agreement” has the meaning set forth in the preamble hereto.
(d)   “All or Substantially All” has the meaning given to such term in the jurisprudence interpreting and applying Section 271 of the DGCL.
(e)   “Applicable Listing Rules” means the applicable rules, if any, of the principal National Securities Exchange on which any of the Units are listed or quoted, as the case may be.
(f)   “Associate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.
(g)   “Assumed Performance Stock Unit Award” has the meaning set forth in Section 3.1(f).
(h)   “Assumed Restricted Stock Unit Award” has the meaning set forth in Section 3.1(e).
(i)   “Attorney-in-Fact” has the meaning set forth in Section 2.9(a).
(j)   “Audit Committee” means the Audit Committee of the Board of Directors.
(k)   “Bankruptcy” means, with respect to any Person, (i) if such Person (A) makes an assignment for the benefit of creditors, (B) files a voluntary petition in bankruptcy, (C) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (D) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, or (ii) if within one hundred twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, said proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, said appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.
(l)   “Beneficial Owner” has the meaning set forth in Section 13.1(b).
(m)   “Board” or “Board of Directors” means the board of directors of the Company.
(n)   “Board Initiated Dissolution” means that the Board of Directors has adopted a resolution, by the affirmative vote of at least a majority of the Entire Board of Directors, that it deems it advisable for the Company to be dissolved and after such adoption causes notice of the adoption of such resolution and of a meeting of Unitholders to take action upon the resolution to be mailed or delivered by Electronic Transmission to each holder of Voting Units entitled to vote thereon.
(o)   “Business Combination” has the meaning set forth in Section 13.1(c).
(p)   “Bylaw Provisions” means (i) Article VI (other than Section 6.15 and Section 6.16), Article X, Article XI and Article XII (other than Section 12.16); (ii) Section 2.3, Section 2.4, Section 4.1, Section 4.2(c), Section 4.2(d), Section 5.3, Section 6.1 through and including Section 6.5, Section 6.6, Section 6.7(a), Section 6.7(b), Section 6.7(c), Section 6.8 through and including Section 6.14, Section 8.5, Section 9.1(b), Section 9.2(a), the second sentence of Section 9.3(a), Section 9.3(b), Section 9.4(c), Section 9.4(d), Section 9.5, Section 9.6(b), Section 9.7 through and including Section 9.17, Section 14.2(a) (other than the provisos contained therein), Section 15.1, Section 18.1 through and including Section 18.3, Section 18.5 and Section 18.11; (iii) any provision adopted pursuant to Section 14.2(b); and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition, unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision or a Charter Provision by virtue of subsection (v) of the definition of Charter Provision.
(q)   “Capital Account” has the meaning set forth in Section 7.1.
(r)   “Capital Contribution” means any cash or cash equivalents or the fair market value (as determined by the Board of Directors) of any property, in each case that a Unitholder contributes or is deemed to have contributed to the Company in accordance with this Agreement with respect to the Units held or subscribed for by such Unitholder.
(s)   “Carrying Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial Carrying Value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Board of Directors, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (s), except as otherwise provided herein, as of: (i) the date of the acquisition of any additional Units by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (ii) the date of the distribution of more than a de minimis amount of Company assets to a Unitholder in exchange for any Units; (iii) the date any Units are relinquished to the Company; (iv) the date that the Company issues more than a de minimis number of Units to a new Unitholder in exchange for services; or (v) any other date specified in the U.S. Treasury Regulations; provided, however, that adjustments pursuant to clauses (i), (ii) (iii), (iv) and (v) above shall be made only if such adjustments are deemed necessary or appropriate by the Board of Directors to reflect the relative economic interests of the Unitholders. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes.
(t)   “Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary, or in such other form as may be adopted by the Board of Directors, issued by (i) the Company evidencing ownership of Units or (ii) MIC Corp. representing shares of MIC Corp. Common Stock that are deemed to represent the number of Common Units into which the MIC Corp. Common Stock that such certificates previously represented were converted in accordance with the Merger Agreement.
(u)   “Certificate of Cancellation” means a certificate filed in accordance with Section 18-203 of the Act.
(v)   “Certificate of Formation” has the meaning set forth in the recitals hereto.
(w)   “Chairman of the Board” means the Chairman of the Board of Directors.
(x)   “Charter Provisions” means Article III (other than Section 3.1(g), Section 3.2(b), Section 3.6 and Section 3.7) and Article XIII (other than Section 13.2, Section 13.3, Section 13.4 and Section 13.10); (ii) Section 2.6, Section 6.15, Section 9.1(a), Section 9.2(b), the first sentence of Section 9.3(a), Section 9.4(a) and (b), Section 9.6(a), Section 12.16, the provisos contained in Section 14.2(a), Section 14.2(b) and

(c) and Section 14.3; (iii) any provision adopted pursuant to Section 14.3(d); (iv) subject to Section 3.2(b), any Preferred Unit Designation approved by the Board of Directors pursuant to this Agreement; and (v) any term defined in this Section 1.1 that is used in (A) any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition or (B) any Preferred Unit Designation approved by the Board of Directors pursuant to this Agreement, unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision.
(y)   “Chief Executive Officer” means the Chief Executive Officer of the Company, including any interim Chief Executive Officer.
(z)   “Chief Financial Officer” means the Chief Financial Officer of the Company, including any interim Chief Financial Officer of the Company.
(aa)   “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
(bb)   “Common Unit” means each limited liability company interest in the Company having the rights and obligations specified with respect to Common Units in this Agreement.
(cc)   “Common Unitholder” means each Person in whose name a Common Unit is registered on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent. Each Common Unitholder shall be a member of the Company.
(dd)   “Company” has the meaning set forth in the preamble hereto.
(ee)   “Company Minimum Gain” has the meaning attributed to “partnership minimum gain” as set forth in U.S. Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
(ff)   “Compensation Committee” means the Compensation Committee of the Board of Directors.
(gg)   “Continuing Director” has the meaning set forth in Section 13.1(d).
(hh)   “Court of Chancery” means the Court of Chancery of the State of Delaware.
(ii)   “Depositary” means The Depository Trust Company and its successors and permitted assigns.
(jj)   “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.
(kk)   “DGCL-Implementing Provisions” means (i) Article V and Article XVII; (ii) Section 1.2, Section 2.7, Section 2.8(a), Section 2.9, Section 2.10, the first sentence of Section 2.11, Section 3.1(g), Section 3.2(b) (other than the last two sentences), Section 3.2(d), Section 3.6, Section 3.7, Section 4.4, Section 4.5, Section 6.16, Section 8.1, Section 8.2, Section 8.6, Section 9.3(c), Section 13.2 through and including Section 13.4, Section 13.10, Section 14.4 and Section 18.6 through and including Section 18.10; (iii) any provision adopted pursuant to Section 14.5(c) and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition.
(ll)   “Director Incentive Plan” means the Macquarie Infrastructure Company LLC 2014 Independent Directors Equity Plan.
(mm)   “Directors” means the individuals elected to the Board of Directors from time to time in accordance with this Agreement. Each Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(12) of the Act in accordance with Section 9.3(a).
(nn)   “Dissenting Shares” has the meaning set forth in the Merger Agreement.
(oo)   “Dissenting Stockholders” has the meaning set forth in the Merger Agreement.
(pp)   “Disinterested Director” has the meaning set forth in Section 12.12.
(qq)   “Effective Time” has the meaning set forth in the Merger Agreement.

(rr)   “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
(ss)   “Entire Board of Directors” has the meaning set forth in Section 9.11.
(tt)   “Equity Incentive Plan” means the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan, as amended, and any other duly approved equity incentive plan of the Company.
(uu)   “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended from time to time.
(vv)   “Executive Committee” means the Executive Committee of the Board of Directors.
(ww)   “Fair Market Value” has the meaning set forth in Section 13.1(e).
(xx)   “Fiscal Year” has the meaning set forth in Section 18.1.
(yy)   “Future Investment” has the meaning set forth in Section 13.1(g).
(zz)   “General Counsel” means the General Counsel of the Company, if any, including any interim General Counsel.
(aaa)   “Independent Director” means a Director who (i) is not an Officer or employee of the Company, or an officer, director or employee of any Subsidiary of the Company, (ii) was not appointed as a Director pursuant to the terms of the Management Services Agreement, (iii) for so long as the Management Services Agreement is in effect, is not affiliated with the Manager or Macquarie Group Limited, and (iv) complies with the independence requirements under the Exchange Act and the Applicable Listing Rules.
(bbb)   “Initial Director” has the meaning set forth in Section 9.1(a).
(ccc)   “Interested Unitholder” has the meaning set forth in Section 13.1(h).
(ddd)   “Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Article XVII, as liquidating trustee of the Company within the meaning of the Act.
(eee)   “Managed Subsidiary” has the meaning set forth in Section 13.1(i).
(fff)   “Management Services Agreement” means the Fourth Amended and Restated Management Services Agreement, dated as of [•], 2021 (as amended, restated, supplemented or otherwise modified from time to time).
(ggg)   “Manager” means Macquarie Infrastructure Management (USA) Inc., a party to the Management Services Agreement. For the avoidance of doubt, Macquarie Infrastructure Management (USA), Inc. is not a “manager” within the meaning of Sections 18-101(12) or 18-402 of the Act.
(hhh)   “Manager Affiliate” has the meaning set forth in the Management Services Agreement.
(iii)   “Market Value of the Units” has the meaning set forth in Section 13.1(j).
(jjj)   “Merger” has the meaning set forth in the recitals hereto.
(kkk)   “Merger Agreement” has the meaning set forth in the recitals hereto.
(lll)   “Merger Sub” has the meaning set forth in the recitals hereto.
(mmm)   “MIC Corp.” has the meaning set forth in the preamble hereto.
(nnn)   “MIC Corp. Common Stock” means each share of common stock, par value $0.001 per share, of MIC Corp.
(ooo)   “MIC Corp. Performance Stock Unit Award” has the meaning set forth in Section 3.1(f).

(ppp)   “MIC Corp. Restricted Stock Unit Award” has the meaning set forth in Section 3.1(e).
(qqq)   “MIC Corp. Special Stock” means each share of special stock, par value $0.001 per share, of MIC Corp.
(rrr)   “National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.
(sss)   “Net Income” and “Net Loss” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but, for this purpose, including in taxable income or loss all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments (without duplication):
(i)   any income of the Company exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;
(ii)   any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;
(iii)   in the event the Carrying Value of any Company asset is adjusted in accordance with the definition of “Carrying Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss; and
(iv)   in accordance with the U.S. Treasury Regulations promulgated under Section 704(b) of the Code, any gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes and any depreciation and amortization in respect of a Company asset shall be computed by reference to the Carrying Value of the asset, notwithstanding that the adjusted tax basis of such asset differs from such Carrying Value.
Notwithstanding any other provision of this definition, any items which are specially allocated under Section 7.4 shall not be taken into account in the computation of “Net Income” or “Net Loss,” but shall be calculated using the principles of this definition.
(ttt)   “Net Investment Value” has the meaning set forth in Section 13.1(k).
(uuu)   “New Implementation” has the meaning set forth in Section 14.4.
(vvv)   “Nominating and Governance Committee” shall mean the Nominating and Governance Committee of the Board of Directors.
(www)   “Nonrecourse Deductions” has the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(1).
(xxx)   “Nonrecourse Liability” has the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(3).
(yyy)   “Officer” means an officer of the Company elected in accordance with Article X.
(zzz)   “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel, including in-house counsel, to the Company or any of its affiliates or the Board of Directors) acceptable to the Board of Directors.
(aaaa)   “Order” means any order, injunction, decree, ruling, stipulation or assessment of any federal, state, local, municipal, foreign or other government (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, court or other tribunal).
(bbbb)   “Original Agreement” has the meaning set forth in the recitals hereto.

(cccc)   “Other Provisions” means any provision of this Agreement that is not a DGCL-Implementing Provision, a Charter Provision or a Bylaw Provision.
(dddd)   “Outstanding” means, with respect to any Units, all Units that are issued by the Company and reflected as outstanding on the books and records of the Company as of the date of determination.
(eeee)   “Partnership Audit Rules” means Subchapter C of Chapter 63 of the Code and any subsequent amendment (and any U.S. Treasury Regulations or other guidance that may be promulgated in the future relating thereto) and, in each case, any provisions of state, local, and non-U.S. law governing the preparation and filing of tax returns, interactions with taxing authorities, the conduct and resolution of examinations by tax authorities and payment of resulting tax liabilities.
(ffff)   “Partnership Representative” has the meaning set forth in Section 16.3.
(gggg)   “Percentage Interest” means as of any date of determination, as to any Unitholder, the quotient obtained by dividing (i) the total number of all classes or series of Common Units and Preferred Units held by such Person by (ii) the total number of all classes or series of Outstanding Common Units and Outstanding Preferred Units.
(hhhh)   “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.
(iiii)   “Preferred Unit” means a limited liability company interest in the Company that is authorized and issued in accordance with the terms of this Agreement after the Effective Time, and having the rights and obligations specified in the applicable Preferred Unit Designation.
(jjjj)   “Preferred Unit Designation” means a writing approved by the Board of Directors or a committee of the Board of Directors setting forth the designations, powers, preferences and rights, and the qualifications, limitations or restrictions, of a series of Preferred Units. A Preferred Unit Designation shall be effective when the same is delivered to the Secretary of the Company for inclusion in the books and records of the Company, and shall constitute part of this Agreement. The terms of any Preferred Unit Designation approved by the Board of Directors or a committee of the Board of Directors in accordance with this Agreement (i) shall include only those terms that would not be prohibited in a certificate of designation pursuant to the DGCL, (ii) shall be deemed to amend the provisions of this Agreement, in the same manner and fashion that a certificate of designation amends a certificate of incorporation pursuant to the DGCL, and (iii) may be amended or eliminated (and the number of Preferred Units represented by such Preferred Unit Designation may be increased or decreased) in the same manner as could be accomplished under the DGCL with respect to a certificate of designation. Any amendment or elimination (or increase or decrease in the number of Preferred Units) referenced in clause (iii) of the immediately preceding sentence shall have the same effect as an amendment or elimination (or increase or decrease of shares of preferred stock designated by such certificate of designation) of a certificate of designation pursuant to the DGCL.
(kkkk)   “Preferred Unitholders” means each Person in whose name a Preferred Unit is registered on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent. Each Preferred Unitholder shall be a member of the Company.
(llll)   “Proceeding” has the meaning set forth in Section 12.1.
(mmmm)   “Proposed Nominee Associated Persons” has the meaning set forth in Section 6.14(b)(iv).
(nnnn)   “Record Date” means the date established by the Board of Directors in accordance with Section 6.6.
(oooo)   “Redemption Date” has the meaning set forth in Section 3.4(c)(i).
(pppp)   “Redemption Event” has the meaning set forth in Section 3.4(c)(i).
(qqqq)   “Redemption Price” has the meaning set forth in Section 3.4(c)(i).

(rrrr)   “Registration Statement” means the Registration Statement on Form S-4 for the Company (File No. 333-253193), as originally filed on February 17, 2021 with the SEC, as amended from time to time.
(ssss)   “Secretary” means the Secretary of the Company, including any interim Secretary.
(tttt)   “SEC” means the United States Securities and Exchange Commission.
(uuuu)   “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended from time to time.
(vvvv)   “Special Unit” means each limited liability company interest in the Company having the rights and obligations specified with respect to Special Units in this Agreement.
(wwww)   “Special Unitholder” means the holder of Special Units, which shall be the Manager as sole holder of the Special Units. The Special Unitholder shall be a member of the Company.
(xxxx)   “Stock Plans” means the Director Incentive Plan and the Equity Incentive Plan.
(yyyy)   “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which any Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
(zzzz)   “Trading Day” means a day on which the Common Units (i) have not been suspended from trading on any National Securities Exchange or over-the-counter market at the close of business and (ii) have traded at least once on the National Securities Exchange or over-the-counter market that is the primary market for the trading of Common Units.
(aaaaa)   “transfer” has the meaning set forth in Section 4.2.
(bbbbb)   “Transfer Agent” means, with respect to Units, Computershare Inc., any successor thereto or any other Person designated by the Board.
(ccccc)   “Transferrable Unit” has the meaning set forth in Section 4.2.
(ddddd)   “Unit Majority” means a majority of the votes entitled to be cast by the holders of the Outstanding Voting Units.
(eeeee)   “Unitholder Associated Person” has the meaning set forth in Section 6.14(b)(v).
(fffff)   “Unitholder Minimum Gain” shall mean an amount, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(3) with respect to each Unitholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability.
(ggggg)   “Unitholder Nonrecourse Debt” has the meaning attributed to “partner nonrecourse debt” as set forth in U.S. Treasury Regulations Section 1.704-2(b)(4).
(hhhhh)   “Unitholder Nonrecourse Deductions” has the meaning attributed to “partner nonrecourse deductions” as set forth in U.S. Treasury Regulations Section 1.704-2(i).
(iiiii)   “Unitholders” means, collectively, the Common Unitholders, the Special Unitholder and the Preferred Unitholders, if any. For purposes of Section 5.3 only, the term “Unitholders” includes a Person who is the beneficial owner of Units held either in a voting trust or by a nominee on behalf of such Person.
(jjjjj)   “Units” means, collectively, Common Units, Special Units and Preferred Units, if any. As of the Effective Time, there are two classes of Units Outstanding: Common Units and Special Units.
(kkkkk)   “U.S. Treasury Regulations” means the regulations promulgated under the Code. Any reference herein to a specific section or sections of the U.S. Treasury Regulations shall be deemed to include a reference to any corresponding provision of any successor law.

(lllll)   “Voting Units” means, collectively, Common Units and any series of Preferred Units that are designated as Voting Units in a Preferred Unit Designation. Except as otherwise expressly provided in this Agreement or in any Preferred Unit Designation, all Voting Units shall vote together as a single class or group.
Section 1.2   Interpretation.   Unless the context requires otherwise:
(a)   any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;
(b)   references to Articles and Sections refer to Articles and Sections of this Agreement;
(c)   the terms “include” or “includes” means include or includes, without limitation, and “including” means including, without limitation;
(d)   any provision of the DGCL referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied mutatis mutandis to the Company, the Units, the Unitholders, the Certificates, the Directors, the Officers and this Agreement, as if the Company were a Delaware corporation, the Units were shares of stock of a Delaware corporation, the Unitholders were stockholders of a Delaware corporation, the Certificates were stock certificates evidencing shares of stock of a Delaware corporation, the Directors were directors of a Delaware corporation, the Officers were officers of a Delaware corporation and this Agreement were the certificate of incorporation and/or bylaws (as applicable) of a Delaware corporation;
(e)   any subchapter or provision of the DGCL (including any terms defined therein) referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied and interpreted consistently with the jurisprudence regarding such subchapter or provision; and
(f)   any provision of the Act or the DGCL referred to in, or incorporated by reference by, this Agreement shall refer to such provisions of the Act or the DGCL as they are amended from time to time and in effect at the time of the applicable action.
ARTICLE II
THE COMPANY
Section 2.1   Name.
(b)   The name of the limited liability company is Macquarie Infrastructure Holdings, LLC and all business of the Company shall be conducted in such name. The Board of Directors may change the name of the Company upon ten (10) days’ written notice to the Unitholders, which name change shall be effective upon the filing of a certificate of amendment (or amended and restated certificate of formation) with the Secretary of State of the State of Delaware.
(c)   Within thirty (30) days of (i) the Manager’s resignation or the termination of the Management Services Agreement or (ii) the delisting of the Common Units, unless otherwise approved in writing by the Manager, the Board of Directors shall cause the Company and any of its Subsidiaries to cease using the “Macquarie” brand entirely, including by changing their respective names; provided that, to the extent the Board of Directors deems it necessary or advisable, the Company and its Subsidiaries may use “Macquarie” in referencing their previous names.
(d)   Upon the termination of the Management Services Agreement and the removal of the Manager by the Board of Directors in accordance with the terms of the Management Services Agreement, the Board of Directors shall cause the Company and its Managed Subsidiaries to cease using the “Macquarie” brand entirely, including by changing their respective names; provided that, to the extent the Board of Directors deems it necessary or advisable, the Company and its Subsidiaries may use “Macquarie” in referencing their previous names.
Section 2.2   Registered Agent and Registered Office.   The registered office of the Company in the State of Delaware and the name and address of its registered agent are as set forth in the Certificate of Formation.

Section 2.3   Principal Executive Offices.   The principal executive offices of the Company are at 125 West 55th Street, New York, New York 10019. The Board of Directors may change the principal executive offices of the Company to any other place within or without the State of Delaware by resolution.
Section 2.4   Other Offices.   The Company may have offices at such places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company may require.
Section 2.5   Filings.
(a)   The execution, delivery and filing of the Certificate of Formation with the Secretary of State of the State of Delaware by Michael Kernan, as an “authorized person” of the Company within the meaning of the Act, are hereby authorized, approved, ratified and confirmed.
(b)   Upon the execution of this Agreement, any Officer or any Person authorized by the Board shall be an “authorized person” of the Company within the meaning of the Act. Any Officer or any Person authorized by the Board shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
(c)   The Board of Directors shall take any and all other actions, as may be reasonably necessary, to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of the State of Delaware and under the laws of any other jurisdictions in which the Company engages in business, including causing the Company to prepare, execute and file such amendments to the Certificate of Formation and such other assumed name certificates, documents, instruments and publications as may be required by applicable law.
Section 2.6   Purpose.
(a)   The purpose of the Company is to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of Delaware under the Act, including any business purpose or activity permitted for a corporation under the DGCL; provided, however, that the Company is not permitted to engage in any activities that would cause it to become an “investment company” as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended and as may be amended from time to time, or any successor provision thereto.
(b)   Notwithstanding anything in this Agreement to the contrary, the transactions contemplated by the Merger Agreement are hereby authorized, approved, ratified and confirmed and each Officer is hereby authorized to take any action, in the name of or on behalf of the Company or otherwise to consummate the transactions contemplated thereby. The foregoing authorization shall not be deemed a restriction on the powers of any Person to enter into other agreements on behalf of the Company in accordance with this Agreement.
Section 2.7   Powers.   The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Agreement.
Section 2.8   Fiduciary Duties of Directors and Officers.
(a)   Except as provided in this Agreement and the Management Services Agreement, the Directors and Officers shall owe the same fiduciary duties to the Company, Unitholders and any other Person bound by this Agreement as the Directors and Officers would owe to such Persons under Delaware law as if the Company were a Delaware corporation and the Unitholders were stockholders of a Delaware corporation, and the Directors were members of the board of directors, and the Officers were officers, respectively, of a Delaware corporation. The parties intend that, except as provided in this Agreement and the Management Services Agreement, the fiduciary duties of the Directors and Officers shall be applied and interpreted consistently with the jurisprudence regarding such fiduciary duties of directors and officers of a Delaware corporation.

(b)   Notwithstanding any duty otherwise existing at law or in equity, no Director or Officer has any fiduciary duties to the Company, any Unitholder or any other Person bound by this Agreement with respect to any action or inaction of the Manager pursuant to the terms of the Management Services Agreement, and any actions or inactions of the Directors and Officers to cause the Company to act in compliance or in accordance with the Management Services Agreement, are consistent with, and shall not be deemed a breach of, the fiduciary duties of such Directors and Officers.
(c)   For the avoidance of doubt, to the fullest extent permitted by applicable law and notwithstanding any duty otherwise existing at law or in equity, the Directors and Officers shall have no fiduciary duties other than as expressly set forth in this Agreement; provided that the foregoing shall not eliminate any implied contractual covenant of good faith and fair dealing that exists with respect to such Director or Officer.
Section 2.9   Power of Attorney.
(a)   To the fullest extent permitted by applicable law, each Unitholder (in its, his or her capacity as such) hereby constitutes and appoints each Director, each Officer and, if a Liquidator shall have been appointed by the Board of Directors, the Liquidator (each, an “Attorney-in-Fact”), as the case may be, with full power of substitution, as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, to:
(i)   execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, as applicable:
(A)   all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and/or in any other jurisdictions in which the Company may conduct business or own property;
(B)   any amendment, change, modification or restatement of this Agreement, and all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to reflect any amendment, change, modification or restatement of this Agreement, in each case that is adopted in accordance with this Agreement;
(C)   all certificates, documents and other instruments (including conveyances) that such Attorney-in-Fact determines to be necessary or appropriate to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement;
(D)   all certificates, documents and other instruments relating to the admission, resignation, removal or substitution of any Unitholder pursuant to this Agreement;
(E)   all certificates, documents and other instruments relating to the determination of the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, of any class or series of Units issued pursuant to this Agreement; and
(F)   all certificates, documents and other instruments (including merger agreements and certificates of merger) relating to a merger, consolidation or conversion of the Company adopted in accordance with this Agreement; and
(ii)   execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Unitholders hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement.
(b)   Notwithstanding anything to the contrary in this Section 2.9, when any provision of this Agreement (including Article XIII, Article XIV and Article XVII) establishes a vote, consent, approval, agreement or other action of Unitholders required to take any action, no Attorney-in-Fact may exercise the power of attorney made in this Section 2.9 until the necessary vote, consent, approval, agreement or other action, as applicable, is received.

(c)   To the fullest extent permitted by applicable law, the foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, disability, incapacity, dissolution, termination of existence or bankruptcy of, or any other event concerning, any Unitholder and the transfer of all or any portion of such Unitholder’s Units and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives. Each such Unitholder hereby agrees to be bound by any representation made by an Attorney-in-Fact, acting in good faith pursuant to such power of attorney, and each such Unitholder, to the fullest extent permitted by applicable law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith under such power of attorney in accordance with this Section 2.9. Each Unitholder hereby agrees to execute and deliver to the Attorney-in-Fact within fifteen (15) days after receipt of any request therefor, such further designation, powers of attorney and other instruments as any Attorney-in-Fact determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.
Section 2.10   Term.   The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the Company is dissolved in accordance with this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.
Section 2.11   Title to Company Assets.   Title to Company assets shall be deemed to be owned by the Company as an entity, and no Unitholder, Director or Officer, individually or collectively, shall have any interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees.
ARTICLE III
CLASSES AND ISSUANCE OF UNITS
Section 3.1   Outstanding Units.
(a)   Effective at the Effective Time, automatically, by virtue of this Agreement and the Merger Agreement, as applicable, and without any action on the part of any other Person, (i) each share of MIC Corp. Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of MIC Corp. Common Stock that are owned by MIC Corp. as treasury stock) is converted into one (1) validly issued Common Unit (such Common Unit being hereby validly issued to such holder of MIC Corp. Common Stock (other than Dissenting Stockholders and MIC Corp.)), (ii) all certificates representing shares of MIC Corp. Common Stock (other than any such certificate that represents Dissenting Shares) shall be deemed for all purposes to represent an equal number of Common Units, and (iii) each holder of MIC Corp. Common Stock (other than Dissenting Stockholders and MIC Corp.) is hereby admitted to the Company as a member of the Company and shall be bound by this Agreement.
(b)   Effective at the Effective Time, automatically, by virtue of this Agreement and the Merger Agreement, as applicable, and without any action on the part of any other Person, (i) each share of MIC Corp. Special Stock issued and outstanding immediately prior to the Effective Time is converted into one (1) validly issued Special Unit (such Special Unit hereby being validly issued to such holder of MIC Corp. Special Stock), (ii) all certificates representing shares of MIC Corp. Special Stock shall be deemed for all purposes to represent an equal number of Special Units, and (iii) each holder of MIC Corp. Special Stock is hereby admitted to the Company as a member of the Company and shall be bound by this Agreement.
(c)   At the Effective Time, automatically, by virtue of this Agreement and the Merger Agreement and without any action on the part of any other Person, each limited liability company interest in the Company issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled, and, immediately following the admission of members of the Company pursuant to Section 3.1(a) and Section 3.1(b), each Person that was a member of the Company immediately prior to the Effective Time shall cease to be a member of the Company, and the Company shall be continued without dissolution, and, in each case, any contribution of money or other property by any such member in respect of any such limited liability company interest shall be returned in connection with the cancellation of such interest in the Company.

(d)   If a Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the DGCL, (i) such Dissenting Stockholder’s shares shall no longer be considered Dissenting Shares and such Dissenting Stockholder’s MIC Corp. Common Stock, if any, shall thereupon automatically convert into an equal number of Common Units in accordance with the Merger Agreement and Section 3.1(a) of this Agreement (and such Common Units shall thereupon be validly issued Common Units), and certificates representing such MIC Corp. Common Stock shall thereupon be treated in accordance with Section 3.1(a), and (ii) such Dissenting Stockholder shall be automatically admitted to the Company as a member of the Company and shall be bound by this Agreement.
(e)   At the Effective Time, each restricted stock unit granted by MIC Corp. with respect to shares of MIC Corp. Common Stock (each, a “MIC Corp. Restricted Stock Unit Award”) pursuant to the Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be automatically converted into a restricted unit award denominated in Common Units, on the same terms and conditions, including the same number of Common Units as shares of MIC Corp. Common Stock and vesting conditions, as were applicable to such MIC Corp. Restricted Stock Unit Award under the terms of the Stock Plans and the agreement evidencing the grant thereunder, and the Company shall assume each such MIC Corp. Restricted Stock Unit Award and perform its obligations thereunder as if the Company were an original party thereto (each such assumed restricted stock unit, an “Assumed Restricted Stock Unit Award”).
(f)   At the Effective Time, each performance share unit granted by MIC Corp. (each a “MIC Corp. Performance Stock Unit Award”) pursuant to the Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be automatically converted into a performance unit award denominated in Common Units, on the same terms and conditions, including, but not limited to, the same target and maximum number of units subject to the award and vesting conditions, as were applicable to such MIC Corp. Restricted Stock Unit Award under the terms of the Stock Plans and the agreement evidencing the grant thereunder, and the Company shall assume each such MIC Corp. Performance Stock Unit Award and perform its obligations thereunder as if the Company were an original party thereto (each such assumed performance share unit, a “Assumed Performance Stock Unit Award”).
(g)   As of the Effective Time, the Company shall take all actions necessary to assume MIC Corp.’s rights, duties and obligations under the Stock Plans and to file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act with respect to the Common Units subject to the Assumed Restricted Stock Unit Awards and Assumed Performance Share Unit Awards.
(h)   All Units and other securities issued pursuant to this Section 3.1 and otherwise in accordance with the requirements of this Agreement (including Section 3.3(b)) shall be validly issued and shall be deemed to be fully paid and non-assessable.
Section 3.2   Authorization to Issue Units.
(a)   The Company is hereby authorized to issue the following three classes of Units: (i) Common Units, (ii) Special Units and (iii) Preferred Units. The total number of Units of all classes and series that the Company shall be authorized to issue is 600,000,100 Units, consisting of (i) 500,000,000 Common Units, (ii) 100 Special Units and (iii) 100,000,000 Preferred Units.
(b)   The Company and the Board of Directors, without the consent of any Unitholder or any other Person, may, at any time and from time to time, issue or take subscriptions for one or more Units of any existing class or series or, pursuant to a Preferred Unit Designation, authorize and issue or take subscriptions for any series of Preferred Units (which, subject to the provisions of any other Preferred Unit Designation in respect of which Preferred Units are then issued and Outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Units) any classes or series of Units existing immediately prior to such authorization and issuance), for such consideration (which may be cash, any tangible or intangible property or any benefit to the Company, or any combination thereof) as may be determined by the Board of Directors or a committee thereof, unless all of the Units which the Company is authorized to issue have been issued, subscribed for, or otherwise committed to be issued. The resolution authorizing the issuance of Units may provide that any Units to be issued pursuant to such resolution may be issued in one or more transactions in such numbers and at such times as are set forth in or determined by or in the manner set forth in the resolution, which may include a determination or action by any Person or body, including the Company; provided, that the resolution fixes a maximum number of Units that may be issued pursuant to such resolution, a time period during which such Units may be issued and a minimum amount of consideration for which such Units may be issued. The Board of Directors may determine the amount of consideration for which Units may be issued by setting a minimum amount of consideration or approving a formula by which such minimum amount of consideration is determined. The formula may include or be made dependent upon facts ascertainable outside the formula; provided, that the manner in which such facts shall operate upon the formula is clearly and expressly set forth in the formula or in the resolution approving the formula. The consideration for subscriptions to, or the purchase of, the Units to be issued by the Company shall be paid in such form and in such manner as the Board of Directors or a committee thereof shall determine. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. The authority of the Board of Directors, or a committee thereof, shall further include the power to increase or decrease the number of Units of any class or series so created, subsequent to the issue of that class or series but not below the number of Units of such class or series then Outstanding. In case the number of Units of any class or series shall be so decreased, the Units constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of Units of such class or series.
(c)   Except as otherwise required by this Agreement, including any Preferred Unit Designation, with respect to one or more series of Preferred Units, Preferred Units shall not entitle the holders thereof to any voting rights whatsoever, whether under this Agreement, the Act, at law, in equity or otherwise, and the entire voting power and all voting rights shall be vested exclusively in the holders of Common Units, except for the voting rights specifically given to the Special Units hereunder.
(d)   Except as otherwise required by this Agreement, the Company, the Board of Directors or a committee of the Board of Directors on behalf of the Company, without the consent of any Unitholder or any other Person, may issue rights, options and warrants entitling their holders to acquire from the Company Units of any class or series, and such rights, options and warrants may be evidenced by instruments approved by the Board of Directors or any committee thereof. The terms upon which, including the time or times which may be limited or unlimited in duration, at or within which, and the consideration (including a formula by which such consideration may be determined) for which any such Units may be acquired from the Company upon the exercise of any such right, option or warrant, shall be such as shall be stated in a resolution adopted by the Board of Directors or committee thereof providing for the creation and issue of such rights, options or warrants, and, in every case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights, warrants or options. A formula by which such consideration may be determined may include or be made dependent upon facts ascertainable outside the formula, provided the manner in which such facts shall operate upon the formula is clearly and expressly set forth in the formula or in the resolution approving the formula. In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of such rights, options and warrants and the sufficiency thereof shall be conclusive. The Board of Directors or a committee thereof may, by a resolution adopted by the Board or committee thereof, authorize one or more Officers to do one or both of the following: (i) designate Officers and employees of the Company and its Subsidiaries to be recipients of such rights, options or warrants created by the Company, and (ii) determine the number of such rights, options or warrants to be received by such Officers and employees; provided, however, that the resolution so authorizing such Officer or Officers shall specify the total number of rights, options or warrants such Officer or Officers may so award. The Board of Directors or committee thereof may not authorize an Officer to designate himself or herself as a recipient of any such rights, options or warrants.
(e)   Except as otherwise required by the Act or this Agreement, the Company, and the Board of Directors or a committee thereof (or any Person authorized by the Board of Directors or such committee) on behalf of the Company, without the consent of any Unitholder or any other Person, is hereby authorized to (i) execute, deliver, perform and administer the Stock Plans, and (ii) issue one or more Units (and rights, options and warrants related thereto) pursuant to any Stock Plan. The Stock Plans, the Assumed Restricted Stock Unit Awards and the Assumed Performance Stock Unit Awards are hereby assumed by the Company as of the Effective Time. Each Unit hereby authorized to be issued pursuant to the Stock Plans, and each Unit underlying the Assumed Restricted Stock Unit Awards and the Assumed Performance Stock Unit Awards, is hereby reserved for issuance.
(f)   Upon the issuance of any Unit to any Person in accordance with this Agreement, such Person shall automatically be admitted as a member of the Company without the consent of any Unitholder or any other Person being required.
Section 3.3   Provisions Relating to Common Units.   The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Units are as follows:
(a)   General.   Except as otherwise provided herein, all Common Units shall have identical rights and privileges in every respect.
(b)   Distributions.   Subject to any prior rights and preferences contained in any Preferred Unit Designation, the Common Unitholders shall be entitled to participate, on a pro rata basis in accordance with the number of Common Units held, in any distributions by the Company to the Common Unitholders, whether in cash, Units or otherwise, as may be declared by the Board of Directors or a duly authorized committee of the Board of Directors in its discretion from time to time in accordance with this Agreement. Distributions payable under this Section 3.3(b) may be paid to the Unitholders of the Outstanding Common Units as of a Record Date fixed by the Board of Directors.
(c)   Voting.
(i)   The Common Units shall be Voting Units, and the Common Unitholders shall be entitled to one (1) vote for each Common Unit held by them on all matters submitted to a vote of the Common Unitholders.
(ii)   The Common Unitholders are not entitled to cumulate votes in the election of Directors in any manner, including the manner contemplated by Section 214 of the DGCL.
(d)   Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company, after all creditors of the Company shall have been satisfied, and subject to the payment of all sums payable in respect of Preferred Units, if any, the Common Unitholders shall share in all distributions of the Company’s remaining assets in accordance with Section 8.1. For purposes of this Section 3.3(d), none of the division, merger or the consolidation of the Company into or with another entity or the conversion of the Company into another form of entity, or the merger or consolidation of any other entity into or with the Company, or the sale, transfer, or other disposition of All or Substantially All of the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company.
Section 3.4   Provisions Relating to Special Units.   The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Special Units are as follows:
(a)   Distributions. The Special Unitholder shall not be entitled to participate in any distributions of the Company (other than with respect to Common Units and Preferred Units it may otherwise hold, solely to the extent such distribution is declared in accordance with this Agreement or any Preferred Unit Designation).
(b)   Voting.
(i)   The Special Unitholder shall have only such voting powers with respect to Special Units as are expressly set forth in this Agreement. Each Special Unit shall entitle the holder thereof to one (1) vote on each matter submitted to a vote or for consent by the Special Unitholder. Except as explicitly set forth in this Agreement, the Special Unitholder shall not be entitled to vote on or consent to any matter with respect to its Special Units, and, for the avoidance of doubt, the Special Units shall not be “Voting Units” hereunder.
(ii)   In addition to any other vote required by this Agreement, the prior affirmative vote or written consent of the Special Unitholder, voting or consenting separately as a class, shall be required for the Company to do any of the following:

(A)   authorize or issue Special Units or issue Preferred Units; or
(B)   amend any provision of this Agreement in a manner that would adversely affect the rights of the Special Unitholder as a separate class.
(c)   Redemption.
(i)   Upon the earlier of (A) the date on which the Management Services Agreement is terminated or (B) the first date on which neither the Manager nor any Manager Affiliate holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations) (a “Redemption Event”), all Outstanding Special Units shall be redeemed by the Company out of funds lawfully available therefor at a price equal to $0.001 per Special Unit (the “Redemption Price”) within five (5) business days after the Company becomes aware of the occurrence of such a Redemption Event (the “Redemption Date”). If the Company does not have sufficient funds legally available to redeem on any Redemption Date all Outstanding Special Units, the Company shall redeem a pro rata portion of the Outstanding Special Units out of any such legally available funds, and shall redeem the remaining Outstanding Special Units to have been redeemed as soon as practicable after the Company has funds legally available therefor.
(ii)   On or before the applicable Redemption Date, following notice from the Company of the occurrence of a Redemption Event, the Special Unitholder shall surrender the Certificate or Certificates representing such Outstanding Special Units (or, if the Special Unitholder alleges that such Certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such Certificate) to the Company, in the manner and at the place designated by the Company, and thereupon the Redemption Price for such units shall be payable to the order of the Special Unitholder. In the event less than all of the Special Units represented by a Certificate are redeemed, a new Certificate representing the applicable unredeemed Special Units shall promptly be issued to the Special Unitholder.
(iii)   If on the applicable Redemption Date, the full amount of the Redemption Price payable upon redemption of Special Units to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent in trust for the benefit of the Special Unitholder with irrevocable instructions and authority to consummate the redemption of such Special Units in accordance with the terms and conditions set forth herein so as to be available therefor, then notwithstanding that the Certificates evidencing any Special Units so called for redemption shall not have been surrendered, all rights with respect to such Special Units shall forthwith after the Redemption Date terminate, except only the right of the holder to receive the Redemption Price without interest upon surrender of their Certificate or Certificates therefor.
(iv)   Any Special Units which are redeemed or otherwise acquired by the Company or any of its Subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold or transferred. Neither the Company nor any of its Subsidiaries may exercise any voting or other rights granted to the Special Unitholder following redemption.
(d)   Transfers.
(i)   The Special Unitholder may not effect any offer, sale, pledge, transfer or other disposition or distribution (or enter into any agreement with respect to the foregoing) of Special Units. Any such purported offer, sale, pledge, transfer or other disposition or distribution of Special Units shall be null and void.
(ii)   All Certificates representing Special Units shall bear the following legend:
THE SPECIAL UNITS OF MACQUARIE INFRASTRUCTURE HOLDINGS, LLC REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED BY THE HOLDER HEREOF.
(e)   Liquidation.   Notwithstanding anything herein to the contrary (including Article XVII), the Special Unitholder shall not be entitled to share in any distribution of assets in the event of any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary. For purposes of this Section 3.4(e), none of the division, merger or consolidation of the Company with or into another entity or the conversion of the Company into another form of entity, or the merger or consolidation of any other entity into or with the Company or the sale, transfer or other disposition of All or Substantially All of the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Section 3.5   Provisions Relating to Preferred Units.   The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Units are as follows:
(a)   The Preferred Units may be issued from time to time in one or more series. The Preferred Units of each series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a Preferred Unit Designation.
(b)   Authority is hereby expressly granted to and vested in the Board of Directors or a committee thereof, to the extent permitted by applicable law and as set forth in this Agreement and/or any Preferred Unit Designation, to authorize the issuance of Preferred Units from time to time in one or more series (which, subject to the provisions of any other Preferred Unit Designation in respect of which Preferred Units are then issued and Outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Units) any classes or series of Units existing immediately prior to such authorization and issuance), and with respect to each such series to fix in a Preferred Unit Designation the voting powers, full or limited, if any, of Units of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof.
(c)   The authority of the Board of Directors, or a committee thereof, with respect to the authorization and issuance of any Preferred Units pursuant to a Preferred Unit Designation shall include the determination or fixing of (i) distribution rights, (ii) distribution rates (iii) conversion rights, (iv) exchange rights, (v) voting rights, (vi) rights and terms of redemption (including sinking and purchase fund provisions), (vii) redemption price or prices, and (viii) the dissolution preferences and the rights with respect to any distribution of assets of any wholly unissued series of Preferred Units and the number of shares constituting any such series, and the designation thereof, or any of them.
Section 3.6   No Preemptive Rights.   Except as otherwise provided in a Preferred Unit Designation or as determined by the Board of Directors (or a committee thereof), no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Units, whether such Units are unissued or hereafter created.
Section 3.7   Fractions of Units.   The Company may, but shall not be required to, issue fractions of a Unit. If the Company does not issue fractions of a Unit, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a Unit as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a Certificate or uncertificated) which shall entitle the holder to receive a full Unit upon the surrender of such scrip or warrants aggregating a full Unit. Scrip or warrants shall not, unless otherwise provided in the evidence thereof, entitle the holder to exercise voting rights, to receive distributions thereon or to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for Certificates representing full Units or uncertificated full Units before a specified date, or subject to the conditions that the Units for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose. For purposes of this Section 3.7, “fair value” has the meaning given to such term in the jurisprudence interpreting and applying Section 155 of the DGCL.

ARTICLE IV
CERTIFICATES, TRANSFERS AND REPURCHASE OF UNITS
Section 4.1   Certificates.
(a)   Form and Execution of Certificates.   Unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes or series of Units, the Units shall be uncertificated, except to the extent otherwise required by applicable law and except to the extent that outstanding certificates representing shares of MIC Corp. Common Stock have not been surrendered to the Company and continue to represent Common Units. Notwithstanding the foregoing, every holder of Units that are provided to be certificated shall be entitled to have a Certificate signed by, or in the name of the Company, by the Chairman of the Board, or the Chief Executive Officer, and by the Treasurer or an assistant Treasurer, or the Secretary or an assistant Secretary, certifying the number of Units owned by such holder in the Company. Certificates for Units shall be in such form as is consistent with this Agreement and applicable law. Any or all of the signatures on the Certificate may be a facsimile or other electronic signature (within the meaning of the Act). In case any Officer, Transfer Agent, or registrar who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such Officer, Transfer Agent, or registrar before such Certificate is issued, it may be issued with the same effect as if he, she or it were such Officer, Transfer Agent, or registrar at the date of issue. The Company shall not have power to issue a Certificate in bearer form. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated Units and the rights and obligations of the holders of Certificates representing Units of the same class or series shall be identical.
(b)   Lost Certificates.   Except as provided in this Section 4.1(b), no new Certificates shall be issued to replace a previously issued Certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new Certificate or Certificates in place of any Certificate or Certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed. When issuing a new Certificate or Certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate or Certificates, or his, her or its legal representative, to indemnify the Company in such manner as it shall require and/or to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the Certificate or Certificates alleged to have been lost, stolen or destroyed.
(c)   Registered Unitholders.   The Company (i) shall be entitled to recognize the exclusive right of a Person registered on its books, or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, as the owner of Units to receive distributions and to vote as such owner; (ii) shall be entitled to hold liable for calls and assessments the Person registered on its books or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, as the owner of Units; and (iii) shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
(d)   Regulations.   Subject to Section 4.3, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem necessary or advisable concerning the issue, transfer, and registration of Units and/or the replacement of Certificates.
(e)   Special Designation on Certificates.   If the Company is authorized to issue more than one class of Units or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of Units or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of Units; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of Units, a statement that the Company will furnish without charge to each Unitholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of Units or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated Units, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 4.1(e) or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 4.1(e) a statement that the Company will furnish without charge to each Unitholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of Units or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
(f)   Electronic Securities Recordation.   Notwithstanding the provisions set forth elsewhere in this Agreement, the Company may adopt a system of issuance, recordation and transfer of the Units by electronic or other means not involving any issuance of Certificates; provided, that the use of such system by the Company is permitted in accordance with applicable law.
Section 4.2   Transfer Generally.
(a)   The term “transfer,” when used in this Agreement (other than Article XIII) with respect to a Unit, shall be deemed to refer to a transaction by which a Unitholder transfers either a Common Unit or Preferred Unit, as the case may be (each a “Transferrable Unit”), to another Person who is or becomes a Unitholder, and includes a sale, assignment, gift, exchange or any other disposition by merger, consolidation, operation of law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. No Transferrable Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Transferrable Unit not made in accordance with this Article IV shall be null and void. For the avoidance of doubt and without limiting Section 3.4, Special Units may not be transferred by the Special Unitholder. Any such purported transfer of the Special Units shall be null and void.
(b)   By acceptance of the transfer of any Transferrable Unit in accordance with this Article IV, each transferee of a Transferrable Unit shall be admitted to the Company as a Unitholder in accordance with Section 5.1.
(c)   The Company shall have power to enter into and perform any agreement with any number of Unitholders of any one or more classes or series of Units to restrict the transfer of Units of any one or more classes or series owned by such Unitholders in any manner not prohibited by the DGCL.
(d)   Subject to (i) the provisions of this Article IV and any other restrictions set forth in this Agreement, (ii) the provisions of any Preferred Unit Designation, and (iii) any contractual provision binding on any Unitholder, Transferrable Units shall be freely transferable to any Person and shall be made on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, after receipt of a request with proper evidence of succession, assignation or authority to transfer by the registered Unitholder, and in the case of Transferable Units represented by a Certificate, upon surrender of the Certificate.
Section 4.3   Restrictions on Transfers.
(a)   Except as provided in Section 4.3(c), but notwithstanding the other provisions of this Article IV, no transfer of any Transferable Units shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).
(b)   The Board of Directors may impose restrictions on the transfer of Units if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed). Notwithstanding any other provision of this Agreement (including Article XIV), the Board of Directors may impose such restrictions by amending this Agreement without the consent of any Person.

(c)   Nothing contained in this Article IV or elsewhere in this Agreement shall preclude the settlement of any transactions involving Units entered into through the facilities of any National Securities Exchange on which such Units are listed for trading.
Section 4.4   Repurchase of Units by the Company.   Except as otherwise provided in this Agreement or in any Preferred Unit Designation, the Company, and the Board of Directors on behalf of the Company, without the consent of any Unitholder or any other Person, but subject to Section 8.3, shall have the authority to acquire, by purchase or otherwise, any Units (or any rights, options or warrants relating to any class or series of any Units).
Section 4.5   Treasury Units.   Notwithstanding Section 18-702 of the Act, unless otherwise determined by the Board of Directors, any Units acquired or otherwise held by the Company shall not be automatically deemed canceled and instead shall be deemed to be authorized and issued Units held in the treasury of the Company and may subsequently be sold, disposed of or cancelled in accordance with this Agreement.

ARTICLE V
THE UNITHOLDERS
Section 5.1   Unitholders.
(a)   A Person shall automatically be admitted as a member of the Company and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires (whether from the Company, any Unitholder or otherwise) any Unit. Any Person admitted to the Company as a member shall be deemed to agree to, and shall, be bound by each provision of this Agreement. A Person may become a Unitholder (and member of the Company) without the consent or approval of any of the Unitholders. A Person may not become a member of the Company without acquiring a Unit.
(b)   The name and mailing address of each Unitholder shall be included on the books and records of the Company or, if such books and records are maintained by the Transfer Agent, on the books and records of the Transfer Agent, maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall (or shall cause the Transfer Agent to) update the books and records of the Company from time to time as necessary to reflect accurately the information required to be contained therein.
(c)   Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Unitholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder.
(d)   Unitholders may not be expelled from or removed as Unitholders of the Company. Unitholders shall not have any right to resign from the Company as a Unitholder; provided, that when a transferee of a Unitholder’s Unit(s) is admitted to the Company as a member, such transferring Unitholder shall cease to be a member of the Company with respect to the Unit(s) so transferred. Notwithstanding the foregoing or any other provision of this Agreement, the Company may continue to treat the transferring Unitholder as the Unitholder with respect to the transferred Units for all purposes of this Agreement until the transferee of such Units is included in the books and records of the Company or, if such books and records are maintained by the Transfer Agent, on the books and records of the Transfer Agent, maintained for such purpose.
Section 5.2   Rights and Powers.   No Unitholder, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Unitholder. Notwithstanding the foregoing, the Unitholders have all the rights and powers specifically set forth in this Agreement.
Section 5.3   Inspection of Books and Records.
(a)   Any Unitholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from the Company’s register of its Units, a list of its Unitholders and its other books and records; provided, that as of the date of the making of the demand: (1) such books and records are necessary and essential to such proper purpose and, (2) such inspection of such books and records would not constitute a breach of an agreement between the Company and a Person or Persons not affiliated with the Company. In every instance where the Unitholder is other than a Person listed on the books and records of the Company or, if such books and records are maintained by the Transfer Agent, on the books and records of the Transfer Agent, as the registered owner of Units, the demand under oath shall state the Person’s status as a beneficial owner of Units, be accompanied by documentary evidence of beneficial ownership of Units, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Unitholder. In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Unitholder. The demand under oath shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business. To the extent not inconsistent with the foregoing, the inspection right set forth in this Section 5.3(a) shall be applied, and subject to any applicable defenses, to the fullest extent permitted by applicable law, as if such Unitholder was making a demand pursuant to Section 220 of the DGCL.
(b)   Any Director shall have the right to examine (i) the Company’s register of its Units, (ii) a list of the Company’s Unitholders and (iii) the Company’s other books and records for a purpose reasonably related to the Director’s position as a Director of the Company.
(c)   As used in this Section 5.3, (i) “subsidiary” means any entity directly or indirectly owned, in whole or in part, by the Company and which is controlled, directly or indirectly, by the Company, including, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, statutory trusts and/or joint ventures and (ii) “under oath” includes statements the declarant affirms to be true under penalty of perjury under the laws of the United States or any state.
(d)   Section 18-305(c) of the Act shall be inapplicable to the Company and this Agreement (including, for the avoidance of doubt, to the inspection rights set forth in this Section 5.3).
(e)   This Section 5.3 is intended to replace and, to the fullest extent permitted by applicable law, shall replace the Unitholders’ and Directors’ rights under Sections 18-305(a) and (b) of the Act; provided, for the avoidance of doubt, that Section 18-305(f) of the Act shall be applicable to the Company and this Agreement and a Unitholder or Director may bring an action to enforce any right arising under this Section 5.3 in the Court of Chancery.
ARTICLE VI
MEETINGS OF UNITHOLDERS
Section 6.1   Place of Meetings.   The Board of Directors may designate the place (if any) of meeting for any meeting of Unitholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive office of the Company. In lieu of holding any meeting of Unitholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of Unitholders may be held solely by means of remote communication.
Section 6.2   Remote Communication.
For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Unitholders and proxyholders may, by means of remote communication:
(a)   participate in a meeting of Unitholders; and
(b)   be deemed present in person and vote (if such Unitholder has the right to vote) at a meeting of Unitholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Unitholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such Unitholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Unitholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Unitholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.
Section 6.3   Conduct of Business.   The chairperson of any meeting of Unitholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of Unitholders shall be designated by the Board of Directors. In the absence of such designation, the Chairman of the Board, if any, the Chief Executive Officer (in the absence of the Chairman of the Board) or the lead Independent Director (in the absence of the Chairman of the Board and the Chief Executive Officer), or in their absence any other Officer that is an executive officer of the Company, shall serve as chairperson of the Unitholders’ meeting.

Section 6.4   Annual Meetings.   The annual meeting of Unitholders of the Company shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as may be fixed by resolution of the Board of Directors.
Section 6.5   Special Meetings.   Special meetings of the Unitholders shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of the Unitholders may be called at any time only by the Secretary, either at the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors or by the Chairman of the Board.
Section 6.6   Record Date.
(a)   In order that the Company may determine the Unitholders entitled to notice of or to vote at any meeting of Unitholders or any adjournment thereof, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which Record Date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the Record Date for determining the Unitholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such Record Date, that a later date on or before the date of the meeting shall be the date for making such determination.
(b)   If no Record Date is fixed by the Board of Directors, the Record Date for determining Unitholders entitled to notice of or to vote at any meeting of Unitholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(c)   In order that the Company may determine the Unitholders entitled to receive payment of any distribution or allotment of any rights or the Unitholders entitled to exercise any rights in respect of any change, conversion or exchange of Units, or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall be not more than sixty (60) days prior to such action. If no Record Date is fixed, the Record Date for determining Unitholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.7   Notice of Meetings.
(a)   A notice of meeting, stating the place (if any), day and hour of the meeting, and the means of remote communication, if any, by which Unitholders and proxy holders may be deemed to be present in person and vote at such meeting, and the Record Date for determining the Unitholders entitled to vote at the meeting, if such date is different from the Record Date for determining Unitholders entitled to notice of the meeting, shall be prepared and delivered by the Company not less than twenty (20) days and not more than sixty (60) days before the date of the meeting, either personally, by mail or, to the extent and in the manner permitted by applicable law, electronically, to each Unitholder of record. In the case of special meetings, the notice shall state the purpose or purposes for which such special meeting is called. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of Unitholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of Unitholders may be postponed, and (unless this Agreement otherwise provides) any special meeting of Unitholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Unitholders.
(b)   Notice to Unitholders shall be given personally, by mail or, to the extent and in the manner permitted by applicable law, electronically to each Unitholder of record. If mailed, such notice shall be delivered by postage prepaid envelope directed to each holder at such Unitholder’s address as it appears in the records of the Company and shall be deemed given when deposited in the United States mail. Notice given by Electronic Transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the Unitholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the

Unitholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the Unitholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of Electronic Transmission, when directed to the Unitholder. An affidavit of the Secretary or an assistant Secretary or of the Transfer Agent or other agent of the Company that the notice has been given by personal delivery, mail or a form of Electronic Transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c)   Notice of any meeting of Unitholders need not be given to any Unitholder if waived by such Unitholder either in a writing signed by such Unitholder or by Electronic Transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by Electronic Transmission, the Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the Unitholder.
Section 6.8   Waiver of Notice.   Whenever any notice is required to be given to any Unitholder by this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by Electronic Transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of Unitholders need be specified in any written waiver of notice or any waiver by Electronic Transmission of such meeting.
Section 6.9   Quorum and Adjournment.
(a)   Except as otherwise provided by this Agreement or the Applicable Listing Rules, the holders of a majority of the voting power of the Outstanding Voting Units entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of Unitholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the Outstanding Units of such class or series or classes or series entitled to vote, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by this Agreement or the Applicable Listing Rules.
(b)   The Chairman of the Board or the holders of a majority of the voting power of the Outstanding Voting Units entitled to vote so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The Unitholders present at a duly organized meeting at which a quorum is present in person or represented by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough Unitholders to leave less than a quorum.
(c)   When a meeting is adjourned to another time and place, if any, unless otherwise provided by this Agreement, notice need not be given of the reconvened meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which Unitholders and proxyholders may be deemed to be present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the Unitholders may transact any business that might have been transacted at the original meeting. A determination of Unitholders of record entitled to notice of or to vote at a meeting of Unitholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new Record Date for determination of Unitholders entitled to vote at the reconvened meeting, and in such case shall also fix as the Record Date for Unitholders entitled to notice of such reconvened meeting the same or an earlier date as that fixed for determination of Unitholders entitled to vote in accordance with the provisions of Section 213(a) of the DGCL and Section 6.6 at the reconvened meeting. If an adjournment is for more than thirty (30) days or if, after an adjournment, a new Record Date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each Unitholder entitled to vote at the meeting.
Section 6.10   Procedure for Election of Directors; Voting.
(a)   The Unitholders entitled to vote at any meeting of Unitholders shall be determined in accordance with Section 6.6, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trust and other voting agreements) of the DGCL. Except as may be otherwise provided in any Preferred Unit Designation, each Unitholder holding a Voting Unit shall be entitled to one (1) vote for each Voting Unit held by such Unitholder. Except as provided in Section 3.4,

Section 9.2, Section 9.4 and Section 9.6, the Special Unitholder shall not be entitled to vote its Special Units on or consent to any matter submitted to holders of Voting Units.
(b)   Except as otherwise provided by applicable law, this Agreement or the Applicable Listing Rules, the election of Directors submitted to Unitholders at any meeting shall be decided by a “majority of votes cast” (as defined herein) unless the election is contested, in which case Directors shall be elected by a plurality of votes cast. An election shall be contested if, as of a date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of Directors to be elected. For the purposes of this Section 6.10, a “majority of votes cast” means that the number of Common Units voted “for” a Director exceeds the number of votes cast “against” that Director.
(c)   The Board of Directors shall nominate for election or re-election as a Director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a Director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) Board acceptance of such resignation. In addition, the Board of Directors shall fill Director vacancies and new directorships only with candidates who have agreed to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this provision.
(d)   If a Director in an uncontested election does not receive a majority of votes cast for his or her election, the Nominating and Governance Committee shall promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to such Director’s tendered resignation. The Board will determine whether to accept or reject such resignation, or what other action should be taken, within ninety (90) days from the date of the certification of election results.
(e)   Except as otherwise provided by this Agreement or the Applicable Listing Rules, all matters other than the election of Directors submitted to Unitholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the Outstanding Voting Units entitled to vote, present in person or represented by proxy, at the meeting of Unitholders. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of Directors, the affirmative vote of the majority of the voting power of the Outstanding Units of such class or series or classes or series entitled to vote, present in person or represented by proxy, at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by this Agreement or the Applicable Listing Rules.
(f)   The vote on any matter at a meeting, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Unitholder voting, or by such Unitholder’s proxy, and shall state the number of Units voted.
Section 6.11   Proxies.   Each Unitholder entitled to vote at a meeting of Unitholders may authorize another Person or Persons to act for such Unitholder by proxy authorized by an instrument in writing or by a transmission permitted by applicable law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of an Electronic Transmission which sets forth or is submitted with information from which it can be determined that the Electronic Transmission was authorized by the Unitholder.
Section 6.12   Inspectors of Elections; Opening and Closing the Polls.
(a)   The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors shall not be Directors, Officers or employees of the Company, to act at the meeting and make a written report thereof. One or more individuals may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been so appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Unitholders, the Chairman of the Board shall appoint one or more inspectors to act at the meeting. Each such inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)   The inspector(s) shall (i) ascertain the number of Outstanding Units and the voting power of each, (ii) determine the Units represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), and (v) certify their determination of the number of Units represented at the meeting and their count of all votes and ballots. The inspector(s) shall have the other duties prescribed by Section 231 of the DGCL, which shall apply as if the inspector(s) were inspector(s) appointed by a Delaware corporation. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) or more inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
(c)   The Chairman of the Board shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which Unitholders will vote at the meeting.
(d)   In determining the validity and counting of proxies and ballots, the inspector(s) shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided by a Unitholder who submits a proxy by Electronic Transmission from which it can be determined that the proxy was authorized by the Unitholder, ballots and the regular books and records of the Company, except that the inspector(s) may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Unitholder holds of record. If the inspector(s) consider other reliable information for the limited purpose permitted herein, the inspector(s) at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
(e)   Notwithstanding the foregoing, this Section 6.12 shall be inapplicable in whole or in part in connection with any meeting of Unitholders to the extent that, at the time of such meeting, the corresponding provisions of Section 231 of the DGCL would be inapplicable in connection with such meeting.
Section 6.13   List of Unitholders.
(a)   The Secretary shall make, at least ten (10) days before every meeting of Unitholders, a complete list of the Unitholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each Unitholder and the number of Units registered in the name of each Unitholder. The Company need not include electronic mail addresses or other electronic contact information on such list.
(b)   Such list shall be open to the examination of any Unitholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Unitholders.
(c)   If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Unitholder who is present.
(d)   If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Unitholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 6.14   Nominations and Notice of Unitholder Business.
(a)   General.
(i)   Only individuals who are nominated in accordance with the procedures set forth in this Section 6.14 shall be eligible to be elected as Directors at a meeting of Unitholders and only such business shall be conducted at a meeting of Unitholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6.14. Except as otherwise provided by applicable law or this Section 6.14, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 6.14 and, if any proposed nomination or business is not in compliance with this Section 6.14 (including if the Common Unitholder or Common Unitholders of record intending to propose the business (or a qualified representative of such Common Unitholder) did not appear at the meeting to present the proposed business), to declare that such defective proposal or nomination shall be disregarded. To be considered a qualified representative of such Common Unitholder, a person must be a duly authorized officer, manager, or partner of such Common Unitholder or must be authorized by a writing executed by such Common Unitholder or an Electronic Transmission delivered by such Common Unitholder to act for such Common Unitholder as a proxy at the meeting and such person must produce such writing or Electronic Transmission, or a reliable reproduction of the writing or Electronic Transmission, at the meeting. The requirements of this Section 6.14 shall apply to any nominations or business to be brought by a Common Unitholder before a meeting of Unitholders notwithstanding (A) any reference in this Agreement to the Exchange Act or (B) that the underlying matter may already be the subject of a notice to the Unitholders or public disclosure. Subject to compliance with the requirements of this Section 6.14, nothing in this Section 6.14 shall be deemed to affect any rights of Common Unitholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
(ii)   For purposes of this Section 6.14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(iii)   Notwithstanding the foregoing provisions of this Section 6.14, a Common Unitholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 6.14.
(b)   Annual Meetings of Unitholders.
(i)   Nominations of individuals for election to the Board of Directors, other than the Director to be elected by the Special Unitholder, voting or consenting separately as a class, in accordance with the provisions of this Agreement, and the proposal of business to be considered by the Unitholders, may be made at an annual meeting of Unitholders (A) pursuant to the Company’s notice of meeting delivered pursuant to Section 6.7, (B) by or at the direction of the Board of Directors or (C) by any Common Unitholder who is entitled to vote at the meeting and who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 6.14(b). In addition to any other applicable requirements, for a nomination for election of a Director to be made by a Common Unitholder or for business to be properly brought before an annual meeting by a Common Unitholder, such Common Unitholder must (1) be a holder of record of Common Units on both (x) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 6.14(b)(i) and (y) the Record Date for the determination of Unitholders entitled to vote at such annual meeting, and (2) have given timely notice thereof in proper written form in accordance with the requirements of this Section 6.14(b) to the Secretary.
(ii)   For nominations or other business to be properly brought before an annual meeting by a Common Unitholder pursuant to clause (C) of the first paragraph of Section 6.14(b)(i), even if such matter is already the subject of any notice to the Unitholders or public disclosure from the Board of Directors, the Common Unitholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for action under Delaware law and, if such Common Unitholder, or the beneficial owner on whose behalf any such proposal or nomination is made or any Associated Person, solicits or participates in the solicitation of proxies in support of such proposal, such Common Unitholder must have timely indicated its, or each such person’s intention to do so as provided in Section 6.14(b)(iii). To be timely, a Common Unitholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting. In no event shall the public announcement or an adjournment or postponement of an annual meeting commence a new time period for the giving of a Common Unitholder’s notice as described in this Section 6.14(b)(ii).
(iii)   Subject to Section 6.14(b)(i), for nominations to be properly brought before an annual meeting by a Common Unitholder, such Common Unitholder’s notice shall set forth: (A) as to each individual whom the Common Unitholder proposes to nominate for election or reelection as a Director and each Proposed Nominee Associated Person, as applicable, (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of Units which are owned of record and beneficially owned by such person; (4) a statement whether each such proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors in accordance with Section 6.10; (5) a description of all arrangements or understandings between such Common Unitholder and each such person pursuant to which the nomination or nominations are to be made by the Common Unitholder; and (6) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (B) as to such Common Unitholder giving notice and each Unitholder Associated Person, the information required to be provided pursuant to Section 6.14(b)(iv). A Common Unitholder providing notice of any nomination as required under this Section 6.14(b)(iii) shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the Record Date for the applicable meeting and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the Record Date for such meeting (in the case of the update and supplement required to be made as of the Record Date), and not later than eight (8) business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). In addition, a Common Unitholder providing notice of any nomination shall update and supplement such notice from time to time so that the information provided or required to be provided in such notice pursuant to this Section 6.14(b)(iii) shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than three (3) business days following the occurrence of any event, development or occurrence which would cause the information provided or required to be provided to be not true and correct in all material respects (or if such three (3) business day period ends after the date of the applicable meeting, not later than the day prior to such meeting). Notwithstanding anything in this Agreement to the contrary, no nomination shall be brought forth by a Common Unitholder at a meeting except nominations brought before the meeting in accordance with the procedures set forth in this Section 6.14(b)(iii). Notwithstanding the foregoing provisions of this Section 6.14(b)(iii), a Common Unitholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 6.14(b)(iii).
(iv)   Subject to Section 6.14(b)(iii), as to any other business that the Common Unitholder proposes to bring before the meeting, such Common Unitholder’s notice shall set forth: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend this Agreement, the language of the proposed amendment), (B) as to such Common Unitholder and each Unitholder Associated Person, (1) the name and address, as they appear on the Company’s books, of each such person and of any holder of record of the Common Unitholder’s Units, (2) the class and number of Units which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s Units, as of the date of such Common Unitholder’s notice, and a representation that such Common Unitholder will notify the Company in writing of the class and number of such Units held of record or beneficially owned by each such person as of the Record Date for the meeting not later than five (5) business days following the later of the Record Date or the date notice of the Record Date is first publicly disclosed, (3) any material interest of each such person in such business, (4) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such Common Unitholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the Record Date for the meeting not later than five (5) business days following the later of the Record Date or the date notice of the Record Date is first publicly disclosed, (5) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned units or other transactions) that has been entered into as of the date of such Common Unitholder’s notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from unit price changes for, or increase or decrease the voting power of each such person with respect to Units, and a representation that such Common Unitholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the Record Date for the meeting not later than five (5) business days following the later of the Record Date or the date notice of the Record Date is first publicly disclosed, (6) a representation that such Common Unitholder is a holder of record or beneficial owner of Units entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (7) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (8) any other information that is required to be provided by each such person pursuant to Section 14 of the Exchange Act. A Common Unitholder providing notice of any matter (other than the nomination of a person for election to the Board of Directors) shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the Record Date for the applicable meeting and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the Record Date for such meeting (in the case of the update and supplement required to be made as of the Record Date), and not later than eight (8) business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). In addition, a Common Unitholder providing notice of any matter (other than the nomination of a person for election to the Board of Directors) shall update and supplement such notice from time to time so that the information provided or required to be provided in such notice pursuant to this Section 6.14(b)(iv) shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than three (3) business days following the occurrence of any event, development or occurrence which would cause the information provided or required to be provided to be not true and correct in all material respects (or if such three (3) business day period ends after the date of the applicable meeting, not later than the day prior to such meeting). Notwithstanding anything in this Agreement to the contrary, no business shall be conducted at an annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 6.14(b). Notwithstanding the foregoing provisions of this Section 6.14(b), a Common Unitholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 6.14.
(v)   For purposes of this Agreement, (a) “Associated Person” shall mean any Unitholder Associated Person or Proposed Nominee Associated Person, (b) “Proposed Nominee Associated Persons” shall mean, with respect to the applicable proposed nominee, (1) any beneficial owner of Units owned of record or beneficially by such proposed nominee, (2) any associate of such proposed nominee or beneficial owner, (3) any affiliate of such proposed nominee or beneficial owner and (4) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such proposed nominee or beneficial owner (or any of their respective affiliates or associates) and (c) “Unitholder Associated Person(s)” shall mean, with respect to the applicable Common Unitholder, (1) any beneficial owner of Common Units owned of record or beneficially by such Common Unitholder, (2) any associate of such Common Unitholder or beneficial owner, (3) any affiliate of such Common Unitholder or beneficial owner and (4) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such Common Unitholder or beneficial owner (or any of their respective affiliates or associates).
(c)   Special Meeting of Unitholders.
(i)   Nominations of individuals for election to the Board of Directors, other than the Director to be elected by the Special Unitholder, voting or consenting separately as a class, in accordance with the provisions of this Agreement, may be made at a special meeting of Unitholders at which Directors are to be elected pursuant to the Company’s notice of meeting (A) by or at the direction of the Board of Directors, or (B) by any Common Unitholder who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6.14. Only such business shall be conducted at a special meeting of Unitholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 6.7. In addition to any other applicable requirements, for a nomination for election of a Director to be made by a Common Unitholder, such Common Unitholder must (1) be a holder of record of Common Units on both (x) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 6.14(c) and (y) the Record Date for the determination of Unitholders entitled to vote at such special meeting, and (2) have given timely notice thereof in proper written form in accordance with the requirements of Section 6.14(b) to the Secretary.
(ii)   In the event the Company calls a special meeting of Unitholders for the purpose of electing one (1) or more Directors to the Board of Directors, any Common Unitholder may nominate such number of individuals for election to such position(s) as are specified in the Company’s notice of meeting, if the Common Unitholder’s notice as required by clause (iii) of Section 6.14(b) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Common Unitholder’s notice as described above.
Section 6.15   No Unitholder Action by Written Consent.   Except for actions taken by written consent by the Special Unitholder consenting separately as a class or as otherwise expressly provided by the terms of any series of Preferred Units or any other series or class of Units permitting the holders of such series or class to act by written consent, the Unitholders shall take any action required or permitted to be taken by the Unitholders only at an annual or special meeting of Unitholders duly called and noticed, and no action shall be taken by Unitholders by written consent. For the avoidance of doubt, any action as to which a class vote of the holders of Special Units is required pursuant to the terms of this Agreement may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of Special Units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Special Units entitled to vote thereon were present and voted and shall be delivered to the Company.
Section 6.16   Corporate Law Incorporation.   In furtherance of the foregoing provisions of this Article VI, except as otherwise expressly provided in this Agreement, to the fullest extent permitted by applicable law, the Company shall be subject to and governed by Subchapter VII (excluding sections 212(a), 214, 215, 220, 225 and 226) of the DGCL as if set forth in full herein, and for such purpose the terms “director”, “board of directors”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, the Voting Units, the holders of Voting Units, the Charter Provisions and the Bylaw Provisions, respectively.
ARTICLE VII
CAPITAL ACCOUNTS AND ALLOCATIONS
Section 7.1   Establishment and Maintenance of Capital Accounts.   There shall be established for each Unitholder on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, as of the date such Unitholder becomes a Unitholder a capital account (each being a “Capital Account”). Each Capital Contribution by any Unitholder, if any, shall be credited to the Capital Account of such Unitholder on the date such Capital Contribution is made to the Company. In addition, each Unitholder’s Capital Account shall be (a) credited with (i) such Unitholder’s allocable share of any Net Income (or items thereof) and items of income and gain specially allocated to such Unitholder under Section 7.4, and (ii) the amount of any Company liabilities that are assumed by the Unitholder or secured by any Company property distributed to the Unitholder and (b) debited with (i) the amount of distributions to such Unitholder of cash or the fair market value of other property so distributed, (ii) such Unitholder’s allocable share of Net Loss (or items thereof) and items of loss and expense specially allocated to such Unitholder under Section 7.3 or Section 7.4, and (iii) the amount of any liabilities of the Unitholder assumed by the Company or which are secured by any property contributed by the Unitholder to the Company. Any other item which is required to be reflected in a Unitholder’s Capital Account under Section 704(b) of the Code and the U.S. Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Board of Directors shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Unitholder’s interest in the Company. Interest shall not be payable on Capital Account balances. The Capital Accounts shall be maintained in accordance with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulation, the provisions of this Agreement.
Section 7.2   Allocations of Net Income and Loss.
(a)   Except as provided in Section 7.3 and 7.4, Net Income and Net Loss (and items thereof) of the Company for each Fiscal Year shall be allocated to the Unitholders so as to, as nearly as possible, increase or decrease, as the case may be, each Unitholder’s Capital Account to the extent necessary such that each Unitholder’s Capital Account is equal to (i) the amount that such Unitholder would receive if the Company were dissolved, its assets sold for their Carrying Value, its liabilities satisfied in accordance with their terms (limited, in the case of an asset subject to nonrecourse liabilities, to the Carrying Value of such asset) and all remaining amounts were distributed to the Unitholders in accordance with Section 16.3 of this Agreement immediately after making such allocation, reduced by (ii) the amount of such Unitholder’s allocable share of any Company Minimum Gain and any Unitholder Minimum Gain (calculated immediately prior to such deemed sale of assets) and (without duplication) by any amount such Unitholder is obligated or is treated as being obligated for U.S. federal income tax purposes to contribute to the Company; provided, however, Net Income and Net Loss (and items thereof) of the Company may be allocated in such other manner as may be determined by the Company to properly reflect the Unitholders’ interests therein.
(b)   The Board of Directors shall determine all matters concerning allocations for purposes of Sections 704(b) and 704(c) of the Code not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of the Units (or any portion or class or series thereof), notwithstanding any other provision of this Agreement (including Article 13), the Board of Directors may, without the consent of any Person, (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of U.S. Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any portion or class or series thereof), and (ii) adopt and employ or modify such conventions and methods as the Board of Directors determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Unitholders and between transferors and transferees under this Agreement and pursuant to the Code and the U.S. Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Unitholders, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder.
(c)   Allocations that would otherwise be made to a Unitholder under the provisions of this Article 7 shall instead be made to the beneficial owner of the Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors in its sole discretion.

Section 7.3   Limitation on Loss Allocation.   Net Loss (and items thereof) allocated to a Unitholder pursuant to Section 7.2 shall not exceed the maximum amount of losses that can be allocated without causing such Unitholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that any Unitholder would have an Adjusted Capital Account Deficit as a consequence of an allocation of Net Loss (or item thereof) pursuant to Section 7.2, the amount of Net Loss that would be allocated to such Unitholder but for the application of this Section 7.3 shall be allocated to the other Unitholders in proportion to their Percentage Interests to the extent that such allocations would not cause any such other Unitholder to have an Adjusted Capital Account Deficit (or not be consistent with the U.S. Treasury Regulations promulgated under Section 704(b) of the Code). Any allocation of items of Net Loss (or item thereof) pursuant to this Section 7.3 shall be taken into account in computing subsequent allocations of Net Income (and items thereof) pursuant to Section 7.2, and prior to any allocation of items in Section 7.2 so that the net amount of any items allocated to each Unitholder pursuant to Section 7.2 and this Section 7.3 shall, to the maximum extent practicable, be equal to the net amount that would have been allocated to each Unitholder pursuant to the provisions of Section 7.2 and this Section 7.3 if such allocation under this Section 7.3 had not occurred.
Section 7.4   Special Allocations.   Notwithstanding any of the provisions set forth above in this Article 7 to the contrary, the following special allocations shall be made in the following order:
(a)   Minimum Gain Chargeback.   If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with U.S. Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(f)(6) and Section 1.704-2(j)(2). This Section 7.4(a) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(b)   Unitholder Minimum Gain Chargeback.   Notwithstanding any other provision of this Article 7, except Section 7.4(a), if there is a net decrease in Unitholder Minimum Gain attributable to Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder which has a share of the Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unitholder’s share of the net decrease in Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4) and Section 1.704-2(j)(2)(ii). This Section 7.4(b) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)   Qualified Income Offset.   In the event that any Unitholder unexpectedly receives any adjustments, allocations or distributions described in U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to each such Unitholder in an amount and manner sufficient to eliminate, to the extent required by the U.S. Treasury Regulations, the Adjusted Capital Account Deficit of such Unitholder as quickly as possible, provided that an allocation pursuant to this Section 7.4(c) shall be made if and only to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.4(c) were not in this Agreement. The foregoing provision is intended to comply with U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent with such U.S. Treasury Regulations.
(d)   Gross Income Allocation.   In the event that any Unitholder has an Adjusted Capital Account Deficit at the end of any Fiscal Year, then each such Unitholder shall be specially allocated items of Company income and gain as quickly as possible, provided that an allocation pursuant to this Section 7.4(d) shall be made only if and to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.4(d) were not in this Agreement.
(e)   Nonrecourse Deductions.   Nonrecourse Deductions for any Fiscal Year shall be allocated to the Common Unitholders in proportion to their Percentage Interests or otherwise as determined by the Board of Directors.
(f)   Unitholder Nonrecourse Deductions.   Any Unitholder Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(i).
(g)   Adjustments Under Section 754 of the Code.   To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to U.S. Treasury Regulations Section 1.704-1(b) (2)(iv)(m)(2) or U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unitholder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unitholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such U.S. Treasury Regulations section.
(h)   Curative Allocations.   It is the intent of the Unitholders that, to the extent possible, the allocations set forth in the foregoing provisions of this Section 7.4 will be offset with special allocations of other items of Company income, gain, loss, and deduction pursuant to this Section 7.4(h). Therefore, notwithstanding any other provision of this Article 7 (other than the foregoing provisions of this Section 7.4), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner the Board of Directors determines to be appropriate so that, after such offsetting allocations are made, each Unitholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unitholder would have had if the allocations set forth in the foregoing provisions of this Section 7.4 were not part of this Agreement. In exercising its discretion under this Section 7.4(h), the Board of Directors shall take into account future allocations under Section 7.4(a) and Section 7.4(b) that, although not yet made, are likely to offset other allocations previously made under Section 7.4(e) and Section 7.4(f).
Section 7.5   Tax Incidents.   It is intended that the Company will be treated as a partnership for tax purposes. Subject to Section 7.6 below, for U.S. federal and state income tax purposes, all items of Company taxable income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be allocated among the Unitholders in the same manner as the corresponding item of “book” income, gain, loss or expense was allocated pursuant to the preceding Sections of this Article 7.
Section 7.6   Section 704(c) Allocations.   In accordance with Sections 704(b) and 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder, taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company or with respect to any property owned by the Company the Carrying Value of which has been adjusted pursuant to the definition of “Carrying Value” shall, solely for tax purposes, be allocated among the Unitholders so as to take account of any variation between the adjusted tax basis of such property to the Company for U.S. federal income tax purposes and its Carrying Value in accordance with any method permissible under U.S. Treasury Regulations Section 1.704-3. Allocations pursuant to this Section 7.6 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Net Income, Net Losses or other items or distributions pursuant to any provision of this Agreement.
Section 7.7   Allocations in Respect of Transferred Interests.   In the case of Units transferred during any Fiscal Year in compliance with the provisions of Article IV, items of income, gain, loss deduction and credit, and all other items attributable to such transferred Units or such Fiscal Year shall apportioned between the transferor and the transferee in such manner determined by the Board of Directors to be consistent with applicable law.

Section 7.8   Allocations in Respect of Special Units.   For the avoidance of doubt, (i) the Special Unitholder’s capital account as of the date hereof shall be zero, and (ii) pursuant to Section 3.4, the Special Unitholder is not entitled to participate in any distributions of the Company with respect to the Special Units currently or upon liquidation, dissolution and winding-up of the Company and, accordingly, no allocations pursuant to the foregoing provisions of this Article VII are expected to be made with respect to the Special Units.
ARTICLE VIII
DISTRIBUTIONS
Section 8.1   Distributions to Unitholders.   Subject to provisions of applicable law and the other provisions of this Agreement (including any Preferred Unit Designation), distributions to Unitholders may be declared by the Board of Directors, in its discretion, and may be paid in cash, in property, or in Units, and such distributions, if declared, shall be made to (a) the Preferred Unitholders, if any, in accordance with any applicable Preferred Unit Designation and (b) the Common Unitholders in accordance with Section 3.3(b). Subject to the provisions of any Preferred Unit Designation, such declaration and payment by the Company shall be at the discretion of the Board of Directors.
Section 8.2   Distributions After Dissolution.   In the event of the dissolution of the Company, all assets of the Company shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 17.3.
Section 8.3   Payment.   Each distribution in respect of Units shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to Unitholders as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
Section 8.4   Taxes Paid.   The Board of Directors may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Unitholders, as a distribution of cash to such affected Unitholders.
Section 8.5   Reserves.   There may be created by the Board of Directors out of funds of the Company such reserve or reserves as the Board from time to time, in its discretion, considers proper to provide for contingencies, to equalize distributions, or to repair or maintain any property of the Company, or for such other purpose as the Board of Directors shall consider beneficial to the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Section 8.6   General Restriction.   Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Unitholder on account of its interest in the Company if such distribution would violate the Act or any other applicable law.
ARTICLE IX
BOARD OF DIRECTORS
Section 9.1   Number of Directors and Term of Office.
(a)   The number of Directors which shall constitute the whole of the Board of Directors shall be not less than four (4) nor more than twelve (12) Directors, the number thereof to be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, subject to the provisions of, and in the manner specified by, this Agreement and any Preferred Unit Designation. Subject to the foregoing provisions for changing the number of Directors, the number of Directors of the Company at the Effective Time has been fixed at eight (8). As of the Effective Time, the Board of Directors will automatically be comprised of the following eight (8) individuals: Christopher Frost, Martin Stanley, Norman H. Brown, Jr., Amanda Brock, Maria Jelescu Dreyfus, Ronald Kirk, Henry E. Lentz and Ouma Sananikone (each, an “Initial Director” and, collectively, the “Initial Board”).

(b)   With the exception of the Initial Board, and except as provided in Section 9.1(a), Section 9.4 or the terms of any Preferred Unit Designation, the term of each Director shall be the period from the effective date of such Director’s election to the next annual meeting of Unitholders and until such Director’s successor is duly elected and qualified or until such Director’s earlier death, resignation or removal. The term of the Initial Directors shall be the period from the Effective Time to the first annual meeting of Unitholders following the Effective Time and until such Initial Director’s successor is duly elected and qualified or until such Initial Director’s earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Directors need not be residents of the State of Delaware or Unitholders.
Section 9.2   Election of Directors.
(a)   Except as provided in Section 6.14 with respect to special meetings of Unitholders, in Section 9.1 and with respect to the Director to be elected by the Special Unitholder, the Directors shall be elected at the annual meeting of Unitholders. At any meeting of Unitholders duly called and held for the election of Directors at which a quorum is present, Directors shall be elected in accordance with Section 6.10. For the avoidance of doubt, (i) the Special Unitholder may elect the Director to be elected by the Special Unitholder, voting or consenting separately as a class, in accordance with the provisions of this Agreement, at a meeting of the Special Unitholders or by written consent and (ii) subject to the terms of any Preferred Unit Designation with respect to the election of Directors, the Common Unitholders may elect all other Directors, voting separately as a class, in accordance with the provisions of this Agreement, at a meeting of Common Unitholders.
(b)   Subject to the terms of any Preferred Unit Designation with respect to the election of Directors, if any, the right to elect persons to the Board of Directors shall be allocated as follows:
(i)   At any time when the Management Services Agreement is in effect and the Manager or any Manager Affiliate holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations), (i) the Special Unitholder, voting or consenting separately as a class, shall be entitled to elect one (1) Director; and (ii) the Common Unitholders, voting separately as a class, shall be entitled to elect the remaining Directors.
(ii)   At any time when the Management Services Agreement is no longer in effect or neither the Manager nor any Manager Affiliate holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations), the Common Unitholders shall be entitled to elect all of the Directors to be elected at such election.
Section 9.3   General Powers.
(a)   The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. Each Director of the Company, when acting in such capacity, is a manager within the meaning of Section 18-101(12) of the Act and as such is vested with the powers and authorities necessary for the management of the Company, subject to the terms of this Agreement and the Management Services Agreement; provided, that no Director is authorized to act individually on behalf of the Company and the Board of Directors shall only take action in accordance with the quorum and other requirements provided by this Agreement.
(b)   In addition to the powers and authorities expressly conferred upon it by this Agreement, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by applicable law, including the rules and regulations promulgated by the SEC, or by this Agreement required to be exercised or done by Unitholders. Without limiting the generality of the foregoing, it shall be the responsibility of the Board of Directors to establish broad objectives and the general course of the business, determine basic policies, appraise the adequacy of overall results, and generally represent and further the interests of Unitholders.
(c)   Except as otherwise expressly provided in this Agreement and subject to the Management Services Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation incorporated under the DGCL. Except as otherwise expressly provided in this Agreement and subject to the provisions of the Management Services Agreement, to the fullest extent permitted by applicable law, the Company shall be subject to and governed by Subchapter IV of the DGCL as if set forth in full herein, and for such purpose the terms “director”, “board of directors”, “corporation”, “officer”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, an Officer, the Voting Units, the holders of Voting Units, the Charter Provisions and the Bylaw Provisions, respectively. Subject to the restrictions imposed by this Agreement, the Board of Directors may exercise all the powers of the Company.
Section 9.4   Vacancies and Newly Created Directorships.
(a)   Except as otherwise provided in this Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director so chosen shall hold office until the next annual meeting of Unitholders and until such Director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
(b)   Subject to the rights of holders of any series of Preferred Units with respect to the election of Directors, if any, at any time when the Management Services Agreement is in effect and the Manager or any Manager Affiliate (as defined in the Management Services Agreement) holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations), any vacancy in the Board of Directors of a Director elected by the Special Unitholder, voting or consenting separately as a class, pursuant to Section 9.2 shall be filled only by a vote or written consent of the Special Unitholder, voting or consenting separately as a class. Subject to the rights of holders of any series of Preferred Units with respect to the election of Directors, if any, at any time when the Management Services Agreement is not in effect or the Manager or any Manager Affiliate (as defined in the Management Services Agreement) no longer holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations), such vacancy shall be filled by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director, or if there are none, by a vote of the Common Unitholders. Any vacancy in the Board of Directors of a Director elected by the Common Unitholders pursuant to Section 9.2, shall be filled only by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director, or if there are none, by a vote of the Common Unitholders.
(c)   If at any time, by reason of death or resignation or other cause, the Company should have no Directors in office, then any Officer or any Common Unitholder or an executor, administrator, trustee or guardian of a Common Unitholder, or other fiduciary entrusted with like responsibility for the person or estate of a Common Unitholder, may call a special meeting of Unitholders in accordance with the provisions of this Agreement, or may, to the fullest extent permitted by applicable law, apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.
(d)   If, at the time of filling any vacancy or any newly created directorship, the Directors then in office constitute less than a majority of the Entire Board of Directors (as constituted immediately prior to any such increase), to the fullest extent permitted by applicable law, the Court of Chancery may, upon application of any Common Unitholder or Common Unitholders holding at least ten percent (10%) of the voting power of the Outstanding Voting Units at the time having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL.
Section 9.5   Resignations.   Any Director, whether elected or appointed, may resign at any time upon notice of such resignation to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined up the happening of an event or events. An Independent Director who ceases to be independent shall promptly resign to the extent required for the Company or the Manager to comply with applicable laws, rules and regulations.
Section 9.6   Removal.
(a)   Subject to the rights of holders of any series of Preferred Units with respect to the election of Directors set forth in any Preferred Unit Designation, if any, any Director may be removed from office as follows:
(i)   Removal for Cause.   Any Director may be removed from office for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the

Outstanding Common Units, Special Units and Preferred Units of any series of Preferred Units then entitled to vote at an election of directors, voting together as a single class.
(ii)   Special Units Director Removal Without Cause.   Any Director elected by the vote or written consent of the Special Unitholder, voting or consenting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Outstanding Special Units, voting or consenting separately as a class.
(iii)   Director Removal Without Cause.   Any Director elected by the vote of the Common Unitholders, voting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Outstanding Common Units, voting separately as a class.
(b)   If any Directors are so removed, new Directors may be elected by the Unitholders at the same meeting in accordance with Section 9.2.
Section 9.7   Regular Meetings.   The Board of Directors may, by resolution, provide the time and place (if any) for the holding of regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary shall act as secretary at all regular meetings of the Board of Directors, and in the Secretary’s absence a temporary secretary shall be appointed by the chairman of the meeting.
Section 9.8   Special Meetings.   Special meetings of the Board of Directors shall be called at the request of the Chief Executive Officer, the Chairman of the Board or a majority of the Entire Board of Directors. The Person or Persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Unless otherwise determined by the Board of Directors, the Secretary shall act as Secretary at all special meetings of the Board of Directors, and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting.
Section 9.9   Notice for Special Meetings.   Notice of any special meeting of the Board of Directors shall be mailed by first class mail, postage paid, to each Director at his or her business or residence not later than three (3) days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph, express courier service (including Federal Express) or facsimile (directed to the facsimile number to which the Director has consented to receive notice) or other Electronic Transmission (including, but not limited to, an e-mail address at which the Director has consented to receive notice), or be communicated to each Director personally or by telephone not later than one (1) day before such day of meeting; provided, however, that if the business to be transacted at such special meeting includes a proposed amendment to this Agreement, notice shall be communicated to each Director personally or by telephone or e-mail not later than three (3) days before such day of meeting. Except in the case where the business to be transacted at such special meeting includes a proposed amendment to this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in accordance with Section 9.10 hereof, either before or after such meeting.
Section 9.10   Waiver of Notice.   Whenever any notice is required to be given to any Director of the Company under the Act or this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by Electronic Transmission by the Person or Persons entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by Electronic Transmission of notice of such meeting.
Section 9.11   Quorum.   At all meetings of the Board of Directors, at least fifty percent (50%) of the then total number of Directors in office (such total number of Directors, the “Entire Board of Directors”) shall constitute a quorum for the transaction of business. At all meetings of any committee or subcommittee of the Board of Directors, the presence of a majority of the total number of members of such committee or subcommittee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee or subcommittee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee or subcommittee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee or subcommittee, a majority of the Directors or committee or subcommittee members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. The members of the Board of Directors present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough members of the Board of Directors to leave less than a quorum.
Section 9.12   Board Action Without Meeting.   Any action required or permitted to be taken at any meeting by the Board of Directors or any committee or subcommittee thereof, as the case may be, may be taken without a meeting if the Entire Board of Directors or all members of such committee or subcommittee, as the case may be, consent thereto in writing or by Electronic Transmission, and the writing or writings or Electronic Transmission or Electronic Transmissions are filed with the minutes of proceedings of the Board of Directors or such committee or subcommittee; provided, however, that such Electronic Transmission or Electronic Transmissions must either set forth or be submitted with information from which it can be determined that the Electronic Transmission or Electronic Transmissions were authorized by the Director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 9.13   Conference Telephone Meetings.   Members of the Board of Directors, or any committee or subcommittee thereof, may participate in a meeting of the Board of Directors or such committee or subcommittee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 9.14   Compensation.   The Directors may be paid their expenses, if any, incurred with respect to their attendance at each meeting of the Board of Directors and may be paid compensation as Director or chairman of any committee or subcommittee, as the case may be, as determined by the Compensation Committee. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings. For so long as the Special Unitholder, voting or consenting separately as a class, is entitled to elect a Director of the Board of Directors pursuant to the provisions of this Agreement, the Chairman of the Board shall not receive any compensation from the Company for his or her service as Chairman of the Board, but shall be entitled to the payment of all out-of-pocket expenses incurred in attending regular or special meetings of the Board of Directors.
Section 9.15   Committees.
(a)   The Company shall have four (4) standing committees: the Executive Committee, the Nominating and Governance Committee, the Audit Committee and the Compensation Committee. Each of the Executive Committee, the Nominating and Governance Committee, the Audit Committee and the Compensation Committee shall adopt by resolution a charter to establish the rules and responsibilities of such committee in accordance with applicable law, including the rules and regulations promulgated by the SEC and the Applicable Listing Rules.
(b)   In addition, the Board of Directors may designate one or more additional committees or subcommittees, with each such committee or subcommittee consisting of such number of Directors of the Company and having such powers and authority as shall be determined by resolution of the Board of Directors.
(c)   All acts done by any committee or subcommittee within the scope of its powers and authority pursuant to this Agreement and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary is empowered to certify that any resolution duly adopted by any such committee or subcommittee is binding upon the Company and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Company.
(d)   Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee or subcommittee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee or subcommittee shall be called by resolution of the Board of Directors or by the Secretary upon the request of the Chief Executive Officer, the Chairman of the Board or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 9.9.
(e)   Each member of any committee of the Board of Directors shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns or is removed.
(f)   The Board of Directors may designate one or more Directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.
(g)   The Secretary of the Company shall act as secretary of any committee or subcommittee, unless otherwise provided by the Board of Directors or the committee or subcommittee, as applicable.
Section 9.16   Appointment of Chairman of the Board.   For so long as the Special Unitholder, voting or consenting separately as a class, is entitled to elect a Director of the Board of Directors pursuant to the provisions of this Agreement, such Director shall serve as Chairman of the Board. In all other cases, the Board of Directors shall appoint a Chairman of the Board from among its members.
Section 9.17   Chairman of the Board.   The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board is not required to be an employee of the Company. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors. If the Chairman of the Board is unavailable for any reason, the duties of the Chairman of the Board shall be performed, and the Chairman of the Board’s authority may be exercised, by a Director designated for this purpose by the remaining members of the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Company, and subject to the approval and oversight of the Board of Directors.
Section 9.18   Partnership Tax Status.
(a)   In the event that the Board of Directors determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Unitholder shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership.
(b)   In exercising its authority under this Agreement, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any Unitholder of any action taken (or not taken) by it. To the fullest extent permitted by applicable law, the Board of Directors and the Company shall not have any liability to a Unitholder for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Unitholder in connection with such decisions except to the extent set forth in Article 11.
ARTICLE X
OFFICERS
Section 10.1   General.
(a)   The Officers shall be elected by the Board of Directors, subject to Section 10.1(b) and Article XI. The Officers shall consist of a Chief Executive Officer, a Chief Financial Officer and a Secretary and, subject to clause (b) of this Section 10.1, such other Officers as in the judgment of the Board of Directors may be necessary or desirable, including a General Counsel. All Officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article X. Such Officers shall also have powers and duties as from time to time may be conferred by the

Board of Directors or any committee thereof. Any number of offices may be held by the same Person, unless otherwise prohibited by applicable law or this Agreement. The Officers need not be Unitholders or Directors of the Company.
(b)   For so long as the Management Services Agreement is in effect, the Manager shall, subject at all times to the supervision of the Board of Directors, provide and be responsible for the day-to-day management of the Company, including the secondment of personnel nominated to serve as the Chief Executive Officer and the Chief Financial Officer. In accordance with the terms of the Management Services Agreement, only the Manager will have the right to nominate Officers, including the Secretary and the General Counsel, if any. The Board of Directors shall elect nominated personnel as Officers in accordance with this Article X. In the event that the appointment of the Manager is terminated pursuant to the terms of the Management Services Agreement and no replacement manager is retained, the Nominating and Governance Committee shall nominate and the Board of Directors shall elect the Officers.
Section 10.2   Election and Term of Office.   Subject to Section 10.1(b), the elected Officers shall be elected annually by the Board of Directors at a meeting of the Board of Directors held as soon as is convenient after each annual meeting of Unitholders. Each Officers shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or resignation or removal.
Section 10.3   Vacancies.   Subject to Section 10.1(b), a newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Nothing in this Agreement shall be construed as creating any kind of contractual right to employment with the Company.
Section 10.4   Resignations and Removals.
(a)   Any Officer may resign at any time upon notice of such resignation to the Company.
(b)   Subject to Section 11.5, any Officer may be removed, either with or without cause, by an affirmative vote of the majority of the Entire Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.
Section 10.5   Chief Executive Officer.   The Chief Executive Officer of the Company shall, subject to the oversight of the Board of Directors, supervise, coordinate and manage the Company’s business and operations, and supervise, coordinate and manage its activities, operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Company and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors.
Section 10.6   Chief Financial Officer.   The Chief Financial Officer shall have responsibility for the financial affairs of the Company, including the preparation of financial reports, managing financial risk and overseeing accounting and internal control over financial reporting, subject to the responsibilities of the Audit Committee. In the absence of a General Counsel, the Chief Financial Officer shall be responsible for the performance of the duties of Secretary. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chief Executive Officer.
Section 10.7   General Counsel.   The General Counsel, if any, shall have responsibility for the legal affairs of the Company and for the performance of the duties of the Secretary. The General Counsel shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chairman of the Board and Chief Executive Officer.
Section 10.8   Secretary.   The Secretary shall act as secretary of all meetings of Unitholders and the Board of Directors and any meeting of any committee of the Board of Directors. The Secretary shall:

(a) prepare and keep or cause to be kept in books provided for the purpose minutes of all meetings of Unitholders and the Board of Directors and any meeting of any committee of the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of this Agreement and applicable law; and (c) perform all duties incident to the office of Secretary and as required by applicable law and such other duties as may be assigned to him or her from time to time by the Board of Directors.
ARTICLE XI
MANAGEMENT
Section 11.1   Duties of the Manager.   For so long as the Management Services Agreement is in effect and subject at all times to the oversight of the Board of Directors, the Manager will provide its services to the Company in accordance with the terms of the Management Services Agreement.
Section 11.2   Secondment of the Chief Executive Officer and Chief Financial Officer.   Pursuant to the terms of the Management Services Agreement, the Manager will arrange for the secondment to the Company, on a wholly dedicated basis, individuals acceptable to the Board of Directors to serve as the Chief Executive Officer and Chief Financial Officer.
Section 11.3   Secondment of Additional Officers.   Pursuant to the terms of the Management Services Agreement, the Manager and the Company may agree from time to time that the Manager will second to the Company one or more additional individuals to serve as Officers, upon such terms as the Manager and the Company may mutually agree. Any such individuals will have such titles and fulfill such functions as the Manager and the Company may mutually agree.
Section 11.4   Election of the Secondees as Officers of the Company.   The Board of Directors will elect the seconded Chief Executive Officer and Chief Financial Officer, and any additional individuals seconded to the Company by the Manager to serve as officers of the Company, as Officers in accordance with Article X hereof.
Section 11.5   Removal of Seconded Officers.   For so long as the Management Services Agreement is in effect, the Officers seconded by the Manager may only be removed pursuant to the terms of the Management Services Agreement.
Section 11.6   Replacement Manager.   In the event that the Management Services Agreement is terminated and the Board of Directors determines that a replacement manager should be retained to provide services to the Company pursuant to a management or other services agreement, the affirmative vote of a majority of the voting power of the Voting Units entitled to vote, present in person or represented by proxy, at the meeting of Unitholders shall be required to retain such replacement manager.
ARTICLE XII
INDEMNIFICATION AND EXCULPATION
Section 12.1   Indemnification of Directors and Officers in Third Party Proceedings.   Subject to the other provisions of this Article XII, the Company shall indemnify to the fullest extent permitted by the DGCL, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such Person is or was a Director or Officer of the Company, or is or was a Director or Officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such Proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe such Person’s conduct was unlawful. The termination of any Proceeding by Order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had reasonable cause to believe that such Person’s conduct was unlawful.
Section 12.2   Indemnification of Directors and Officers in Actions by or in the Right of the Company.   Subject to the other provisions of this Article XII, the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person is or was a Director or Officer, or is or was a Director or Officer serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company; provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 12.3   Successful Defense.   To the extent that a present or former Director or Officer has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 12.1 or Section 12.2, or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.
Section 12.4   Indemnification of Others.   Subject to the other provisions of this Article XII, the Company shall have power to indemnify and advance expenses to its employees and agents to the extent not prohibited by the Act or other applicable law. The Board of Directors shall have the power to delegate to such Person or Persons as the Board of Directors shall in its discretion determine the determination of whether employees or agents shall be indemnified.
Section 12.5   Advance Payment of Expenses.   Expenses (including attorneys’ fees) actually and reasonably incurred by an Officer or Director in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the Person to repay such amounts if it shall ultimately be determined that the Person is not entitled to be indemnified under this Article XII or the DGCL. Such expenses (including attorneys’ fees) incurred by former Directors and Officers or other employees and agents of the Company or by Persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to this Agreement, but shall apply to any Proceeding referenced in Section 12.6(b) or Section 12.6(c) prior to a determination that the Person is not entitled to be indemnified by the Company.
Section 12.6   Limitations on Indemnification.   Subject to the requirements in Section 12.3 and the DGCL, the Company shall not be obligated to indemnify any Person pursuant to this Article XII in connection with any Proceeding (or any part of any Proceeding):
(a)   for which payment has actually been made to or on behalf of such Person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b)   for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such Person is held liable therefor (including pursuant to any settlement arrangements);
(c)   for any reimbursement of the Company by such Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Person from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Company of profits arising from the purchase and sale by such Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Person is held liable therefor (including pursuant to any settlement arrangements);
(d)   initiated by such Person, including any Proceeding (or any part of any Proceeding) initiated by such Person against the Company or its Directors, Officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise required to be made under Section 12.7 or (iv) otherwise required by applicable law; or
(e)   if prohibited by applicable law; provided, however, that if any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article XII (including each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article XII (including each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 12.7   Determination; Claim.
(a)   Any indemnification of a present or former Director or Officer under this Article XII shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Director or Officer is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 12.1 or Section 12.2, as the case may be. Such determination shall be made, with respect to a Person who is a Director or Officer at the time of such determination, (i) by a majority vote of the Disinterested Directors, (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors, or if a majority, even though less than a quorum, of Disinterested Directors so direct, by independent legal counsel in a written opinion, or (iv) by the holders of Common Units.
(b)   If a claim for indemnification or advancement of expenses under this Article XII is not paid in full within ninety (90) days after receipt by the Company of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Company shall indemnify such Person against any and all expenses that are incurred by such Person in connection with any action for indemnification or advancement of expenses from the Company under this Article XII, to the extent such Person is successful in such action, and to the extent not prohibited by applicable law. In any such suit, the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
(c)   To the fullest extent permitted under Delaware law, each Person who may be entitled to advancement of expenses or indemnification hereunder, or other Person to whom advancement of expenses or indemnification has been made hereunder, agrees that all actions for the advancement of expenses or indemnification brought under this Article XII or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery. Each of the parties hereto agrees that the Court of Chancery may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Article XII.
Section 12.8   Non-exclusivity of Rights.   The indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, other provision of this Agreement, vote of Unitholders or Disinterested Directors (as defined below) or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its Directors, Officers, employees or agents respecting indemnification and advancement of expenses, to the extent not prohibited by the DGCL or other applicable law.

Section 12.9   Insurance.   The Company may purchase and maintain insurance on behalf of any Person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of the DGCL or any other applicable laws as presently or hereafter in effect.
Section 12.10   Survival.   The rights to indemnification and advancement of expenses conferred by this Article XII shall continue as to a Person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.
Section 12.11   Effect of Repeal or Modification.   A right to indemnification or to advancement of expenses arising under a provision of this Agreement shall not be eliminated or impaired by an amendment to this Agreement after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
Section 12.12   Certain Definitions.   For purposes of this Article XII, “Disinterested Director” means a Director of the Company who is not and was not a party to the Proceeding or matter in respect of which indemnification is sought by the claimant. For purposes of this Article XII, (i) references to the “Company” shall include any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any Person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as such Person would have with respect to such constituent entity if its separate existence had continued; (ii) references to “other enterprises” shall include employee benefit plans; (iii) references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and (iv) references to “serving at the request of the Company” shall include any service as a Director, Officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article XII.
Section 12.13   Notices.   Any notice, request or other communications required or permitted to be given to the Company under this Article XII shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or the Secretary of the Company and shall be effective only upon receipt by the General Counsel or the Secretary, as the case may be.
Section 12.14   Reliance.   Each Director of the Company shall, in the performance of such Director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Manager, or employees of the Manager, or any of the Officers, or the Board of Directors or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
Section 12.15   Miscellaneous.
(a)   The indemnification and advancement provided in this Article XII is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under the DGCL, as it relates to the indemnification of and advancement to officers, directors, employees and agents of a Delaware corporation and, as such, the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, indemnification and advancement under the DGCL.

(b)   In the event of any amendment to Section 145 of the DGCL or the amendment or addition of any other provision of the DGCL relating to indemnification and advancement by Delaware corporations of Persons of the type referenced in this Article XII, the Board of Directors, without the approval of any Unitholder or any other Person, may amend this Agreement to reflect such amendment or addition in the indemnification and advancement provisions of this Agreement.
Section 12.16   Exculpation.
(a)   To the fullest extent permitted by the DGCL, a Director shall not be personally liable to the Company or its Unitholders for monetary damages for breach of fiduciary duty as a Director, except that a Director will be liable to the same extent as if such Director were a director of a Delaware corporation pursuant to the DGCL for liabilities (i) for breach of such Director’s duty of loyalty to the Company or the Unitholders, (ii) for acts or omissions not in good faith or a knowing violation of applicable law, or (iii) for any transaction for which such Director derived an improper benefit.
(b)   For purposes of this Section 12.16, Section 102(b)(7) of the DGCL shall be deemed to apply to the Company.
(c)   If the DGCL or applicable statutory or decisional law is amended or applicable decisional law changes after the date of this Agreement to authorize Delaware corporations to further eliminate or limit the personal liability of directors of a Delaware corporation beyond that permitted as of the Effective Time, the liability of a Director to the Unitholders and the Company shall be further limited to the fullest extent permitted under the DGCL and applicable statutory and decisional law as so amended or changed, without the approval of any Unitholder or any other Person and without the need for any amendment to this Agreement.
(d)   Neither any amendment nor repeal of this Section 12.16, nor the adoption of any provision of this Agreement inconsistent with this Section 12.16, shall eliminate or reduce the effect of this Section 12.16 in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Section 12.16, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE XIII
CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS
Section 13.1   Definitions.   For the purposes of this Article XIII, the following terms have the following meanings:
(a)   “Affiliate” means, with respect to any Person, (i) any Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, (ii) any officer, director, general partner, manager or trustee of such Person or (iii) any Person who is an officer, director, general partner, manager or trustee of any Person described in clause (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty percent (50%) of the directors, managers, general partners, trustees or Persons exercising similar authority with respect to such Person.
(b)   “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the rules promulgated under the Exchange Act.
(c)   “Business Combination” means:
(i)   any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Unitholder, or (B) any other Person (whether or not itself an Interested Unitholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Unitholder;
(ii)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Unitholder or an

Affiliate or Associate of an Interested Unitholder of any assets of the Company or any Subsidiary thereof having an aggregate Fair Market Value of not less than ten percent (10%) of the Net Investment Value of the Company;
(iii)   the issuance or transfer by the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Unitholder or an Affiliate or Associate of an Interested Unitholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of not less than ten percent (10%) of the Net Investment Value of the Company;
(iv)   any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Unitholder or an Affiliate or Associate of an Interested Unitholder;
(v)   any reclassification of the Units (including any reverse split of Units) or recapitalization of the Company, or any merger or consolidation of the Company with any Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Unitholder), that has the effect, directly or indirectly, of increasing the percentage of the Outstanding Units of (A) any class of equity securities of the Company or any Subsidiary thereof or (B) any class of securities of the Company or any Subsidiary thereof convertible into or exchangeable for Units or equity securities of any Subsidiary of the Company, that are directly or indirectly owned by an Interested Unitholder and its Affiliates and Associates; or
(vi)   any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) above.
(d)   “Continuing Director” means (i) any Director of the Company who (A) is neither the Interested Unitholder involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Unitholder, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Unitholder became an Interested Unitholder, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.
(e)   “Fair Market Value” means:
(i)   in the case of equity securities, the average of the closing sale prices during the 10-day period immediately preceding the date in question of such equity securities:
(A)   on the NYSE (regular way);
(B)   if such equity securities are not listed for trading on the NYSE, as reported in the composite transactions for the principal National Securities Exchange on which such equity securities are so listed;
(C)   if such equity securities are not so listed on a principal National Securities Exchange, the price as reported by the Nasdaq National Market;
(D)   if such equity securities are not so reported, the last quoted bid price for such equity securities, in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or
(E)   if such equity securities are not so quoted, the fair market value of such equity securities, as determined by a majority of the Continuing Directors in good faith; and
(ii)   in the case of Property other than cash or equity securities, the fair market value of such Property on the date in question as determined by a majority of the Continuing Directors in good faith.
(f)   “Fiscal Quarter” means any three (3)-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the last date before the next such date.

(g)   “Future Investment” means a contractual commitment to invest represented by a definitive agreement.
(h)   “Interested Unitholder” means any Person (other than the Manager, the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:
(i)   is, or was at any time within the three-year period immediately prior to the date in question, the Beneficial Owner of fifteen percent (15%) or more of the then Outstanding Units and who did not become the Beneficial Owner of such amount of Units pursuant to a transaction that was approved by the affirmative vote of a majority of the Entire Board of Directors; or
(ii)   is an assignee of, or has otherwise succeeded to, any Units of which an Interested Unitholder was the Beneficial Owner at any time within the three (3)-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.
For the purpose of determining whether a Person is an Interested Unitholder, the Units that may be issuable or exchangeable by the Company to the Interested Unitholder pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be included, but not any other Units that may be issuable or exchangeable by the Company pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Unitholder.
(i)   “Managed Subsidiary” means MIC Corp. and any other directly owned Subsidiary of the Company as from time to time may exist and that has executed a counterpart to the Management Services Agreement in accordance with its terms.
(j)   “Market Value of the Units” means the product of (i) the average number of Outstanding Units during the last fifteen (15) Trading Days in the most recent full Fiscal Quarter multiplied by (ii) the volume weighted average trading price per Unit traded on the NYSE over those fifteen (15) Trading Days.
(k)   “Net Investment Value” means:
(i)   the Market Value of the Units, as applicable; plus
(ii)   the amount of any borrowings (other than intercompany borrowings) of the Company and its Managed Subsidiaries (but not including borrowings on behalf of any Subsidiary of the Managed Subsidiaries); plus
(iii)   the value of Future Investments of the Company and/or any of its Subsidiaries other than cash or cash equivalents, as calculated by the Manager and approved by a majority of the Continuing Directors; provided that such Future Investment has not been outstanding for more than two (2) consecutive full Fiscal Quarters; less
(iv)   the aggregate amount held by the Company and its Managed Subsidiaries in cash or cash equivalents (but not including cash or cash equivalents held specifically for the benefit of any Subsidiary of a Managed Subsidiary).
(l)   “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
Section 13.2   Merger or Consolidation.
(a)   Except as otherwise provided in this Agreement, the Company shall not merge or consolidate with or into any limited liability company, corporation (whether stock or nonstock), joint-stock association (as defined in Section 254(a) of the DGCL), statutory trust, business trust or association, real estate investment trust, common-law trust or any other incorporated or unincorporated business or entity, including a partnership (whether general (including a limited liability partnership) or limited (including a limited liability limited partnership)), unless, in each case, the Board of Directors shall adopt a resolution approving the agreement providing for such action and declaring its advisability. The agreement shall be submitted to the Unitholders holding Voting Units at an annual or special meeting for the purpose of acting on the agreement. Due notice of the time, place and purpose of the meeting shall be mailed to each Unitholder, whether holding Voting Units or non-Voting Units, at such Unitholder’s address as it appears on the records of the Company, at least twenty (20) days prior to the date of the meeting. The notice shall contain a copy of the agreement or a brief summary thereof. At the meeting, the agreement shall be considered and a vote taken for its adoption or rejection. Subject to Section 13.6, if a Unit Majority shall vote for the adoption of the agreement, then the agreement shall be so adopted by the Company.
(b)   Notwithstanding anything contained in Section 13.2(a), unless otherwise required by this Agreement, (i) no vote of Unitholders or resolution of the Board of Directors shall be required to authorize a merger or consolidation if such a vote or resolution would not be required to approve such a merger under the DGCL (including without limitation, to approve a merger effected pursuant to Section 251(f), Section 251(g), Section 253 or Section 267 of the DGCL) and (ii) the Company shall not be permitted to effect a merger or consolidation if such a merger or consolidation would be prohibited under the DGCL. For purposes of determining whether a vote of Unitholders is required to authorize a merger or consolidation under this Section 13.2 and whether the Company is prohibited from effecting a merger or consolidation under this Section 13.2, the terms “director”, “board of directors”, “common stock”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, Common Units, the Company, the Voting Units, the holders of Voting Units, the Charter Provisions and the Bylaw Provisions, respectively.
Section 13.3   Conversion.   Except as otherwise provided in this Agreement, the Company shall not convert to a corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other incorporated or unincorporated business or entity, including a partnership (whether general (including a limited liability partnership) or limited (including a limited liability limited partnership)) or a foreign limited liability company unless the Board of Directors shall have adopted a resolution approving such conversion, specifying the type of entity to which the Company shall be converted and recommending the approval of such conversion by the Unitholders. The resolution shall then be submitted to the Unitholders holding Voting Units at an annual or special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each Unitholder, whether holding Voting Units or non-Voting Units, at such Unitholder’s address as it appears on the records of the Company, at least twenty (20) days prior to the date of the meeting. At the meeting, the resolution shall be considered and a vote taken for its adoption or rejection. Subject to Section 13.10, if a Unit Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted by the Company.
Section 13.4   Sale, Lease or Exchange of Assets.
(a)   Except as otherwise provided in this Agreement, the Company shall not sell, lease or exchange All or Substantially All of its assets (except in connection with (i) the winding up of the Company in accordance with Article 16 or (ii) a sale, lease or exchange of All or Substantially All of its assets to a subsidiary (as defined in Section 13.4(b) below) of the Company), unless authorized by a resolution adopted by the affirmative vote of at least a majority of the Entire Board of Directors and by a Unit Majority at a meeting duly called upon a least twenty (20) days’ notice. The notice of the meeting shall state that such a resolution will be considered. Subject to Section 13.6, if a Unit Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted.
(b)   For purposes of this Section 13.4 only, (i) “All or Substantially All” of the Company’s assets include assets of any subsidiary of the Company and (ii) “subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Company and includes corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.
Section 13.5   Transactions with the Manager.   Notwithstanding anything herein to the contrary, any Units held by the Manager or an Affiliate or Associate of the Manager, shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or an Affiliate or Associate thereof. The notice of the meeting at which such resolution is to be considered will so state.
Section 13.6   Vote for Business Combinations.   With respect to any “Business Combination” (as such term is defined in Section 203 of the DGCL), the provisions of Section 203 of the DGCL shall be applied with respect to the Company.

(b)   In addition, the affirmative vote of the holders of record of Outstanding Voting Units representing at least sixty-six and two-thirds percent (66 2/3%) of the then-Outstanding Voting Units (excluding Units held by the Interested Unitholder or any Affiliate or Associate of an Interested Unitholder) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any National Securities Exchange or otherwise.
Section 13.7   Power of Continuing Directors.    The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XIII, including (a) whether a Person is an Interested Unitholder, (b) the number of Units beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the Fair Market Value of the equity securities of the Company or any Subsidiary thereof, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article XIII.
Section 13.8   No Effect on Fiduciary Obligations.   Nothing contained in this Article XIII shall be construed to relieve the members of the Board of Directors or an Interested Unitholder from any fiduciary obligation imposed by applicable law or this Agreement.
Section 13.9   Miscellaneous.   In addition to any affirmative vote required by applicable law or this Agreement, the affirmative vote of a majority of the then-Outstanding Voting Units held by the holders of record of Outstanding Voting Units (excluding Units held by the Interested Unitholder or an Affiliate or Associate of an Interested Unitholder) shall be required to approve the sale or transfer by an Interested Unitholder or an Affiliate or Associate of an Interested Unitholder to the Company or any Subsidiary of the Company (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary of the Company in exchange for cash or securities of the Company or any Subsidiary of the Company. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any National Securities Exchange or otherwise.
Section 13.10   Conversion to a Delaware Limited Partnership.   Notwithstanding anything to the contrary contained in this Agreement, if the Board of Directors determines, in its sole discretion, that it is in the interest of the Company to do so, the Board of Directors may effect the conversion of the Company from a Delaware limited liability company to a Delaware limited partnership, and may effect such change by merger or conversion or otherwise under applicable law, in each case, without the consent of any Unitholder or any other Person.
ARTICLE XIV
AMENDMENTS
Section 14.1   Amendments of Other Provisions.   Subject to Section 3.4(b) and Section 14.5, the Other Provisions may be amended, but only in the following manner: first, the Board of Directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and second, it shall call a special meeting of Unitholders entitled to vote thereon for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of Unitholders. Such special or annual meeting shall be called and held upon notice in accordance with the provisions of Article VI. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby. At the meeting a vote of the Unitholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment to the Other Provisions shall be effective upon the affirmative vote of a majority of the voting power of the Outstanding Voting Units entitled to vote, present in person or represented by proxy, at a meeting of Unitholders.
Section 14.2   Amendment of Bylaw Provisions.
(a)   Subject to Section 3.4(b) and Section 14.5, the Bylaw Provisions may be amended by resolution adopted by affirmative vote of a majority of the Entire Board of Directors; provided, however, that Section 11.6 and this Section 14.2(a) may not be amended without the affirmative vote of a majority of the voting power of the Voting Units entitled to vote, present in person or represented by proxy, at a meeting of Unitholders; provided further, however, that for so long as the Management Services Agreement is in effect, Section 9.16, Article XI, this Section 14.2(a) and Section 14.2(c) may not be amended without the prior written consent of the Manager.
(b)   This Agreement may be amended to add new provisions hereto in the manner set forth in Section 14.2(a) if the new provision (i) is not inconsistent with the DGCL, any DGCL-Implementing Provision or any Charter Provision, and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the bylaws of such corporation.
(c)   The Board of Directors may authorize any of the officers of the Company to execute any amendment to this Agreement that is adopted in accordance with this Section 14.2.
Section 14.3   Amendment of Charter Provisions.
(a)   Subject to Section 3.4(b), Section 14.3(b), Section 14.3(c) and Section 14.5, the Charter Provisions may be amended in the same manner as provided in Section 14.1 relating to an amendment of the Other Provisions, except that such amendment shall be effective upon its approval by a Unit Majority.
(b)   Without limiting Section 3.4(b), the holders of the Units of a class shall be entitled to vote as a class upon a proposed amendment to the Charter Provisions, whether or not otherwise entitled to vote thereon by this Agreement, if the amendment would increase or decrease the aggregate number of authorized Units of such class or alter or change the powers, preferences, or special rights of the Units of such class, in each case so as to affect them adversely. Notwithstanding the foregoing, if any proposed amendment to the Charter Provisions would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the Units of the series so affected by the amendment shall be considered a separate class for the purposes of this Section 14.3.
(c)   Whenever the Charter Provisions shall require a vote by the holders of any class or series of Units, or by the holders of any other securities having voting power the vote of a greater number or proportion than is otherwise required by this Agreement, the Charter Provision requiring such greater vote shall not be altered, amended or repealed except by such greater vote.
(d)   This Agreement may be amended to add new provisions hereto in the manner set forth in this Section 14.3 (including, if applicable, Section 14.3(b) and Section 14.3(c)) if the new provision (i) is not inconsistent with the DGCL or any DGCL-Implementing Provision and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the certificate of incorporation of such corporation.
Section 14.4   Amendment of DGCL-Implementing Provisions.   Subject to Section 3.4(b) and Section 14.5, the DGCL-Implementing Provisions may be amended, but only in the same manner as provided in Section 14.1 relating to an amendment of the Other Provisions; provided, however, that such amendment shall be effective upon its approval by a Unit Majority, and notwithstanding the foregoing, if the Board of Directors determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in this Agreement (whether as a result of the development in jurisprudence or otherwise) (a “New Implementation”), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended under Section 14.2(a).
Section 14.5   Amendments to be Adopted Solely By the Board.   Notwithstanding Section 14.1, Section 14.2, Section 14.3 or Section 14.4 or any other provision of this Agreement, the Board of Directors, without the approval of any Unitholder or other Person, may amend any provision of this Agreement:
(a)   to reflect a change in the name of the Company, the registered agent of the Company or the registered office of the Company;
(b)   to adopt any amendment expressly permitted by this Agreement to be made by the Board of Directors, acting alone, including as permitted by Section 4.3(b), Section 7.2(b) and Section 12.15(b);
(c)   in the event any provision of the DGCL or the Act is enacted, amended or revoked, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate to reflect the change effected by such enactment, amendment or revocation to the DGCL or the Act;

(d)   pursuant to any Preferred Unit Designation or in connection with any creation or issuance of Preferred Units pursuant to Section 3.5(a);
(e)   if any term or provision of this Agreement is determined, in a final and nonappealable Order, to be illegal or invalid for any reason, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate so as to, as closely as possible in a manner acceptable to the Board, effect the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of MIC Corp. in effect immediately prior to the Effective Time;
(f)   to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;
(g)   to address changes in the Code, U.S. Treasury Regulations, legislation or interpretation;
(h)   to the extent it does not adversely affect the Unitholders considered as a whole or Unitholders holding any particular class or series of Units as compared to Unitholders holding any other classes or series of Units, in each case, in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, Order or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Act), (ii) facilitate the trading of Units (including the division of any class or series of Outstanding Units into different classes or series to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed, or (iii) effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement;
(i)   to effect a change in the Fiscal Year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company;
(j)   to implement a decision of the Board of Directors to cause the Company to elect to be treated as a corporation for U.S. Federal income tax purposes in accordance with Section 16.5;
(k)   to effect the conversion of the Company from a Delaware limited liability company to a Delaware limited partnership and any other changes that the Board of Directors determines to be necessary or appropriate in connection therewith; and
(l)   to correct any provision of this Agreement that, as a result of a typographical error or other inaccuracy, does not implement the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of MIC Corp. in effect immediately prior to the Effective Time.
Section 14.6   Execution/Effectiveness.   Any amendments duly adopted in accordance with the terms of this Agreement may be executed by the Attorney-in-Fact on behalf of all Unitholders in accordance with the power of attorney set forth in Section 2.9. Notwithstanding the foregoing, upon obtaining such approvals required by this Agreement and without further action or execution by any other Person, including any Unitholder, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by an Officer authorized to do so by the Board of Directors and (ii) the Unitholders shall be deemed a party to and bound by such amendment of this Agreement.
ARTICLE XV
RECORDS AND FILINGS
Section 15.1   Books and Records .   The Company, other than as provided in the Management Services Agreement, shall keep or cause to be kept at its principal office appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Unitholders any information, lists and copies of documents required to be provided pursuant to applicable law. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Unitholders, books of account and records of Company proceedings, may be kept in electronic or any other paper or non-paper form, provided that the books and records so maintained are convertible into paper form within a reasonable period of time.
Section 15.2   Tax Returns; Filings.   At the Company’s expense, the Board of Directors will cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Board of Directors, at the Company’s expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative authorities, all reports required to be filed by the Company with those entities under then current applicable laws, rules and regulations.
ARTICLE XVI
TAX MATTERS
Section 16.1   Tax Returns and Information.   Necessary tax information shall be made available to each Unitholder as soon as reasonably practicable after the end of the Fiscal Year of the Company. Each Unitholder shall be required to report for all tax purposes consistently with such information provided by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.
Section 16.2   Tax Elections.   The Board of Directors shall, in its sole discretion, without any further consent of the Unitholders being required (except as specifically required herein), make, refrain from making or revoke any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, including, without limitation, any election: (x) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Company’s U.S. federal, state, local or foreign tax returns; (y) to the extent provided in Code Section 6226, and (z) pursuant to Section 754 of the Code.
Section 16.3   Tax Matters.   The Manager is specifically authorized to act as the “Partnership Representative” under the Code and in any similar capacity under state or local law. The Partnership Representative shall have and exercise any authority permitted the Partnership Representative under the relevant Partnership Audit Rules; take whatever steps the Partnership Representative, in its reasonable discretion, deems necessary or desirable to perfect such designation and exercise such authority, including filing any forms and documents with the IRS or any other tax authority; and, in consultation with the Board of Directors, take such other action as may from time to time be required or authorized under applicable law, including representing the Company and the Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unitholders in their capacities as Unitholders, and filing any tax returns and executing any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unitholders with respect to such tax matters or otherwise affect the rights of the Company and the Unitholders. The Unitholders shall cooperate and take such actions as the Partnership Representative in its reasonable discretion requests in connection with the foregoing.
Section 16.4   Withholding.
(a)   Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required or be necessary or appropriate to cause the Company or any of its Subsidiaries to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446, 1471 through 1474 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Unitholder (including by reason of Section 1446 of the Code), the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Section 8.1 in the amount of such withholding from such Unitholder. Upon request, each Unitholder shall provide the Company with a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8 and other tax documentation or information reasonably required in connection with the Company.
(b)   If the Company makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Company on behalf of any Unitholder, the principles of the foregoing clause

(a) of this Section 16.4 shall apply with respect to any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law applicable to such distribution.
Section 16.5   Election to be Treated as a Corporation; Treatment as a Partnership. Notwithstanding anything to the contrary contained herein, the Company will undertake such steps to preserve its status as a partnership for U.S. federal tax purposes and will use reasonable efforts not to undertake any activity or fail to take any action that will (i) cause the Company to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes; provided, however, that if the Board of Directors determines, in its sole discretion, that it is no longer in the interests of the Company to continue as a partnership for U.S. federal income tax purposes, then the Board of Directors may, by the affirmative vote of at least a majority of the Entire Board of Directors, and without any further consent of the Unitholders being required, cause the Company to elect to be treated as a corporation for U.S. federal income tax purposes, provided, however, that such action shall be taken only if (i) the Board of Directors first obtains an opinion from a nationally recognized financial advisor to the effect that it expects the market valuation of the Company to be significantly lower as a result of the Company continuing to be treated as a partnership for U.S. federal income tax purposes than if the Company instead elected to be treated as a corporation for U.S. federal income tax purposes and (ii) the effective date for such election shall not precede the earlier of (A) the earliest date allowed by applicable U.S. federal income tax law or regulations and (B) any earlier date provided for in a closing agreement or otherwise agreed to by the Internal Revenue Service.
ARTICLE XVII
DISSOLUTION AND WINDING UP
Section 17.1   Dissolution Events.   The Company shall be dissolved only upon any of the following events:
(a)   upon the approval by a Unit Majority of a Board Initiated Dissolution;
(b)   if all Unitholders holding Voting Units shall consent in writing;
(c)   by the Board of Directors at any time following a sale or other disposition of all or substantially all of the assets of the Company;
(d)   at any time there are no members of the Company unless the Company is continued without dissolution in a manner permitted by the Act; or
(e)   the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.
Section 17.2   The Liquidator.   Upon dissolution of the Company in accordance with Section 17.1, the Board of Directors shall select one or more Persons (which could be the Board of Directors) to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by the Board of Directors. The Liquidator (if other than the Board of Directors) may be removed at any time, with or without cause, by notice of removal approved by the Board of Directors. Upon the removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall thereafter be appointed by the Board of Directors. Except as expressly provided in this Agreement, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 13.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up of the Company as provided for herein.
Section 17.3   Winding Up.   Upon the occurrence of the dissolution of the Company in accordance with Section 17.1, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Unitholders. The Liquidator shall be responsible for overseeing the winding up of the Company. The Liquidator shall take full account of the Company’s liabilities and assets and shall cause the assets of the Company or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by applicable law, in the following order:
(a)   First, to creditors (including Unitholders who are creditors, to the extent otherwise permitted by applicable law) in satisfaction of all of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Unitholders under Section 18-601 or 18-604 of the Act;
(b)   Second, except as provided in this Agreement, to Unitholders and former Unitholders in satisfaction of liabilities for distributions under the Act; and
(c)   The balance, if any, to the Common Unitholders and Preferred Unitholders, if any, in accordance with Section 3.3(d) and any Preferred Unit Designation.
Section 17.4   Termination.   The Liquidator shall use commercially reasonable efforts to complete the winding up within three (3) years from the date of dissolution of the Company. Upon completion of the winding up, including distribution of the Company’s assets as provided in this Agreement, the Board of Directors or the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.
Section 17.5   Effect of Bankruptcy.   Notwithstanding any other provision of this Agreement, the Bankruptcy of a Unitholder shall not cause such Unitholder to cease to be a member of the Company, and upon the occurrence of such an event the Company shall continue without dissolution.
Section 17.6   Revocation of Dissolution.   Following the dissolution of the Company in accordance with Section 17.1, the dissolution of the Company may be revoked in accordance with the Act.
Section 17.7   No Capital Account Restoration.   No Unitholder shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE XVIII
MISCELLANEOUS
Section 18.1   Fiscal Year and Taxable Year.   The fiscal year of the Company (the “Fiscal Year”) shall be a year ending December 31. The Board of Directors in its sole discretion may change the Fiscal Year at any time and from time to time and shall notify Unitholders of such change in the next regular communication by the Company to Unitholders. The taxable year of the Company shall be determined under Section 706 of the Code and the applicable U.S. Treasury Regulations.
Section 18.2   Seal.   The seal of the Company, if any, shall be such as from time to time may be approved by the Board of Directors.
Section 18.3   Representation of Shares of Other Companies.   The Chairman of the Board, the Chief Executive Officer, the Secretary or any other Person authorized by the Board of Directors or the Chief Executive Officer, is authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all interests of any other entity or entities held, directly or indirectly, by the Company. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.
Section 18.4   Binding Effect.   Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Unitholders and their respective successors, transferees and assigns.
Section 18.5   Time.   In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close.
Section 18.6   Headings.   Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 18.7   Severability.   If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Agreement (including all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.
Section 18.8   Counterpart Execution.   This Agreement may be executed in any number of counterparts with the same effect as if all of the Unitholders had signed the same document. All counterparts shall be construed together and shall constitute one agreement. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission, including via Docusign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person.
Section 18.9   Effectiveness.   This Agreement amends and restates the Original Agreement in its entirety and is effective immediately prior to the Effective Time.
Section 18.10   Governing Law.   The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.
Section 18.11   Forum Selection Clause.   Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or Proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any Unitholder, Director, Officer or other employee of the Company to the Company or the Company’s Unitholders; (c) any action asserting a claim arising pursuant to any provision of the Act, the DGCL or this Agreement; (d) any action to interpret, apply, enforce or determine the validity of this Agreement or (e) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in Units shall be deemed to have notice of and to have consented to the provisions of this Section 18.11.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the [•] day of [•], 2021.
MACQUARIE INFRASTRUCTURE CORPORATION
By:

Name:
Christopher Frost

Title:
Chief Executive Officer

By:

Name:
Nick O’Neil

Title:
Chief Financial Officer

ANNEX C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262. Appraisal Rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
[Repealed.]

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its shareholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such shareholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify shareholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers

Indemnification
The LLC Agreement provides for indemnification of Holdings LLC’s officers and directors to the fullest extent permitted by the DGCL, as it may be amended or judicially interpreted, as if Holdings LLC were a Delaware corporation governed by the DGCL and such directors and officers were directors or officers of a Delaware corporation.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses actually and reasonably incurred in connection with an action or proceeding to which such person is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Pursuant to the LLC Agreement, we will indemnify, to the fullest extent permitted by the DGCL as if Holdings LLC were a Delaware corporation governed by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was our director or officer, or is or was our director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests. With respect to an action or suit by us or in our right to procure a judgment in our favor, we will not indemnify any such person in respect of any claim, issue or matter as to which such person is found to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit is brought determines otherwise.
We will not be obligated to indemnify any person in connection with any proceeding (or any part of any proceeding): (i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (ii) for an accounting or disgorgement of profits under the Exchange Act or other applicable law, if such person is held liable therefor (including pursuant to any settlement arrangements); (iii) for any reimbursement of us by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of our securities, as required in each case under the Exchange Act, if such person is held liable therefor (including pursuant to any settlement arrangements); (iv) initiated by such person, including any proceeding (or any part of any proceeding) initiated by such person against us or our directors, officers, employees, agents or other indemnitees, unless (a) authorized by our board of directors prior to its initiation, (b) provided for, in our sole discretion, pursuant to the powers vested in us under applicable law or (c) otherwise required under the LLC Agreement or the DGCL; or (v) if prohibited by applicable law.
The indemnification provisions contained in the LLC Agreement are not exclusive of any other rights to which a person may be entitled by any statute, bylaw, agreement or vote of unitholders or disinterested directors or otherwise.
Exculpation
The LLC Agreement provides that, to the fullest extent permitted under Section 102(b)(7) of the DGCL for a corporation, as if Holdings LLC were a Delaware corporation governed by the DGCL, as may be amended to further eliminate or limit the personal liability of directors, a director of Holdings LLC shall not be liable to Holdings LLC or the unitholders of Holdings LLC for monetary damages for breach of a fiduciary duty in the same manner as if Holdings LLC was a Delaware corporation and Holdings LLC directors and unitholders were directors and stockholders of a Delaware corporation.
Section 102 of the DGCL allows a corporation to eliminate the personal liability for monetary damages of directors of a corporation to the corporation or its stockholders for a breach of fiduciary duty as a director, except for (i) any breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorization of the payment of a dividend or approval of a stock repurchase in violation of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.
Insurance
Pursuant to the LLC Agreement, Holdings LLC may maintain insurance to cover any person who is or was one of its directors, officers, employees or agents, or a director, officer, employee or agent of a subsidiary of Holdings LLC or is or was serving at the request of Holdings LLC or its subsidiaries as a director, officer, employee or agent of another entity against any liability asserted against him or her in that capacity, or arising out of his or her status as such.
Item 21.
Exhibits and Financial Statement Schedules

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.
Item 22.
Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)
The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(f)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of March, 2021.
MACQUARIE INFRASTRUCTURE HOLDINGS, LLC
By:
Macquarie Infrastructure Corporation, its sole member and manager

By:
/s/ Christopher Frost

Name:
Christopher Frost

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of Macquarie Infrastructure Corporation, as managing member of the registrant, in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher Frost Christopher Frost	Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2021
* Nick O’Neil	Chief Financial Officer (Principal Financial Officer)	March 30, 2021
* Robert Choi	Principal Accounting Officer	March 30, 2021
* Martin Stanley	Chairman of the Board of Directors	March 30, 2021
* Norman H. Brown, Jr.	Lead Independent Director	March 30, 2021
* Amanda Brock	Director	March 30, 2021
* Maria J. Dreyfus	Director	March 30, 2021

Signature	Title	Date
* Ronald Kirk	Director	March 30, 2021
* Henry E. Lentz	Director	March 30, 2021
* Ouma Sananikone	Director	March 30, 2021

*By:
/s/ Christopher Frost

Christopher Frost
As Attorney-In-Fact

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 30, 2021, by and among Macquarie Infrastructure Holdings, LLC, Macquarie Infrastructure Corporation and Plum Merger Sub, Inc. (attached as Annex A to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).**
3.1	Certificate of Formation of Macquarie Infrastructure Holdings, LLC.*
3.2	Limited Liability Company Agreement of Macquarie Infrastructure Holdings, LLC.*
3.3	Form of Amended and Restated Limited Liability Company Agreement of Macquarie
Infrastructure Holdings, LLC (attached as Annex B to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference). The Amended and Restated
Limited Liability Company Agreement of Macquarie Infrastructure Holdings, LLC will be adopted as Macquarie Infrastructure Holdings, LLC’s limited liability company agreement prior to the effective time of the merger.**
4.1	Form of specimen unit certificate for common units representing limited liability company interests in Macquarie Infrastructure Holdings, LLC. **
4.2	Senior Debt Securities Indenture, dated as of July 15, 2014, by and among Macquarie Infrastructure Company LLC and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K filed with the SEC on July 18, 2014).
4.3	Third Supplemental Indenture, dated as of October 13, 2016, by and among Macquarie
Infrastructure Corporation and Wells Fargo Bank, National Association, as Trustee (including the form of 2.00% Convertible Senior Note due 2023) (incorporated by reference to Exhibit 4.1 of
Macquarie Infrastructure Corporation’s Current Report on Form 8-K filed with the SEC on
October 14, 2016).
5.1	Opinion of White & Case regarding the legality of the common units to be issued.**
8.1	Opinion of White & Case regarding certain U.S. federal income tax matters.**
10.1	Third Amended and Restated Management Services Agreement by and among the Registrant,
MIC Ohana Corporation and Macquarie Infrastructure Management (USA) Inc. (incorporated by reference to Exhibit 4.1 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K
filed with the SEC on May 21, 2015).
10.2	Limited Waiver, dated October 30, 2018, of Macquarie Infrastructure Management (USA) Inc. (incorporated by reference to Exhibit 10.1 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K filed with the SEC on October 31, 2018).
10.3	Form of Fourth Amended and Restated Management Services Agreement, by and among Macquarie Infrastructure Holdings, LLC, Macquarie Infrastructure Corporation, MIC Ohana Corporation and Macquarie Infrastructure Management (USA) Inc.**
10.4	Disposition Agreement, dated October 30, 2019, among Macquarie Infrastructure Corporation,
MIC Ohana Corporation and Macquarie Infrastructure Management (USA) Inc. (incorporated by reference to Exhibit 10.1 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K
filed with the SEC on October 31, 2019).
10.5	Form of Amended and Restated Disposition Agreement, by and among Macquarie Infrastructure
Holdings, LLC, Macquarie Infrastructure Corporation, MIC Ohana Corporation and Macquarie
Infrastructure Management (USA) Inc.**

Exhibit No.	Description
10.6	Amended and Restated Registration Rights Agreement between the Registrant and Macquarie Infrastructure Management (USA) Inc. (incorporated by reference to Exhibit 4.2 of Macquarie Infrastructure Corporation’s Current Report on Form 8-K filed with the SEC on May 21, 2015).
10.7	Form of Second Amended and Restated Registration Rights Agreement between Macquarie Infrastructure Holdings, LLC and Macquarie Infrastructure Management (USA) Inc.**
10.8	Macquarie Infrastructure Company LLC 2014 Independent Directors Equity Plan (incorporated by reference to Appendix A of Macquarie Infrastructure Corporation’s Definitive Proxy Statement
filed on April 4, 2014).
10.9	Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan (incorporated by reference to Appendix A of Macquarie Infrastructure Corporation’s Definitive Proxy Statement filed on April 1, 2016).
10.10	Amendment No. 1 to Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan (incorporated by reference to Appendix A of Macquarie Infrastructure Corporation’s Definitive Proxy Statement filed with the SEC on April 2, 2019).
10.11	Credit Agreement, dated as of December 6, 2018, among Atlantic Aviation FBO Inc., Atlantic
Aviation FBO Holdings LLC, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders party thereto (incorporated by reference to Exhibit 10.17 of Macquarie
Infrastructure Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31,
2018).
10.12	First Amendment, dated as of April 29, 2020, to the Credit Agreement, dated as of December 6,
2018, among Atlantic Aviation FBO Inc., Atlantic Aviation FBO Holdings LLC, JPMorgan Chase
Bank, N.A., as administrative agent and the lenders party thereto (incorporated by reference to
Exhibit 10.1 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the
quarter ended March 31, 2020, filed with the SEC on May 5, 2020).
10.13	Note Purchase Agreement, dated as of August 8, 2012, among The Gas Company, LLC and the purchasers named therein, with respect to the issuance of 4.22% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 10.1 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).
10.14	Credit Agreement, dated as of February 10, 2016, among HGC Holdings LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016).
10.15	Credit Agreement, dated as of February 10, 2016, among The Gas Company LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016).
10.16	Amendment No. 1, dated as of February 21, 2017, to the Amended and Restated Credit
Agreement, dated as of February 10, 2016, among HGC Holdings LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of
Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended
March 31, 2017).
10.17	Amendment No. 1, dated as of February 21, 2017, to the Amended and Restated Credit Agreement, dated as of February 10, 2016, among The Gas Company LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 of Macquarie Infrastructure Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017).

Exhibit No.	Description
10.18	Amendment No. 2, dated as of February 12, 2018, to the Amended and Restated Credit
Agreement, dated as of February 10, 2016, among HGC Holdings LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.24 of Macquarie Infrastructure Corporation’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2017).
10.19	Amendment No. 2, dated as of February 12, 2018, to the Amended and Restated Credit Agreement, dated as of February 10, 2016, among The Gas Company LLC, Wells Fargo Bank N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.25 of Macquarie Infrastructure Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of Macquarie Infrastructure Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020).
23.1	Consent of KPMG LLP**
23.2	Consent of White & Case LLP (included in opinions filed as Exhibits 5.1 and 8.1)**
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Form of Proxy Card of Macquarie Infrastructure Corporation**

*
Previously filed.

**
Filed herewith.